 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 12, 1994
                                                        Registration No. 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           --------------------------
                         MERCANTILE BANCORPORATION INC.
             (Exact name of registrant as specified in its charter)
          MISSOURI                           6712                 43-0951744
(State or other jurisdiction          (Primary Standard        (I.R.S. Employer
    of incorporation or           Industrial Classification     Identification
       organization)                      Code Number)               Number)

                                  P.O. Box 524
                         St. Louis, Missouri  63166-0524
                                 (314) 425-2525
    (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------
                               RALPH W. BABB, JR.
                                  Vice Chairman
                         Mercantile Bancorporation Inc.
                                  P.O. Box 524
                         St. Louis, Missouri  63166-0524
                                 (314) 425-2525
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                           --------------------------
                                      Copy to:
    JON W. BILSTROM, ESQ.       ROBERT M. LaROSE, ESQ.   THOMAS M. WALSH, ESQ.
General Counsel and Secretary     Thompson & Mitchell   Suelthaus & Kaplan, P.C.
Mercantile Bancorporation Inc.   One Mercantile Center   7733 Forsyth Boulevard
        P.O. Box 524                  St. Louis,               St. Louis,
         St. Louis,                 Missouri 63101           Missouri 63105
    Missouri 63166-0524             (314) 231-7676           (314) 727-7676
       (314) 425-2525

                           --------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                           --------------------------

                        CALCULATION OF REGISTRATION FEE
====================================================================================================================================
       Title of each class of           Amount to be         Proposed maximum              Proposed maximum            Amount of
     securities to be registered         registered      offering price per unit(2)  aggregate offering price (2)   registration fee
- ------------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $5.00 par value (1)   1,731,142 shares          $37.50                       $61,220,138               $21,110.54
====================================================================================================================================

     (1) Includes one attached Preferred Share Purchase Right per share.

     (2) Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Rule 457(f), and based upon the average of the high and low sale prices of the Common Stock, $1.00 par value, of UNSL Financial Corp. as reported by
         Nasdaq on September 7, 1994, of which up to 1,632,537 will be cancelled or received by the registrant in the exchange.

                           --------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                            MERCANTILE BANCORPORATION INC.

                CROSS REFERENCE SHEET FURNISHED PURSUANT TO ITEM 501(b)
              OF REGULATION S-K SHOWING HEADING OR LOCATION IN PROSPECTUS
                OF INFORMATION REQUIRED BY ITEMS IN PART I OF FORM S-4
              -----------------------------------------------------------
Form S-4 Item Number and Caption                      Heading or Location in Prospectus
- --------------------------------                      ---------------------------------
  A.  Information about the Transaction

      1.    Forepart of Registration                    Facing Page; Cross Reference Sheet; Outside
            Statement and Outside Front                 Front Cover Page of Prospectus
            Cover Page of Prospectus

      2.    Inside Front and Outside Back               Available Information; Incorporation of
            Cover Pages of Prospectus                   Certain Information by Reference; Table of
                                                        Contents

      3.    Risk Factors, Ratio of Earnings             Summary Information; Pro Forma Financial
            to Fixed Charges and Other                  Information
            Information

      4.    Terms of the Transaction                    Summary Information; Incorporation of
                                                        Certain Information by Reference; Terms of
                                                        the Proposed Merger; Certain Federal Income
                                                        Tax Consequences of the Merger; Information
                                                        Regarding MBI Common Stock

      5.    Pro Forma Financial                         Pro Forma Financial Information
            Information

      6.    Material Contacts with the                  Summary Information; Terms of the
            Company Being Acquired                      Proposed Merger

      7.    Additional Information Required             Not Applicable
            for Reoffering by Persons and
            Parties Deemed to be
            Underwriters

      8.    Interests of Named Experts and              Legal Matters
            Counsel

      9.    Disclosure of Commission                    Not Applicable
            Position on Indemnification for
            Securities Act Liabilities


                                    - i -

Form S-4 Item Number and Caption                      Heading or Location in Prospectus
- --------------------------------                      ---------------------------------

  B.  Information about the Registrant

      10.   Information with Respect to S-3             Incorporation of Certain Information by
            Registrants                                 Reference; Summary Information;
                                                        Information Regarding MBI Common Stock

      11.   Incorporation of Certain                    Incorporation of Certain Information by
            Information by Reference                    Reference

      12.   Information with Respect to S-2             Not Applicable
            or  S-3 Registrants

      13.   Incorporation of Certain                    Not Applicable
            Information by Reference

      14.   Information with Respect to                 Not Applicable
            Registrants Other Than S-2 or
            S-3 Registrants

  C.  Information About the Company Being Acquired

      15.   Information with Respect to S-3             Not Applicable
            Companies

      16.   Information with Respect to S-2             Available Information; Incorporation of
            or S-3 Companies                            Certain Information by Reference; Summary
                                                        Information; Information Regarding UNSL;
                                                        Consolidated Financial Statements

      17.   Information with Respect to                 Not Applicable
            Companies Other Than S-2 or
            S-3 Companies

  D.  Voting and Management Information

      18.   Information if Proxies, Consents            Information Regarding Special Meeting;
            or Authorizations are to be                 Incorporation of Certain Information by
            Solicited                                   Reference; Information Regarding UNSL

      19.   Information if Proxies, Consents            Not Applicable
            or Authorizations are not to be
            Solicited in an Exchange Offer

                   [UNSL FINANCIAL CORP. LETTERHEAD]
                          ---------------, 1994

Dear Stockholder:

     The Board of Directors cordially invites you to attend a Special Meeting of Stockholders of UNSL Financial Corp. ("UNSL") to be held at 2:00 P.M., Central Time, on ---------, -------------, at the
Lebanon Country Club, Highway 64, Lebanon, Missouri ("Special Meeting"). At this important meeting, you will be asked to consider and vote upon the Agreement and Plan of Reorganization dated as of July 12, 1994 (the "Merger Agreement"), pursuant to which UNSL will merge with and into a wholly owned subsidiary of Mercantile Bancorporation Inc. ("MBI").

     I have enclosed the following items relating to the Special
Meeting and the merger:

     1.     Proxy Statement/Prospectus;

     2.     Proxy card; and

     3.     A pre-addressed return envelope to UNSL for the proxy card.

The Proxy Statement/Prospectus and related proxy materials set forth, or incorporate by reference, financial data and other important information relating to UNSL and MBI and describe the terms and conditions of the proposed merger. The Board of Directors requests that you carefully review these materials before completing the enclosed proxy card or attending the Special
Meeting.

     THE BOARD OF DIRECTORS OF UNSL CAREFULLY CONSIDERED AND APPROVED THE TERMS OF THE MERGER AGREEMENT AS BEING IN THE BEST INTEREST OF UNSL AND ITS STOCKHOLDERS. THE UNSL BOARD RECOMMENDS THAT
STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.
                  ---

     APPROVAL OF THE MERGER AGREEMENT IS A CONDITION TO THE CONSUMMATION OF THE MERGER. Accordingly, it is important that your shares be represented at the Special Meeting, whether or not you plan to attend the Special Meeting in person. Please complete, sign and date the enclosed proxy card and return it to UNSL in the enclosed pre-addressed envelope which requires no postage if mailed within the United States. If you later decide to attend the Special Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Special Meeting, you may do so and your proxy will have no further effect. You may revoke your proxy by delivering to the Secretary of UNSL a written notice of revocation or another proxy relating to the same shares bearing a later date than the proxy being revoked or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute a revocation of an earlier dated proxy.

     If you need assistance in completing your proxy card or if you have any questions about the Proxy Statement/Prospectus, please feel free to contact John W. Donald at (417) 588-4111.

                                  Sincerely,


                                  J. C. Benage
                                  President and Chairman of the Board

                        UNSL FINANCIAL CORP.
                          201 N. Jefferson
                      Lebanon, Missouri  65536

              NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                             To Be Held
                         ------------, 1994

TO THE STOCKHOLDERS OF UNSL:

     Notice is hereby given that a Special Meeting of Stockholders of UNSL FINANCIAL CORP., a Delaware corporation ("UNSL"), will be held at the Lebanon Country Club, Highway 64, Lebanon, Missouri on --------,
- ------------, 1994, at Central Time, for the following purposes:

     (1) To consider and vote upon the adoption and approval of the Agreement and Plan of Reorganization dated as of July 12, 1994, pursuant to which UNSL will merge (the "Merger") with and into Ameribanc, Inc., a Missouri corporation and wholly owned subsidiary of Mercantile Bancorporation Inc. ("MBI"), in a transaction which would result in the business and operations of UNSL being continued through such wholly owned subsidiary, and whereby, upon the consummation of the Merger, each share of UNSL Common Stock will be converted into the right to receive 1.0604 shares of MBI Common Stock, as set forth in detail in the attached Proxy Statement/Prospectus.

     (2) To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     The record date for determining the stockholders entitled
to receive notice of, and to vote at, the Special Meeting or any adjournment thereof has been fixed as of the close of business on
- ----------------.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTE AT THE SPECIAL MEETING BY FOLLOWING THE PROCEDURES SET FORTH IN THE ACCOMPANYING PROXY STATEMENT/ PROSPECTUS.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    Thelma A. Benner
                                    Secretary-Treasurer
Lebanon, Missouri
- ----------, 1994

                    MERCANTILE BANCORPORATION INC.
                              PROSPECTUS



                         UNSL FINANCIAL CORP.
                            PROXY STATEMENT
                    SPECIAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON ------------, 1994

     This Prospectus of Mercantile Bancorporation Inc. ("MBI") relates to up to 1,731,142 shares of Common Stock, $5.00 par value, and attached Preferred Share Purchase Rights (the "Rights"), of MBI (the Common Stock and Rights are collectively referred to herein as the "MBI Common Stock"), to be issued to the stockholders of UNSL Financial Corp., a Delaware corporation ("UNSL"), upon consummation of the proposed merger (the "Merger") of UNSL with and into Ameribanc, Inc., a Missouri corporation ("ABNK") and wholly owned subsidiary of MBI. Upon receipt of the requisite stockholder and regulatory approvals, the Merger will be consummated pursuant to the terms of the Agreement and Plan of Reorganization dated as of July 12, 1994 (the "Merger Agreement"), by and among MBI, ABNK and UNSL. This Prospectus also serves as the Proxy Statement of UNSL for use in connection with the Special Meeting of Stockholders of UNSL (the "Special Meeting"), which will be held on ------------, 1994, at the time and place and for the purposes stated in the Notice of Special Meeting of Stockholders accompanying this Proxy Statement/Prospectus.

     Pursuant to the Merger, MBI will issue up to an aggregate of 1,731,142 shares of MBI Common Stock. Upon consummation of the Merger, the business and operations of UNSL will be continued through ABNK and each share of UNSL common stock, $1.00 par value ("UNSL Common Stock") will be converted into the right to receive
1.0604 shares of MBI Common Stock. The fair market value of MBI Common Stock to be received pursuant to the Merger may fluctuate and at the consummation of the Merger may be more or less than the current fair market value of such shares. See "TERMS OF THE PROPOSED MERGER - General Description of the Merger." No fractional shares of MBI Common Stock will be issued in the Merger, but cash will be paid in lieu of such fractional shares. See "TERMS OF THE PROPOSED MERGER - Fractional Shares."

     The transaction is intended to qualify as a tax-deferred reorganization under the Internal Revenue Code of 1986, as amended (the "Code"). The Merger generally is intended to achieve certain tax-deferral benefits for federal income tax purposes for UNSL stockholders. See "SUMMARY INFORMATION - Federal Income Tax Consequences in General" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER."

     MBI Common Stock is traded on the New York Stock Exchange
(the "NYSE") under the symbol "MTL." On ----------, 1994 the closing sale price for MBI Common Stock as reported on the NYSE
Composite Tape was $-----.

     This Proxy Statement/Prospectus, the Notice of Special
Meeting and the form proxy were first mailed to the stockholders of UNSL on or about ----------, 1994.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The date of this Proxy Statement/Prospectus is ----------, 1994.

                      AVAILABLE INFORMATION
                      ---------------------

     MBI and UNSL are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by MBI and UNSL with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W.,
Washington, D.C. 20549 and at the Commission's regional offices located at Suite 1300, Seven World Trade Center, New York, New York 10048 and Room 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. MBI Common Stock is listed on the New York Stock Exchange (the "NYSE"), and such reports, proxy statements and other information concerning MBI are available for inspection and copying at the offices of the NYSE, 20 Broad Street, New York, New York 10005. UNSL Common Stock is quoted on the Nasdaq National Market System ("Nasdaq"), and such reports, proxy statements and other information concerning UNSL are available for inspection and copying at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20006.

     This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4 and exhibits thereto (the "Registration Statement") covering the securities offered hereby which has been filed by MBI with the Commission. As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus omits certain information contained or incorporated by reference in the Registration Statement. Statements contained in this Proxy Statement/Prospectus provide a summary of the contents of any contract or other document referenced herein but are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. For such further information, reference is made to the Registration Statement.


         INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
         -------------------------------------------------

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS, EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED THEREIN, ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST. DOCUMENTS RELATING TO MBI MAY BE REQUESTED FROM JON W. BILSTROM, GENERAL COUNSEL AND SECRETARY, MERCANTILE BANCORPORATION INC., P.O. BOX 524, ST. LOUIS, MISSOURI 63166-0524, TELEPHONE (314) 425-2525. DOCUMENTS RELATING TO UNSL MAY BE REQUESTED FROM JOHN W. DONALD, UNSL FINANCIAL CORP., 201 N. JEFFERSON, LEBANON, MISSOURI 65536, TELEPHONE (417) 588-4111. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY
- ----------, 1994.

     The following documents filed with the Commission by MBI under the Exchange Act are incorporated herein by reference:

     (a)    MBI's Report on Form 10-K for the year ended
            December 31, 1993.

     (b)    MBI's Reports on Form 10-Q for the quarters ended
            March 31 and June 30, 1994.

     (c)    MBI's Current Reports on Form 8-K dated February 11,
            1994 and June 17, 1994.

     (d)    The description of MBI's Common Stock set forth in
            Item 1 of MBI's Registration Statement on Form 8-A, dated March 5, 1993, and any amendment or report filed for the purpose of updating such description.

     (e)    The description of MBI's Preferred Share Purchase
            Rights set forth in Item 1 of MBI's Registration
            Statement on Form 8-A, dated March 5, 1993, and any amendment or report filed for the purpose of updating such description.

     The following documents filed with the Commission by UNSL under the Exchange Act are incorporated herein by reference:

     (a)    UNSL's Report on Form 10-K for the year ended
            December 31, 1993.

     (b)    UNSL's Reports on Form 10-Q for the quarters ended
            March 31 and June 30, 1994.

     (c)    UNSL's Current Report on Form 8-K dated July 20,
            1994.

     (d) The description of UNSL's Common Stock set forth in UNSL's Registration Statement on Form 8-A, dated February 21, 1990, and any amendment or report filed for the purpose of updating such description.

     All documents filed by MBI or UNSL pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and until the date of the Special Meeting shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed. The information relating to MBI and UNSL contained in this Proxy Statement/Prospectus does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a subsequent statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

     Any statements contained in this Proxy Statement/Prospectus involving matters of opinion, whether or not expressly so stated, are intended as such and not as representations of fact.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR
TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MBI OR UNSL. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF MBI COMMON STOCK TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT HERETO SHALL IMPLY OR CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MBI OR UNSL OR ANY OF THEIR SUBSIDIARIES OR IN THE INFORMATION SET FORTH HEREIN SUBSEQUENT TO THE DATE HEREOF.

                                          TABLE OF CONTENTS

                                                                                                                Page

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

SUMMARY INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
        Business of MBI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
        Business of ABNK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
        Business of UNSL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
        The Proposed Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
        Other Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
        Special Meeting of UNSL Stockholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
        Reasons for the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
        Opinion of Financial Advisor to UNSL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
        Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
        Waiver and Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
        Federal Income Tax Consequences in General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
        Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
        Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
        No Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
        Markets and Market Prices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
        Comparative Unaudited Per Share Data. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
        Summary Financial Data. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

INFORMATION REGARDING SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
        General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
        Date, Time and Place. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
        Record Date; Vote Required. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
        Voting and Revocation of Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
        Solicitation of Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

TERMS OF THE PROPOSED MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
        General Description of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
        Other Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
        Background of and Reasons for the Merger; Board Recommendations . . . . . . . . . . . . . . . . . . . . . 19
        Opinion of Financial Advisor to UNSL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
        Conditions of the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
        Termination of the Merger Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
        Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
        Closing Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
        Surrender of UNSL Stock Certificates and Receipt of MBI Common
           Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
        Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
        Certain Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
        Business Pending the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
        Waiver and Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
        Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
        Interests of Certain Persons in the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

                                    - 4 -

                                                                                                                Page

        Proposed Reorganization Following the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

PRO FORMA FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
        Comparative Unaudited Per Share Data. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
        Pro Forma Combined Consolidated Financial Statements (Unaudited). . . . . . . . . . . . . . . . . . . . . 34

INFORMATION REGARDING UNSL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
        Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
        Subsidiary Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
        Management's Discussion and Analysis of Financial Condition and
           Results of Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
        Supplementary Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

INFORMATION REGARDING MBI STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
        Description of MBI Common Stock and Attached Preferred Share
           Purchase Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
        Restrictions on Resale of MBI Stock by Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
        Comparison of the Rights of Stockholders of MBI and UNSL. . . . . . . . . . . . . . . . . . . . . . . . . 49

SUPERVISION AND REGULATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
        General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
        Certain Transactions with Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
        Payment of Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
        Capital Adequacy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
        Support of Subsidiary Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
        FIRREA and FDICIA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
        Depositor Preference Statute. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57

SHAREHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57

CONSOLIDATED FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58


ANNEXES

Annex A --
               Agreement and Plan of Reorganization between MBI and ABNK, and
               UNSL, dated July 12, 1994. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1

Annex B --
               Opinion of Stifel, Nicolaus & Company, Incorporated. . . . . . . . . . . . . . . . . . . . . . . .B-1

                                         SUMMARY INFORMATION
                                         -------------------

        The following is a summary of the important terms of the proposed Merger and related information discussed elsewhere in this Proxy Statement/Prospectus but does not purport to be complete and is qualified in its entirety by reference to the more detailed information which appears elsewhere in this Proxy Statement/Prospectus and the documents incorporated by reference herein. Stockholders of UNSL are urged to read this Proxy Statement/Prospectus in its entirety. All MBI per share data reflect a three-for-two stock split distributed in the form of a dividend on April 11, 1994.

BUSINESS OF MBI

        MBI, a Missouri corporation, was organized in 1970 and is a registered bank holding company under the federal Bank Holding
Company Act of 1956, as amended (the "BHCA").  At August 30, 1994,
MBI owned, directly or indirectly, all of the capital stock of Mercantile Bank of St. Louis National Association ("Mercantile Bank") and 40 other commercial banks which operate from 244 banking offices and 249 Fingertip Banking automated teller machines, including 25 off-premises machines, located throughout Missouri, southern Illinois, eastern Kansas and Iowa. MBI's services concentrate in four major lines of business -- consumer, corporate, investment banking and trust
services.   MBI also operates non-banking subsidiaries which provide
related financial services, including investment management, brokerage services and asset-based lending. As of June 30, 1994, MBI had 43,146,531 shares of its Common Stock issued and outstanding. As of June 30, 1994, MBI reported, on a consolidated basis, total assets of $11.9 billion, total deposits of $9.1 billion, total loans of $7.6 billion and shareholders' equity of $1.0 billion.

        In the first quarter of 1994, MBI completed the acquisition of United Postal Bancorp, Inc. ("UPB"), a Missouri-based holding company for United Postal Savings Association, which as of December 31, 1993 reported total assets of $1.3 billion and total deposits of $1.0 billion. Also during the first quarter of 1994, MBI acquired Metro Bancorporation, which as of December 31, 1993 reported total assets of $370 million and total deposits of $333 million. The acquisition of these entities was accounted for under the pooling-of-interests method of accounting and, accordingly, MBI has restated its consolidated financial statements for all periods reported herein. MBI has filed supplemental financial statements as of and for the years ended December 31, 1993, 1992 and 1991 in a Current Report on Form 8-K, dated June 17, 1994, which has been incorporated by reference into this Proxy Statement/Prospectus. On July 6, 1994, MBI entered into an agreement to acquire Wedge Bank ("Wedge"), located in Alton, Illinois. Wedge is an Illinois state-chartered bank which reported, as of June 30, 1994, total assets of $210 million, total deposits of $162 million, total loans of $113 million and shareholders' equity of $19 million.

        MBI's principal executive offices are located at One
Mercantile Center, St. Louis, Missouri 63101 and its telephone number is (314) 425-2525.

BUSINESS OF ABNK

        ABNK, a Missouri corporation, is a wholly owned subsidiary of MBI which was organized in 1991 and acquired by MBI in 1992. ABNK is a registered bank holding company under the BHCA. ABNK currently owns all of the capital stock of 15 banks which operate from 113 locations in Missouri. ABNK, which will continue to be a subsidiary of MBI, will be the surviving corporation upon consummation of the Merger with UNSL.

BUSINESS OF UNSL

        UNSL, a Delaware corporation, commenced operations in 1989 and is a savings and loan holding company under the Home Owners Loan
Act ("HOLA"). UNSL currently owns all of the issued and outstanding shares of capital stock of United Savings Bank ("United Savings"), a Missouri-chartered capital stock savings and loan association founded in 1924. United Savings operates from 20 locations in Southwest and Central Missouri. As of June 30, 1994, UNSL had 1,488,537 shares of its Common Stock issued and outstanding plus outstanding stock options for 144,000 shares which may be exercised prior to the consummation of the Merger. As of June 30, 1994, UNSL reported, on a consolidated basis, total assets of $464 million, total deposits of $376 million, total loans of $420 million and stockholders' equity of $39 million. See "INFORMATION REGARDING UNSL."

        UNSL's principal executive offices are located at 201 N.
Jefferson, Lebanon, Missouri and its telephone number is (417) 588-4111.

THE PROPOSED MERGER

        Subject to the satisfaction of the terms and conditions set forth in the Merger Agreement described below, UNSL will merge with and into ABNK. Upon consummation of the Merger, UNSL's corporate existence will terminate and ABNK will continue as the surviving entity. Simultaneously with the effectiveness of the Merger, each share of UNSL Common Stock will be converted into the right to receive 1.0604 shares of MBI Common Stock. Such consideration is subject to certain anti-dilution protections but is not adjustable based upon the operating results, financial condition or other factors affecting either MBI or UNSL prior to the consummation of the Merger. The fair market value of MBI Common Stock to be received pursuant to the Merger may fluctuate and at the consummation of the Merger may be more or less than the current fair market value of such shares.

        Society National Bank of Cleveland, Ohio, the transfer agent for MBI Common Stock, has been selected as the Exchange Agent (the "Exchange Agent") for purposes of effecting the conversion of UNSL Common Stock into MBI Common Stock.

        The Merger Agreement provides that the consummation of the Merger is subject to certain terms and conditions, including the approval of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of UNSL Common Stock and receipt of the requisite regulatory approvals and an opinion of counsel regarding certain federal income tax aspects of the transaction. For a discussion of each of the conditions to the Merger, see "TERMS OF THE PROPOSED MERGER - Conditions of the Merger." The Merger will be consummated and become effective on the date and at the time (the "Effective Time") that the certificate of merger is issued by the Missouri Secretary of State.

        Unless the parties otherwise agree, the date of the closing of the Merger (the "Closing Date") shall be no later than the first business day of the month beginning at least five business days after the month in which the last of the following events occurs
(i) the approval of the Merger Agreement by the stockholders of UNSL, (ii) the approval of the Merger by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), (iii) the approval of the Merger by the Office of Thrift Supervision (the "OTS"), and (iv) the approval of the Merger by the Missouri
Division of Finance (the "MDOF"). The Merger Agreement may be terminated at any time prior to the Closing Date by the mutual consent of the parties or, unilaterally, by either party upon the occurrence of certain events or if the Merger is not consummated by March 31, 1995. See "TERMS OF THE PROPOSED MERGER - Conditions of the Merger" and "- Termination of the Merger Agreement."

OTHER AGREEMENTS

        In addition to and contemporaneously with the Merger Agreement, MBI and UNSL executed an Option Agreement (the "Option Agreement"), MBI and each of the directors of UNSL executed separate Stockholder Agreements (the "Stockholder Agreements") and MBI and J.C. Benage, President and Chairman of the Board of UNSL, entered into an employment agreement with respect to his employment by United Savings (the "Employment Agreement"). The following are summaries of the material terms of the Option Agreement, the Stockholder Agreements and the Employment Agreement:

        Option Agreement. Concurrent with the execution of the Merger Agreement, MBI and UNSL entered into the Option Agreement pursuant to which UNSL has issued MBI an option (the "Option") to purchase up to 296,218 shares of UNSL Common Stock (or 19.9% of the outstanding shares of UNSL Common Stock as of June 30, 1994) at an exercise price of $32.50 per share. The Option is exercisable upon the occurrence of certain events generally relating to the failure of UNSL to consummate the Merger because of a material change or potential change in the ownership of UNSL, all as set forth in the Option Agreement. None of such events has occurred as of the date hereof. UNSL granted the Option as a condition of and in consideration for MBI's entering into the Merger Agreement. See "TERMS OF THE PROPOSED MERGER - Other Agreements - Option
Agreement."

        Stockholder Agreements. Concurrent with the execution of the Merger Agreement, MBI and each of the directors of UNSL executed separate Stockholder Agreements by which each such director agreed that he will vote all of the shares of UNSL Common Stock that he then owned or subsequently acquired in favor of the approval of the Merger Agreement at the Special Meeting. In addition, until the earliest to occur of the Effective Time of the Merger, the termination of the Stockholder Agreement or the termination of the Merger Agreement, each director further agreed that he will not vote any such shares in favor of the approval of any other competing acquisition proposal involving UNSL and a third party.
Each director also agreed that he will not transfer shares of UNSL Common Stock owned by him unless, prior to such transfer, the transferee executes a Stockholder Agreement in substantially the same form.

        Employment Agreement. J.C. Benage, President and Chairman of the Board of UNSL, has entered into an employment agreement with MBI providing for his employment by United Savings or any successor thereto until he attains the age of 65. See "TERMS OF THE PROPOSED MERGER -Interests of Certain Persons in the Merger."

SPECIAL MEETING OF UNSL STOCKHOLDERS

        The Special Meeting will be held on ------------, 1994, at 2:00 P.M. Central Time, at the Lebanon Country Club, Highway 64, Lebanon, Missouri. Approval by the UNSL stockholders of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of UNSL Common Stock. Only holders of record of UNSL Common Stock at the close of business on
- --------------, 1994 (the "Record Date") will be entitled to notice of, and to vote at, the Special Meeting. At such date, there were [1,488,537] shares of UNSL Common Stock outstanding.

        As of the Record Date, directors and officers of UNSL and their affiliates owned beneficially an aggregate of 392,048 shares of UNSL Common Stock, or approximately 26.34% of the shares entitled to vote at the Special Meeting. All of UNSL's directors and officers and their affiliates have indicated their intention to vote their shares for the approval of the Merger Agreement.

        THE BOARD OF DIRECTORS OF UNSL CAREFULLY CONSIDERED AND
UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AS BEING IN THE BEST

INTEREST OF UNSL AND ITS STOCKHOLDERS.  THE UNSL BOARD RECOMMENDS
THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER
                       ---
AGREEMENT.

REASONS FOR THE MERGER

        UNSL's Board of Directors believes that the Merger will result in a combined entity that is (i) committed to serving the banking and other financial needs of UNSL's depositors, employees, customers and communities; (ii) capable of competing more effectively with larger financial institutions that have exerted increased competitive pressure on UNSL and (iii) well capitalized and capable of enjoying significant market penetration throughout the Southwest and Central Missouri bank market. UNSL's Board of Directors also believes that the Merger will provide the holders of UNSL Common Stock with an opportunity to receive a premium over the market prices of UNSL Common Stock prior to the announcement of the Merger, and will enable such stockholders to participate as MBI stockholders, on a tax deferred basis, in the expanded opportunities for growth and profitability made possible by the Merger. See "TERMS OF THE PROPOSED MERGER - Background of and
Reasons for the Merger; Board Recommendations."

        MBI's Board of Directors believes that the Merger will enable MBI to (i) take advantage of an opportunity for MBI to increase its presence in the regional banking market in Southwest and Central Missouri, through the acquisition of an established banking organization, and (ii) enhance MBI's ability to compete in the increasingly competitive banking and financial services industry.
See "TERMS OF THE PROPOSED MERGER - Background of and Reasons for the Merger; Board Recommendations."

OPINION OF FINANCIAL ADVISOR TO UNSL

        Stifel, Nicolaus & Company, Incorporated ("Stifel") has served as financial advisor to UNSL and its Board of Directors and has rendered an opinion to UNSL's Board of Directors that the consideration to be offered to UNSL's stockholders in the Merger is fair to UNSL's stockholders from a financial point of view. A copy of such opinion is attached hereto as Annex B and should be read in its entirety with respect to the assumptions made, other matters considered and limitations on the reviews undertaken. See "TERMS
OF THE PROPOSED MERGER - Opinion of Financial Advisor to UNSL."

FRACTIONAL SHARES

        No fractional shares of MBI Common Stock will be issued to the former stockholders of UNSL in connection with the Merger. Each former holder of UNSL Common Stock who otherwise would have been entitled to receive a fraction of a share of MBI Common Stock shall receive in lieu thereof cash, without interest, in an amount equal to the holder's fractional share interest multiplied by the closing stock price of MBI Common Stock on the NYSE Composite Tape as reported in The Wall Street Journal on the Closing Date of the Merger. Cash received by UNSL stockholders in lieu of fractional shares may give rise to taxable income. See "CERTAIN FEDERAL
INCOME TAX CONSEQUENCES OF THE MERGER."

WAIVER AND AMENDMENT

        Any provision of the Merger Agreement, including, without limitation, the conditions to the consummation of the Merger and the restrictions described under the caption "TERMS OF THE PROPOSED MERGER - Business Pending the Merger," may be (i) waived in writing at any time by the party that is, or whose shareholders or stockholders are, entitled to the benefits thereof or

(ii) amended at any time by written agreement of the parties approved by or on behalf of their respective Boards of Directors, whether before or after the Special Meeting, provided, however, that after approval
                           --------- --------
of the Merger Agreement by the stockholders of UNSL at the Special
Meeting no such modification may alter or change any of the terms of the Merger Agreement if such alteration would (i) change the amount or kind of the consideration to be received by the UNSL stockholders in the Merger or (ii) adversely affect the tax treatment to UNSL stockholders. See "CERTAIN FEDERAL INCOME TAX
CONSEQUENCES OF THE MERGER" in this Proxy Statement/Prospectus.

FEDERAL INCOME TAX CONSEQUENCES IN GENERAL

        Thompson & Mitchell, MBI's legal counsel, has delivered its opinion to the effect that, assuming the Merger occurs in accordance with the Merger Agreement and conditioned on the accuracy of certain representations made by MBI and UNSL, the Merger will constitute a "reorganization" for federal income tax purposes and that, accordingly, no gain or loss will be recognized by UNSL stockholders who exchange their shares of UNSL Common Stock solely for shares of MBI Common Stock in the Merger. However, cash received in lieu of fractional shares may give rise to taxable income. EACH UNSL STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER." If any amendment to the Merger Agreement adversely affects the rights of the UNSL stockholders thereunder prior to consummation of the Merger, UNSL will resolicit proxies from UNSL stockholders by means of a revised Proxy Statement/Prospectus and related proxy materials.

REGULATORY APPROVALS

        Applications regarding the Merger have been filed with the Federal Reserve Board, the OTS and the MDOF. The Merger cannot be consummated until receipt of approvals from such agencies. In reviewing the Merger, the Federal Reserve Board will consider various factors, including possible anticompetitive effects of the Merger, and will examine the financial and managerial resources and future prospects of the combined organization. There can be no assurance that the necessary regulatory approvals will be received or as to the timing of such approvals. See "TERMS OF THE PROPOSED MERGER - Certain Regulatory Approvals" and "SUPERVISION AND REGULATION."

ACCOUNTING TREATMENT

        It is intended that the Merger will be accounted for under the pooling-of-interests method of accounting. See "TERMS OF THE
PROPOSED MERGER - Accounting Treatment."

NO APPRAISAL RIGHTS

        Under the Delaware General Corporation Law (the "Delaware
Corporation Law"), holders of UNSL Common Stock will not be entitled to appraisal or dissenters' rights as a result of the Merger.

MARKETS AND MARKET PRICES

        MBI Common Stock is currently traded on the NYSE under the symbol "MTL." Prior to March 25, 1993, MBI Common Stock was quoted on Nasdaq's National Market System ("Nasdaq") under the symbol "MTRC." The last sale price reported for MBI Common Stock on July 12, 1994, the last trading date preceding the public announcement of the Merger, was $35.375. UNSL Common Stock is quoted on Nasdaq under the symbol "UNSL." The last sale price reported for UNSL Common Stock on July 12, 1994, was $33.25.

                                MBI(1)                                       UNSL
                      --------------------------                ---------------------------
                       Sales Price          Cash                 Sales Price           Cash
                      ------------        Dividend              -------------        Dividend
                      High      Low       Declared              High       Low       Declared
                      ----      ---       --------              ----       ---       --------
1992
- ----
First Quarter        $27.375  $23.125      $ .2325             $12.75     $11.00       $.15
Second Quarter        29.500   25.625        .2325              15.75      12.38        .15
Third Quarter         29.375   25.375        .2325              16.50      15.00        .15
Fourth Quarter        32.125   25.875        .2325              20.00      16.00        .20

1993
- ----
First Quarter        $35.625  $30.625      $ .2475             $24.25     $19.25       $.23
Second Quarter        37.625   29.375        .2475              24.75      22.50        .23
Third Quarter         34.375   31.625        .2475              35.50      22.75        .25
Fourth Quarter        34.625   29.125        .2475              36.25      29.50        .25

1994
- ----
First Quarter        $34.125  $29.875       $.28              $32.75      $27.25       $.25
Second Quarter        38.125   31.125        .28               32.25       26.00        .25
Third Quarter
(through -------- (1)


- ------------------------------------
     (1)      For a recent sale price of MBI Common Stock, see the cover of this Proxy
              Statement/Prospectus.


COMPARATIVE UNAUDITED PER SHARE DATA

     The following table sets forth for the periods indicated selected historical per share data of MBI and UNSL and the corresponding pro forma and pro forma equivalent per share amounts giving effect to the proposed Merger, the proposed acquisition of Wedge and the acquisition of ABNK, which was completed on April 30, 1992. The data presented is based upon the consolidated financial statements and related notes of MBI and UNSL included in this Proxy Statement/Prospectus or in documents incorporated herein by reference, and the pro forma combined consolidated balance sheet and income statements, including the notes thereto, appearing elsewhere herein. This information should be read in conjunction with such historical and pro forma financial statements and related notes thereto. The assumptions used in the preparation of this table appear in the notes to the pro forma financial information appearing elsewhere in this Proxy Statement/Prospectus. See "PRO FORMA FINANCIAL INFORMATION." This data is not necessarily indicative of the results of the future operations of the combined organization or the actual results that would have occurred if the Merger had been consummated prior to the periods indicated.

                                                           MBI/UNSL       UNSL        MBI/All Entities   UNSL/All Entities
                                      MBI       UNSL      Pro Forma     Pro Forma       Pro Forma          Pro Forma
                                   Reported   Reported   Combined (1)  Equivalent(2)    Combined (3)      Equivalent(2)
                                   --------   --------   ------------  -------------  ----------------   -----------------
Book Value per Share:
  June 30, 1994                     $ 23.49    $25.91       $23.52         $24.94           $23.44            $24.86
  December 31, 1993                   22.40     25.03        22.44          23.80            22.37             23.72

Cash Dividends Declared per Share:
  Six months ended June 30, 1994    $   .56    $  .50       $  .56         $  .59           $  .56            $  .59
  Year ended December 31, 1993          .99       .96          .99           1.05              .99              1.05
  Year ended December 31, 1992          .93       .65          .93            .99              .93               .99
  Year ended December 31, 1991          .93       .60          .93            .99              .93               .99

Earnings per Share:
  Six months ended June 30, 1994    $  1.84    $ 1.32       $ 1.82         $ 1.93           $ 1.81            $ 1.92
  Year ended December 31, 1993         2.80      2.82(4)      2.80           2.97             2.83              3.00
  Year ended December 31, 1992         2.36      3.42         2.36           2.50             2.38              2.52
  Year ended December 31, 1991         2.37      1.67         2.23           2.36             2.21              2.34

Market Price per Share:
  At July 12, 1994 (5)              $35.375    $33.25         --           $37.51             --              $37.51
  At ----------, 1994 (5)                                     --                              --

- -----------------
     (1)      Includes the effect of pro forma adjustments for UNSL and ABNK, as appropriate.  See "PRO FORMA FINANCIAL
              INFORMATION."

     (2)      Based on the pro forma combined per share amounts multiplied times 1.0604, the conversion ratio applicable to one share of UNSL Common Stock.  Further explanation of the assumptions used in the preparation of the pro forma combined consolidated financial statements is included in the notes to pro forma financial statements.  See "PRO FORMA FINANCIAL INFORMATION."

     (3)      Includes the effect of pro forma adjustments for UNSL, ABNK and Wedge, as appropriate.  See "PRO FORMA
              FINANCIAL INFORMATION."

     (4)      Net of effect of accounting change. See "UNSL Financial Corp. and Subsidiaries Consolidated Financial
              Statements."

     (5)      The market value of MBI and UNSL  Common Stock was determined as of the last trading day preceding the public announcement of the proposed acquisition and as of the latest available date prior to the filing of the
              Proxy Statement/Prospectus, based on the last sale price as reported on the NYSE Composite Tape and
              Nasdaq, respectively.

SUMMARY FINANCIAL DATA

        The following table sets forth for the periods indicated certain summary historical consolidated financial information for MBI and UNSL. The balance sheet data and income statement data included in the summary financial data for the five years ended December 31, 1993 are taken from audited consolidated financial statements of MBI and UNSL as of and for such years. The balance sheet data and income statement data included in the summary financial data as of and for the six months ended June 30, 1994 and 1993 are taken from the unaudited consolidated financial statements of MBI and UNSL as of, and for the six months ended, June 30, 1994 and 1993. These data include all adjustments which are, in the opinion of the respective managements of MBI and UNSL, necessary to present a fair statement of these periods and are of a normal recurring nature. Results for the six months ended June 30, 1994 are not necessarily indicative of results for the entire year. The following information should be read in conjunction with the consolidated financial statements of MBI and UNSL, and the related notes thereto, included herein or in documents incorporated herein by reference, and in conjunction with the unaudited pro forma combined consolidated financial information, including the notes thereto, appearing elsewhere in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "PRO FORMA FINANCIAL INFORMATION."

MERCANTILE BANCORPORATION INC.
SUMMARY FINANCIAL DATA

                                            Six Months Ended
                                               June 30                                 Year Ended December 31
                                       -----------------------    ----------------------------------------------------------------
                                          1994         1993         1993          1992          1991         1990          1989
                                          ----         ----         ----          ----          ----         ----          ----

PER SHARE DATA
   Net income (1) . . . . . . . . . .  $    1.84    $     1.58    $     2.80   $     2.36    $     2.37   $     2.18    $     0.29
   Dividends declared . . . . . . . .       0.56          0.49          0.99         0.93          0.93         0.93          0.93
   Book value at period end . . . . .      23.49         21.50         22.39        20.25         18.86        17.14         15.86
   Average common shares outstanding
     (thousands). . . . . . . . . . .     42,948        42,243        42,439       39,492        31,791       30,144        29,082

EARNINGS (THOUSANDS)
   Interest income. . . . . . . . . .  $ 402,464    $  421,512    $  829,930   $  873,447    $  879,471   $  882,148    $  836,446
   Interest expense . . . . . . . . .    150,346       171,140       328,734      417,358       506,916      552,231       528,008
                                       ---------    ----------    ----------   ----------    ----------   ----------    ----------
   Net interest income. . . . . . . .    252,118       250,372       501,196      456,089       372,555      329,917       308,438
   Provision for possible loan losses     16,398        28,534        61,013       74,579        58,076       50,886       104,708
   Other income . . . . . . . . . . .     95,938        99,872       199,158      183,944       155,696      137,356       150,038
   Other expense. . . . . . . . . . .    206,487       215,376       444,909      418,068       383,348      318,887       335,266
   Income taxes (benefit) . . . . . .     46,113        39,422        75,568       52,346        18,673       27,658        (1,804)
                                       ---------    ----------    ----------   ----------    ----------   ----------    ----------
   Net income . . . . . . . . . . . .  $  79,058    $   66,912    $  118,864   $   95,040    $   68,154   $   69,842    $   20,306
                                       =========    ==========    ==========   ==========    ==========   ==========    ==========

ENDING BALANCE SHEET (MILLIONS)
   Total assets . . . . . . . . . . .  $  11,934    $   11,778    $   12,141   $   12,273    $   10,765   $   10,137    $    9,536
   Earning assets . . . . . . . . . .     11,045        10,823        11,114       11,186         9,827        9,016         8,477
   Investment securities. . . . . . .      3,302         3,320         3,401        3,401         2,475        1,886         1,904
   Loans and leases,
     net of unearned income . . . . .      7,619         7,469         7,382        7,499         6,946        6,884         6,358
   Deposits . . . . . . . . . . . . .      9,141         9,321         9,602        9,928         8,776        8,278         7,601
   Long-term debt . . . . . . . . . .        290           274           273          299           203          233           308
   Stockholders' equity . . . . . . .      1,013           913           959          851           690          581           536
   Reserve for possible loan losses .        172           152           169          166           146          149           149

SELECTED RATIOS
   Return on average assets . . . . .       1.30%         1.09%         0.97%        0.80%         0.67%        0.73%         0.23%
   Return on average equity . . . . .      15.99         15.14         13.00        11.95         10.52        12.51          3.81
   Net interest rate margin . . . . .       4.64          4.57          4.59         4.33          4.12         3.97          4.09
   Equity to assets . . . . . . . . .       8.49          7.75          7.90         6.94          6.41         5.73          5.62
   Reserve for possible loan losses to:
     Outstanding loans. . . . . . . .       2.26          2.03          2.28         2.21          2.10         2.16          2.35
     Non-performing loans . . . . . .     495.20        238.41        293.39       156.85        113.14       119.68        121.55

(1)     Based on weighted average common shares outstanding.

UNSL FINANCIAL CORP.
SUMMARY FINANCIAL DATA

                                          Six Months Ended
                                               June 30                                 Year Ended December 31
                                       -----------------------    ----------------------------------------------------------------
                                          1994         1993          1993         1992          1991         1990          1989
                                          ----         ----          ----         ----          ----         ----          ----

PER SHARE DATA
   Net income (1) . . . . . . . . . .  $    1.32    $     1.90    $     3.23   $     3.42    $     1.67   $      .54    $      .81
   Dividends declared . . . . . . . .        .50           .46           .96          .65           .60          .60           .48
   Book value at period end . . . . .      25.91         23.66         25.03        22.74         20.04        19.11         18.41
   Average common shares outstanding   1,487,965     1,512,416     1,497,678    1,523,769     1,507,826    1,594,380     1,616,592

EARNINGS (THOUSANDS)
   Interest income. . . . . . . . . .  $  14,185    $   13,996    $   27,834   $   32,332    $   39,191   $   41,500    $   40,221
   Interest expense . . . . . . . . .      7,342         7,055        14,071       18,517        26,417       29,884        29,957
                                       ---------    ----------    ----------   ----------    ----------   ----------    ----------
   Net interest income. . . . . . . .      6,843         6,941        13,763       13,815        12,774       11,616        10,264
   Provision for possible loan losses         60           260           320          296         1,263        3,112         2,720
   Other income . . . . . . . . . . .      1,638         1,419         3,169        3,129         2,901        2,939         2,382
   Other expense. . . . . . . . . . .      5,196         4,441         9,746        8,880        10,131        8,769         7,991
   Income taxes . . . . . . . . . . .      1,182         1,352         2,548        2,540         1,767        1,806           618
   Cumulative effect of
     accounting changes . . . . . . .         --           624           624           --            --           --            --
                                       ---------    ----------    ----------   ----------    ----------   ----------    ----------
   Net income . . . . . . . . . . . .  $   2,043    $    2,931    $    4,942   $    5,228    $    2,514   $      868    $    1,317
                                       =========    ==========    ==========   ==========    ==========   ==========    ==========

ENDING BALANCE SHEET (THOUSANDS)
   Total assets . . . . . . . . . . .  $ 463,924    $  403,864    $  434,277   $  407,292    $  427,722   $  433,325    $  423,740
   Earning assets . . . . . . . . . .    451,523       391,545       422,537      395,472       411,035      418,612       405,182
   Investment securities. . . . . . .     16,026        16,928        15,890       14,616        12,841       11,145        13,285
   Loans and leases . . . . . . . . .    420,274       363,611       390,074      337,180       339,917      360,259       369,110
   Deposits . . . . . . . . . . . . .    375,583       363,783       373,591      368,801       394,798      401,736       357,550
   Borrowings . . . . . . . . . . . .     45,000          --          20,000        --            --             500        34,000
   Stockholders' equity . . . . . . .     38,577        35,839        37,214       34,780        30,438       28,643        30,314
   Reserve for possible loan losses .      3,631         3,627         3,569        3,377         3,246        3,704         1,717

Selected ratios
   Return on average assets . . . . .        .91%         1.50%         1.20%        1.25%          .59%         .20%          .31%
   Return on average equity . . . . .      10.79         13.45         13.72        16.19          8.52         2.92          4.35
   Net interest rate margin . . . . .       3.17          3.52          3.42         3.39          3.04         2.79          2.47
   Equity to assets . . . . . . . . .       8.32          8.87          8.42         8.43          7.08         6.59          7.12
   Reserve for possible loan losses to:
     Outstanding loans. . . . . . . .        .87          1.05           .92         1.01           .96         1.04           .47
     Non-performing loans . . . . . .     439.06        352.48        525.63       143.28        117.91       116.44         22.38

(1)     Based on weighted average common shares outstanding.

                INFORMATION REGARDING SPECIAL MEETING
                -------------------------------------

GENERAL

        This Proxy Statement/Prospectus is being furnished to holders of UNSL Common Stock in connection with the solicitation of proxies by the Board of Directors of UNSL for use at the Special Meeting and any adjournments thereof at which the stockholders of UNSL will consider and vote upon a proposal to approve the Merger Agreement and consider and vote upon any other business which may properly be brought before the Special Meeting or any adjournments thereof. Each copy of this Proxy Statement/Prospectus is accompanied by the Notice of Special Meeting of Stockholders of UNSL, a proxy card and related instructions and a self-addressed return envelope to UNSL for the proxy card.

        This Proxy Statement/Prospectus is also furnished by MBI to each holder of UNSL Common Stock as a prospectus in connection with the issuance by MBI of shares of MBI Common Stock upon the consummation of the Merger. This Proxy Statement/Prospectus and the Notice of Special Meeting, proxy card and related materials are being first mailed to stockholders of UNSL on ---------------, 1994.

DATE, TIME AND PLACE

        The Special Meeting will be held at the Lebanon Country Club, Highway 64, Lebanon, Missouri, on --------------, ------------, 1994, at
- ----------- Central Time.

RECORD DATE; VOTE REQUIRED

        On the Record Date, there were [1,488,537] shares of UNSL Common Stock outstanding and entitled to vote at the Special Meeting. Each such share is entitled to one vote on each matter properly brought before the Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of UNSL Common Stock is required to approve the Merger Agreement.

        As of the Record Date, directors and officers of UNSL and their affiliates owned beneficially an aggregate of 392,048 shares of UNSL Common Stock, or approximately 26.34% of the outstanding shares of UNSL Common Stock entitled to vote at the Special Meeting. All directors and officers of UNSL and their affiliates have indicated their intention to vote their shares for the approval of the Merger Agreement at the Special Meeting.

VOTING AND REVOCATION OF PROXIES

        Shares of UNSL Common Stock which are represented by a properly executed proxy received prior to the vote at the Special Meeting will be voted at such Special Meeting in the manner directed on the proxy card, unless such proxy is revoked in the manner set forth herein in advance of such vote. ANY UNSL STOCKHOLDER RETURNING A BLANK EXECUTED PROXY CARD WILL BE DEEMED TO HAVE APPROVED THE MERGER AGREEMENT. Failure to return a properly executed proxy card or to vote in person at the Special Meeting will have the practical effect of a vote against the Merger Agreement.

        Shares subject to abstentions, broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares with respect to which the brokers or nominees do not have discretionary power to vote without such instructions) and votes withheld will be treated as shares that are present at the Special

Meeting for purposes of determining the presence of a quorum. Such shares will have the effect of votes against adoption of the Merger Agreement.

        Any stockholder of UNSL giving a proxy may revoke it at any time prior to the vote at the Special Meeting. Stockholders of UNSL wishing to revoke a proxy prior to the vote may do so by delivering to the Secretary of UNSL at 201 N. Jefferson, Lebanon, Missouri 65536 a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares, or by attending the Special Meeting and voting such shares in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.

        The Board of Directors of UNSL is not currently aware of any business to be brought before the Special Meeting other than that described herein. If, however, other matters are properly brought before such Special Meeting, or any adjournments thereof, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment as to the best interest of UNSL.

SOLICITATION OF PROXIES

        UNSL will bear its own costs of soliciting proxies, except that MBI will pay printing and mailing expenses and registration fees incurred in connection with preparing this Proxy Statement/Prospectus. Proxies will initially be solicited by mail, but directors, officers and selected other employees of UNSL may also solicit proxies in person or by telephone. Directors, executive officers and any other employees of UNSL who solicit proxies will not be specially compensated for such services. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward proxy materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

        HOLDERS OF UNSL COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                    TERMS OF THE PROPOSED MERGER
                    ----------------------------

        The following is a summary of the material terms and conditions of the Merger Agreement, which document is incorporated by reference herein. This summary is qualified in its entirety by the full text of the Merger Agreement. MBI, upon written request, will furnish a copy of the Merger Agreement, without charge, to any person who receives a copy of this Proxy Statement/Prospectus. Such requests should be directed to Jon W. Bilstrom, General Counsel and Secretary, Mercantile
Bancorporation Inc., P.O. Box 524, St. Louis, Missouri 63166-0524.

GENERAL DESCRIPTION OF THE MERGER

        Pursuant to the Merger Agreement, UNSL, a Delaware corporation, will merge on the Closing Date with and into ABNK, a Missouri corporation and wholly owned subsidiary of MBI. Upon consummation of the Merger, UNSL's corporate existence will terminate and ABNK will continue as the surviving entity. Simultaneously with the effectiveness of the Merger, each share of UNSL Common Stock will be converted into the right to receive 1.0604 shares of MBI Common Stock. Such consideration is subject to certain anti-dilution protections but is not adjustable based upon the operating results, financial condition or other factors affecting either MBI or UNSL prior to the consummation of the Merger. The fair market value of MBI Common Stock received pursuant to the Merger may fluctuate and at the consummation of the Merger may be more or less than the current fair market value of such shares.

        The amount and nature of the consideration was established through arm's-length negotiations between MBI and UNSL, and reflects the balancing of a number of countervailing factors. The total amount of the consideration reflects a price both parties concluded was appropriate. See "- Background of and Reasons for the Merger; Board Recommendations." The fact that the consideration is payable in shares of MBI Common Stock reflects the potential for change in the value of the MBI Common Stock and the desire to have the favorable tax attributes of a "reorganization" for federal income tax purposes (see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER").

        NO ASSURANCE CAN BE GIVEN THAT THE CURRENT FAIR MARKET VALUE OF MBI COMMON STOCK WILL BE EQUIVALENT TO THE FAIR MARKET VALUE OF MBI COMMON STOCK ON THE DATE SUCH STOCK IS RECEIVED BY A UNSL STOCKHOLDER OR AT ANY OTHER TIME. THE FAIR MARKET VALUE OF MBI COMMON STOCK RECEIVED BY A
UNSL STOCKHOLDER MAY BE GREATER OR LESS THAN THE CURRENT FAIR MARKET
VALUE OF MBI COMMON STOCK DUE TO NUMEROUS MARKET FACTORS.

        Following the Closing Date, each stockholder of UNSL will be required to submit to Society National Bank, Cleveland, Ohio, which has been appointed as exchange agent in the Merger (the "Exchange Agent"), a properly executed letter of transmittal and surrender to the Exchange Agent the stock certificate(s) formerly representing the shares of UNSL Common Stock prior to the issuance of the new stock certificate evidencing the shares of MBI Common Stock to which such stockholder is entitled. No dividends or other distributions will be paid to a former UNSL stockholder with respect to shares of MBI Common Stock until such stockholder's letter of transmittal and stock certificates formerly representing UNSL Common Stock, or documentation acceptable to the Exchange Agent in lieu of lost or destroyed certificates, is delivered to the Exchange Agent. See "TERMS OF THE PROPOSED MERGER - Surrender of UNSL Stock Certificates and Receipt of MBI Common Stock." No fractional shares of MBI Common Stock will be issued in the Merger, but cash will be paid in lieu of such fractional shares, such cash being calculated by multiplying the holder's fractional share interest by the closing stock price of MBI Common Stock on the NYSE Composite Tape as reported in The Wall Street Journal on the Closing Date of the Merger. See "Fractional Shares." The shares of MBI Common Stock to be issued pursuant to the Merger will be freely transferable except by certain stockholders of UNSL who are deemed to be "affiliates" of UNSL. The shares of MBI Common Stock issued to such affiliates will be restricted in their transferability in accordance with the rules and regulations promulgated by the Commission. See "INFORMATION REGARDING MBI STOCK - Restrictions on Resale of MBI Stock by Affiliates."

OTHER AGREEMENTS

        In addition to and contemporaneously with the Merger Agreement, MBI and UNSL executed the Option Agreement and MBI and each of the directors of UNSL have executed separate Stockholder Agreements. The following are summaries of the material terms of the Option Agreement and the Stockholder Agreements:

        Option Agreement. Concurrent with the execution of the Merger Agreement, MBI and UNSL entered into the Option Agreement pursuant to which UNSL has issued the Option to MBI. The Option was granted by UNSL as a condition of and in consideration for MBI's entering into the Merger Agreement. The following description does not purport to be complete and is qualified in its entirety by reference to the Option Agreement, which is attached as an exhibit to the Registration Statement and is incorporated herein by reference.

        The shares issued pursuant to an exercise of the Option (the "Option Shares") would represent approximately 19.9% of the number of shares of UNSL Common Stock issued and outstanding immediately prior to such issuance.

        If not then in material breach of the Merger Agreement, MBI may exercise the Option, in whole or in part, from time to time if a Purchase Event (as defined below) has occurred; provided, however, that
(i) to the extent the Option has not been exercised, it will terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time, and (B) the termination of the Merger Agreement in accordance with its terms, provided that in the case of certain terminations of the Merger Agreement, as specified in the Stock Option Agreement, the Option will not terminate until the date that is 12 months following such termination, (ii) if the Option cannot be exercised on such day because of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Option will expire on the 30th business day after such injunction, order or restraint has been dissolved or when such injunction, order or restraint has become permanent and no longer subject to appeal, as the case may be and (iii) any such exercise will be subject to compliance with applicable law, including the BHCA and HOLA.

        "Purchase Event" means any of the following events: (i) UNSL or any of its subsidiaries, without having received prior written consent from MBI, enters into, authorizes, recommends, proposes or publicly announces its intention to enter into, authorize, recommend, or propose an agreement, arrangement or understanding with any person (other than MBI or any of its subsidiaries) to (A) effect a merger, consolidation or similar transaction involving UNSL or any of its subsidiaries, (B) purchase, lease or otherwise acquire 15% or more of the assets of UNSL or any of its subsidiaries or (C) purchase or otherwise acquire (including by way of merger consolidation, share exchange or similar transaction) beneficial ownership of securities representing 10% or more of the voting power of UNSL or any of its subsidiaries; (ii) any person (other than MBI or any subsidiary of MBI, or UNSL or any subsidiary of UNSL in a fiduciary capacity) acquires beneficial ownership or the right to acquire beneficial ownership of 10% or more of the voting power of UNSL; or (iii) the holders of UNSL Common Stock do not approve the Merger Agreement at the Special Meeting, the Special Meeting is not held or is cancelled prior to termination of the Merger Agreement in accordance with its terms or UNSL's Board of Directors withdraws or modifies in a manner adverse to MBI the recommendation to UNSL's Board of Directors with respect to the Merger Agreement, in each case after an Extension Event.

        "Extension Event" means any of the following events: (i) a Purchase Event; (ii) any person (other than MBI or any of its subsidiaries) "commences" (as such term is defined in Rule 14d-2 under the Exchange Act), or files a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase shares of UNSL Common Stock such that, upon consummation of such offer, such person would have beneficial ownership or the right to acquire beneficial ownership of 10% or more of the voting power of UNSL; or (iii) any person (other than MBI or any subsidiary of MBI, or UNSL or any subsidiary of UNSL in a fiduciary capacity) publicly announces its willingness, or publicly announces a proposal, or publicly discloses an intention to make a proposal, (x) to make an offer described in clause
(ii) above or (y) to exchange a transaction described in clause (i) above.

        Subject to extension as provided in the Stock Option Agreement, after a Purchase Event and prior to termination of the Option, subject to regulatory approval, UNSL is required, upon MBI's request, to repurchase the Option and/or the Option Shares from MBI, at a price based on the market price or a subsequent offer price for UNSL Common Stock (the "Market Price"), in the case of a repurchase of Option Shares, or the amount by which the Market Price exceeds the Option Price, in the case of a repurchase of the Option, in each case plus out-of-pocket expenses of MBI in connection with the Merger.

        In the event of any change in UNSL Common Stock by reason of stock dividends, split-ups, recapitalizations or the like, the type and number of shares subject to the Option, and the purchase price per share, as the case may be, will be adjusted appropriately. In the event that any additional shares of UNSL Common Stock are issued after the date of the Option Agreement (other than pursuant to an event described in the preceding sentence or pursuant to the Option Agreement), the number of shares of UNSL Common Stock subject to the Option will be adjusted so that, after such issuance, it equals at least 19.9% of the number of shares of UNSL Common Stock then issued and outstanding (without considering any shares subject to or issued pursuant to the Option).

        To the best of MBI's and UNSL's knowledge, no Purchase Event or other Extension Event has occurred as of the date of this Proxy
Statement/Prospectus.

        Stockholder Agreements. Concurrent with the execution of the Merger Agreement, MBI and each of the directors of UNSL executed separate Stockholder Agreements by which each such director agreed that he will vote all of the shares of UNSL Common Stock that he then owned or subsequently acquired in favor of the Merger Agreement at the Special Meeting. In addition, until the earliest to occur of the Effective Time of the Merger, the termination of the Stockholder Agreement or the abandonment of the Merger, each director further agreed that he will not vote any such shares in favor of the approval of any other competing acquisition proposal involving UNSL and a third party. Each director also agreed that he will not transfer shares of UNSL Common Stock owned by him unless, prior to such transfer, the transferee executes a Stockholder Agreement in substantially the same form.

BACKGROUND OF AND REASONS FOR THE MERGER; BOARD RECOMMENDATIONS

        Reasons and Board Recommendation. In 1992, the Board of Directors of UNSL ("Board") began addressing the future of UNSL in light of increased economic and competitive pressures on community banks and thrifts and the current trends, acquisitions and consolidations of banking organizations within UNSL's service area. In response to this review, the Board of UNSL determined to begin exploring options for combining with a larger, stronger organization.

        The Board instructed management to contact potential acquirors to discuss a potential combination with UNSL. Contact was made with numerous regional holding companies, including, among others, MBI. Some had shown interest in a potential combination, but preliminary discussions resulted in offers at prices that the Board felt were inadequate. Finally, MBI made a firm proposal, which the Board of UNSL determined was worthy of further consideration. The Board reviewed
MBI's respective businesses, the results of operations and financial condition (including the assets, quality and capital levels), growth prospects, products available to customers, historical dividend and market price performance, and the fact that MBI's Common Stock was traded on the New York Stock Exchange. The Board also considered the management strength and depth of MBI, and the significant market penetration that the combined organization would have within the regional banking market. The Board also considered MBI's commitment to serving the banking and other needs of UNSL's depositors, employees, customers, and community, as well as MBI's policy emphasizing the local character of community banks and continuing the involvement of members of the Board, as well as members of management of such banks.

        During June and July of 1994, representatives of MBI and UNSL and their respective counsel negotiated the form of the Merger Agreement.
On July 6, 1994, the Board engaged Stifel to act as a financial advisor and provide a fairness opinion in connection with the proposed transaction with MBI. On July 12, 1994, the Board met to consider the Merger Agreement. Based on a variety of factors described below, the Board unanimously approved the Merger Agreement at such meeting. The Merger

Agreement was executed on July 12, 1994 by representatives of UNSL, MBI and ABNK, and MBI publicly announced the execution of the Merger Agreement. The Board determined that the Merger would result in a combined entity that is (i) committed to serving banking and other financial needs of UNSL's depositors, employees, customers, and the community; (ii) capable of competing more effectively with larger financial institutions that have exerted increased competitive pressure on UNSL; and (iii) well capitalized and capable of enjoying significant market penetration throughout the Southwest and Central Missouri bank market.

        The Board also believes that the Merger will provide UNSL stockholders with an opportunity to receive a significant premium over the book value of their shares immediately prior to the announcement of the Merger, and over the price per share obtained on the most recent sales of UNSL Common Stock on Nasdaq.

        The Board also considered that to the extent that UNSL's stockholders receive shares of MBI Common Stock, such stockholders will participate in the expanded opportunities for growth and profitability made possible by the Merger, and the ability of the combined organization to pay dividends. In addition, the Merger is generally intended to afford certain tax deferral benefits for income tax purposes for the UNSL stockholders. The UNSL stockholders will hold an equity interest in a substantially larger and more diversified bank holding company than they presently do, and the shares of MBI Common Stock to be received by them will be part of a more active and liquid trading market.

        On July 12, 1994, the closing sale price for MBI Common Stock as reported on the NYSE Composite Tape was $35.375 per share, which is equivalent to a value of $37.50 for the 1.0604 shares of MBI Common Stock into which each share of UNSL Common Stock will be converted in the Merger. The directors of UNSL have unanimously indicated that they intend to vote the UNSL Common Stock that they hold in favor of the Merger Agreement. See "INFORMATION REGARDING SPECIAL MEETING - Record Date; Vote Required."

        THE BOARD OF DIRECTORS OF UNSL RECOMMENDS THAT STOCKHOLDERS OF UNSL VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.
     ---

        MBI's Reasons and Board Recommendations. The Executive Committee of the Board of Directors of MBI considered a number of factors, including, among other things, the financial condition of UNSL and projected synergies which are anticipated to result from the Merger.
The Executive Committee concluded that the Merger presents an unique opportunity for MBI to increase its presence in the Southwest and Central Missouri banking market through the acquisition of an established banking organization having significant operations in the targeted area. MBI's decision to pursue discussions with UNSL was primarily a result of MBI's assessment of the value of UNSL's banking franchise, its substantial asset base within that area and the compatibility of the businesses of the two banking organizations.

OPINION OF FINANCIAL ADVISOR TO UNSL

        Pursuant to an engagement letter, dated July 6, 1994 (the "Engagement Letter"), UNSL retained Stifel to act as its financial advisor in connection with the consideration by UNSL's Board of Directors of the transaction contemplated by the Merger Agreement.
Stifel is a nationally recognized investment banking and securities firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. UNSL selected Stifel as its financial advisor on the basis of its experience and expertise in transactions similar to the Merger and its reputation in the banking and investment communities. The terms of the Merger Agreement, including the consideration to be received by UNSL stockholders, were negotiated by UNSL.

        At the July 12, 1994 meeting of UNSL's Board of Directors, Stifel delivered its oral opinion, subsequently confirmed in writing as of such date, that the consideration to be received by the UNSL stockholders in the Merger is fair to the UNSL stockholders from a financial point of view. No limitations were imposed by UNSL on Stifel with respect to the investigations made or procedures followed in rendering its opinion.
THE FULL TEXT OF STIFEL'S WRITTEN OPINION TO UNSL'S BOARD OF DIRECTORS
IS ATTACHED HERETO AS ANNEX B AND IS INCORPORATED HEREIN BY REFERENCE
AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONNECTION WITH THIS PROXY STATEMENT/PROSPECTUS. THE FOLLOWING SUMMARY OF STIFEL'S OPINION
IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. STIFEL'S OPINION IS ADDRESSED ONLY TO UNSL'S BOARD OF
DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY UNSL STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

        Stifel reviewed with UNSL's directors the general analysis performed by Stifel in reaching its opinion. In connection with its opinion, Stifel, among other things: (i) reviewed certain publicly available financial and other data with respect to UNSL and MBI, including the consolidated financial statements for the last five years and for the quarter ending March 31, 1994 and certain other relevant financial operating data relating to UNSL and MBI made available to Stifel from published sources and from the internal records of UNSL;
(ii) reviewed the Merger Agreement; (iii) reviewed certain historical market prices and trading volumes of UNSL Common Stock and MBI Common Stock as reported by Nasdaq and the NYSE, respectively; (iv) compared UNSL and MBI from a financial point of view with certain other companies in the financial services industry that Stifel deemed to be relevant;
(v) considered the financial terms, to the extent publicly available, of selected recent acquisitions of financial institutions that Stifel deemed to be reasonably similar, in whole or in part, to the Merger and UNSL; (vi) reviewed and discussed with representatives of the management of UNSL and MBI certain information of a business and financial nature regarding UNSL and MBI, furnished to Stifel by UNSL and MBI, including financial forecasts and related assumptions of UNSL; (vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with UNSL's counsel; and (viii) performed such other analyses and examinations as Stifel deemed appropriate.

        In connection with its review, Stifel did not independently verify any of the foregoing information and relied on such information and assumed such information was complete and accurate in all material respects. With respect to the financial forecasts of UNSL provided to Stifel by UNSL's management, Stifel assumed for purposes of its opinion that they were reasonably prepared on bases reflecting the best available estimates and judgments of UNSL's management at the time of preparation as to the future financial performance of UNSL and that they provided a reasonable basis upon which Stifel could form its opinion. Stifel also assumed that there were no material changes in UNSL's or MBI's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to Stifel. Stifel relied on advice of counsel to UNSL as to all legal matters with respect to UNSL, the Merger and the Merger Agreement. In addition, Stifel did not make or obtain an independent evaluation, appraisal or physical inspection of the assets, individual properties or liabilities of UNSL or MBI, nor was Stifel furnished with any such appraisal. Further, Stifel's opinion was based on economic, monetary, market and other conditions existing as of the date of its opinion. No opinion was expressed as to the prices at which UNSL Common Stock or MBI Common Stock might trade in the future.

        The following is a summary of the financial analyses performed by Stifel in connection with providing its oral advice to UNSL's Directors on July 12, 1994 and the written confirmation of that advice contained in its written opinion, dated as of July 12, 1994.

        Contribution Analysis.  Stifel reviewed certain historical and
        ---------------------
estimated future operating and financial information including net revenues (before and after provision for loan losses), net income (before extraordinary items and preferred dividends), assets, loans, deposits and total equity and compared the contribution of UNSL to the pro forma combined figures for UNSL and MBI to the percentage of total outstanding MBI Common Stock that would be owned by the UNSL stockholders as a result of the Merger. The analysis showed the following percentage contribution of UNSL to the pro forma combined equity:

                                                   PERCENTAGE CONTRIBUTION
                                                   -----------------------

                                          Year Ended      Quarter Ended        Estimate
                                           12/31/93          3/31/94             1994
                                          ----------      -------------        --------
Common Stock Ownership                       3.9%             3.9%               3.9%

Net Revenues(1) Before                       3.0              2.3                2.3
Provision for Loan Loss)

Net Revenues(1) (After                       3.6              2.5                2.5
Provision for Loan Loss)

Net Income Before                            3.6              2.5                2.6
Extraordinary Items and
Preferred Dividend

Assets                                       4.0              3.6                3.9

Loans                                        5.8              5.1                5.6

Deposits                                     4.3              3.8                3.9

Total Equity                                 4.2              3.7                3.6

- -----------
(1) Net Revenues include net interest income plus noninterest income net of noninterest expense.

                Accretion/Dilution Summary.  Stifel reviewed certain financial
                --------------------------
information for the pro forma combined entity resulting from the Merger for the year ended December 31, 1993, and the quarter ended March 31, 1994, and estimated future operating and financial information developed by both UNSL and MBI for the year ended December 31, 1994. Based on this analysis, Stifel compared UNSL's actual per share earnings, book value, tangible book value and common stock dividends for the quarter ended March 31, 1994 with such projected figures for the pro forma combined entity for the year ending December 31, 1994. The Merger is projected to be accretive on a pro forma basis with respect to earnings per share and common stock dividends per share of UNSL Common Stock and generally neutral to slightly dilutive with respect to book value and tangible book value, respectively.

                Trading Liquidity Analysis.  Stifel prepared an analysis
                --------------------------
comparing the trading liquidity of UNSL Common Stock relative to MBI Common Stock. The analysis found there to be substantially greater liquidity in MBI Common Stock in terms of total shares traded, approximate market value of shares traded, average daily volume and annual trading volume as a percentage of common stock outstanding.

                Present Value Analysis.  Applying discounted cash flow
                ----------------------
analysis to the theoretical future earnings and dividends of UNSL and MBI, Stifel compared the calculated value of a UNSL share to the calculated value of a share of the combined entity receivable in exchange for UNSL Common Stock pursuant to the Merger Agreement. The analysis was based upon a range of assumed returns on assets, 5% annual asset growth, current dividend rates, a range of assumed price/earnings ratios, and a 12% discount rate. Based on this analysis, Stifel concluded that the Merger increases the value of a share of UNSL Common Stock.

                Summary Analysis of Thrift Merger Transactions.  Stifel
                ----------------------------------------------
analyzed certain information relating to transactions in the thrift industry, including median information for 118 acquisitions announced in the U.S. since July 7, 1993, as well as for 33 thrift acquisitions announced in the Midwest since July 7, 1993 (the "Selected Transactions"). Stifel calculated the following ratios with respect to the Merger and the Selected Transactions:


                                               UNSL/MBI           U.S.                Midwest          Missouri
Ratios                                          Merger           Median               Median            Median
- -------                                        --------          ------              --------          --------

Deal Price per share/Book Value                 150.4%           151.0%              158.0%             177.1%

Deal Price per share/                           151.2            155.0               158.0              177.3
Tangible Book Value

Deal Price per share/Last                        14.2             13.4                14.0               10.3
12 months earnings per
share

Deal Price/Assets                                13.1             12.0                12.0               13.5

Premiums over Tangible                            6.0              5.7                 6.4                6.8
Book Value/Deposits

Deal Price/Deposits                              16.2             15.0                15.6               14.8

                The summary set forth above does not purport to be a complete description of the presentation by Stifel to the UNSL Board of Directors or of the analyses performed by Stifel. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Stifel believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the UNSL Board of Directors. In addition, Stifel may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Stifel's view of the actual value of UNSL or the combined companies. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

                In performing its analyses, Stifel made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of UNSL or MBI. The analyses performed by Stifel are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses.
Such analyses were prepared solely as part of Stifel's analysis of the fairness of the Merger consideration to be received by the UNSL stockholders from a financial point of view and were provided to the UNSL Board of Directors in connection with the delivery of Stifel's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Stifel used in its analyses various projections of future performance prepared by the managements of UNSL and MBI. The projections are based on numerous variables and assumptions which are inherently unpredictable and must not be considered certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

                As described above, Stifel's opinion and presentation to the UNSL Board of Directors were among the many factors taken into consideration by the UNSL Board in making its determination to approve the Merger.

                For Stifel's services in connection with the Merger, UNSL has paid Stifel $20,000 and will pay Stifel $55,000 upon the closing of the Merger pursuant to the terms of the Engagement Letter and has agreed to reimburse Stifel for certain out-of-pocket expenses. Pursuant to the Engagement Letter, the Company has agreed to indemnify Stifel, its affiliates and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

                In the ordinary course of its business, Stifel actively trades equity securities of UNSL for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

CONDITIONS OF THE MERGER

                The respective obligations of MBI and UNSL to consummate the Merger are subject to the satisfaction of certain mutual conditions, including the following:

                        (1) The Merger Agreement shall be approved by the holders of a majority of the outstanding shares of UNSL Common Stock at the Special Meeting.

                        (2) The Merger Agreement and the transactions contemplated therein shall have been approved by the Federal Reserve Board, the OTS, the MDOF and any other federal and/or state regulatory agency whose approval is required for the consummation of the transactions contemplated therein.

                        (3) The Registration Statement of which this Proxy Statement/Prospectus is a part, registering shares of MBI Common Stock to be issued in the Merger, shall have been declared effective and not be subject to a stop order or any threatened stop order.

                        (4) Neither UNSL, MBI or ABNK shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

                        (5) Each of UNSL, MBI and ABNK shall have received from MBI's counsel an opinion reasonably satisfactory to it to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and that no gain or loss will be recognized by the UNSL stockholders to the extent they receive MBI Common
                Stock solely in exchange for UNSL Common Stock.

                        (6) Each of UNSL, MBI and ABNK shall have received an opinion of KPMG Peat Marwick LLP, satisfactory to MBI, that the Merger will qualify for pooling-of-interests accounting treatment, which opinion shall not have been withdrawn.

                The obligation of MBI and ABNK to consummate the Merger is subject to the satisfaction, unless waived, of certain other conditions, including the following:

                        (1) The representations and warranties of UNSL made in the Merger Agreement shall be true and correct in all material respects as of the Effective Time and all obligations required to be performed by UNSL prior to the Closing Date shall have been performed in all material respects, and MBI shall have received an officers' certificate from UNSL to that effect.

                        (2) UNSL shall have obtained any and all material permits, authorizations, consents, waivers and approvals required of UNSL for the lawful consummation of the Merger.

                        (3) Since the date of the Merger Agreement, there shall have been no material adverse change in the business, financial condition or results of operations of UNSL on a consolidated basis taken as a whole.

                        (4) Suelthaus & Kaplan, P.C., counsel to UNSL, shall have delivered to MBI an opinion regarding certain legal matters.

                UNSL's obligation to consummate the Merger is subject to the satisfaction, unless waived, of certain other conditions, including the following:

                        (1) The representations and warranties of MBI and ABNK made in the Merger Agreement shall be true and correct in all material respects as of the Effective Time and all obligations required to be performed by MBI and ABNK prior to the Effective Time shall have been performed in all material respects, and UNSL shall have received an officer's certificate from MBI to that effect.

                        (2) MBI and ABNK shall have obtained any and all material permits, authorizations, consents, waivers and approvals required of MBI or ABNK for the lawful consummation of the Merger.

                        (3) Since the date of the Merger Agreement, there shall have been no material adverse change in the business, financial condition or results of operations of MBI on a consolidated basis taken as a whole.

                        (4) Thompson & Mitchell, counsel to MBI, shall have delivered to UNSL an opinion regarding certain legal matters.

TERMINATION OF THE MERGER AGREEMENT

                The Merger Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of UNSL, by mutual consent of the Executive Committee of the Board of Directors of MBI and the Boards of Directors of UNSL and ABNK, or unilaterally by the Executive Committee of the Board of Directors of MBI or the Boards of Directors of UNSL or
ABNK: (i) at any time after March 31, 1995, if the Merger has not been consummated by such date, provided that the terminating party is not then in any material breach of the Merger Agreement or
(ii) if the Federal Reserve Board, the OTS, the MDOF or any other federal and/or state regulatory authority whose approval is required for consummation of the Merger, or the stockholders of UNSL, notwithstanding the favorable recommendation UNSL's Board of Directors, have denied approval of the Merger. The Merger
Agreement may also be terminated by the Boards of Directors of UNSL and ABNK or the Executive Committee of the Board of Directors of MBI in the event of a breach of the Merger Agreement by the other party, which breach is of such a magnitude as to be materially adverse to the business, financial condition or results of operations of the breaching party on a consolidated basis taken as a whole and is not cured after 60 days following written notice of such breach given by the other party. No assurance can be given that the Merger will be consummated on or before March 31, 1995 or that MBI, ABNK or UNSL will not elect to terminate the Merger
Agreement if the Merger has not been consummated on or before such date.

                In the event of the termination of the Merger Agreement, it shall become void and there shall be no liability on the part of either party except that (i) confidentiality and indemnification obligations shall survive termination; (ii) MBI shall pay all printing, mailing and filing expenses with respect to the Registration Statement and this Proxy Statement/Prospectus and
(iii) in the case of termination due to continued material breach after notice and opportunity to cure, the breaching party shall not be relieved of liability to the nonbreaching party arising from the willful nonperformance of any covenant in the Merger Agreement. In addition, as described above under "Other Agreements - Option Agreement," in the case of certain terminations of the Merger
Agreement, the Option Agreement will become exercisable and UNSL may be obligated to repurchase the Option and any Option Shares.

INDEMNIFICATION

                UNSL, MBI and ABNK have agreed to indemnify each other against any claims or liabilities to which such party may become subject under federal or state securities laws or regulations, to the extent that such claim or liability arises out of information furnished to the party subject to such liability by the other party, or out of an omission by such other party to state a necessary or material fact in the Registration Statement of which this Proxy Statement/Prospectus is a part.

CLOSING DATE

                The Merger will be consummated and become effective on the Closing Date upon issuance of a certificate of merger by the Missouri Secretary of State. Under the Merger Agreement, unless the parties otherwise agree, the Closing Date shall be the first business day of the month beginning at least five business days after the month in which the last of the following events occurs
(i) the receipt of the requisite approval of the Merger Agreement by stockholders of UNSL, (ii) the approval of the Merger by the Federal Reserve Board, (iii) the approval of the Merger by the OTS,
(iv) the approval of the Merger by the MDOF, and (v) the approval of any other federal and/or state bank regulatory agency that may be necessary or appropriate.

SURRENDER OF UNSL STOCK CERTIFICATES AND RECEIPT OF MBI COMMON
STOCK

                At the Effective Time of the Merger, each outstanding share of UNSL Common Stock will be converted into the right to receive 1.0604 shares of MBI Common Stock. See "TERMS OF THE PROPOSED MERGER - General Description of the Merger." Each holder of UNSL Common Stock, upon submission to the Exchange Agent of a properly executed letter of transmittal and surrender to the Exchange Agent of the stock certificate(s) formerly representing shares of UNSL Common Stock, will be entitled to receive a stock certificate evidencing the shares of MBI Common Stock to which such shareholder is entitled.

                As soon as practicable after the Effective Time of the Merger, the Exchange Agent will mail to each former UNSL stockholder of record as of the Effective Time notification of the consummation of the Merger. The Exchange Agent will also provide a letter of transmittal and instructions as to the procedure for the surrender of the stock certificates evidencing the UNSL Common Stock and the receipt of shares of MBI Common Stock pursuant to the Merger.

                Following the Effective Time of the Merger, it will be the responsibility of each former holder of UNSL shares to submit all certificates evidencing that former holder's shares of UNSL
Common Stock to the Exchange Agent. No dividends or other distribution will be paid to a former UNSL stockholder with respect to shares of MBI Common Stock until such stockholder's properly completed letter of transmittal and stock certificates formerly representing UNSL Common Stock, or documentation acceptable to the Exchange Agent in lieu of a lost or destroyed certificate, is delivered to the Exchange Agent. The Exchange Agent may also require the stockholder of a lost or destroyed certificate to post an insurance bond acceptable to the Exchange Agent. All dividends or other distributions on the MBI Common Stock declared between the Closing Date of the Merger and the date of the surrender of a UNSL stock certificate will be held for the benefit of the stockholder and will be paid to the stockholder, without interest thereon, upon the surrender of such stock certificate or documentation and/or insurance bond in lieu thereof.

FRACTIONAL SHARES

                No fractional shares of MBI Common Stock will be issued to the former stockholders of UNSL in connection with the Merger.
Each former holder of UNSL Common Stock who otherwise would have been entitled to receive a fraction of a share of MBI Common Stock shall receive in lieu thereof cash, without interest, in an amount equal to the holder's fractional share interest multiplied by the closing stock price of MBI Common Stock on the NYSE Composite Tape as reported in The Wall Street Journal on the Closing Date of the Merger. Cash received by UNSL stockholders in lieu of fractional shares may give rise to taxable income. See "CERTAIN FEDERAL
INCOME TAX CONSEQUENCES OF THE MERGER."

CERTAIN REGULATORY APPROVALS

                In addition to the approval of the Merger Agreement by the stockholders of UNSL, the obligations of the parties to effect the Merger are subject to prior approval of the Federal Reserve
Board, the OTS and the MDOF. The Merger is subject to prior approval by the Federal Reserve Board under Section 4(c)(8) of the BHCA. MBI may acquire UNSL only after the Federal Reserve Board has determined that the activities of UNSL are so closely related to banking or to managing or controlling banks as to be a proper incident thereto. The Federal Reserve Board has previously approved the acquisition and operation of thrifts such as United Savings (and thrift holding companies such as UNSL) and found, generally, that their activities are closely related to banking. Nonetheless, under the BHCA, the Federal Reserve Board may disapprove the Merger if, among other things, it determines that the proposed acquisition of and operation by MBI of UNSL is not a proper incident to banking on the basis that the expected public benefits are outweighed by the potential adverse effects associated with the proposed activity. Under the BHCA, the Federal Reserve
Board
may withhold approval of the Merger if, among other things, it determines that the effect of the Merger would be to substantially lessen competition in the relevant markets. In addition, the Federal Reserve Board must consider whether the combined organization meets the requirements of the Community Reinvestment Act of 1977, as amended, by assessing the involved entities' respective records of meeting the credit needs of the local communities in which they are chartered, consistent with the safe and sound operation of such institutions. In its review, the Federal Reserve Board must also examine the financial and managerial resources and future prospects of the combined organization and analyze the capital structure and soundness of the resulting entity. The Federal Reserve Board has the authority to deny an application if it concludes that the combined organization would have inadequate capital.

                The Merger is also subject to the prior approval of the OTS under HOLA. The OTS may disapprove the Merger based on the financial and managerial resources and future prospects of MBI and the effect of the Merger on United Savings and the insurance risk posed by the Merger to the Savings Associated Insurance Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation
(the "FDIC"). In determining whether to approve the Merger, the OTS may also consider the effect of the Merger on the convenience and needs of the communities to be served, including community reinvestment needs. In addition, under HOLA, the OTS may not approve the Merger if it would result in a monopoly or have a substantial anticompetitive effect unless the OTS finds the anticompetitive effect of the Merger is clearly outweighed in the public interest by the probable effect of the Merger in meeting the convenience and needs of the communities to be served.

                The Merger is also subject to the approval of the MDOF, which is empowered to investigate the Merger to determine whether the Merger is consistent with the interests of maintaining a sound financial system and to determine that the Merger does not afford a basis for supervisory objection.

                Applications for such approvals have been filed with the Federal Reserve Board, the OTS and the MDOF. MBI and UNSL are not aware of any governmental approvals or actions that may be required for consummation of the Merger other than as described above.
Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any necessary regulatory approval or action will be timely received or taken, that no action will be brought challenging such approval or action or, if such a challenge is brought, the result thereof, or that any such approval or action will not be conditioned in a manner that would cause the parties to abandon the Merger. See "SUPERVISION AND REGULATION."

BUSINESS PENDING THE MERGER

                The Merger Agreement provides that, during the period from the date of the Merger Agreement to the Effective Time, UNSL will conduct its business according to the ordinary and usual course consistent with past and current practices and use its best efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

                Furthermore, from the date of the Merger Agreement to the Closing Date, except as provided in the Merger Agreement, UNSL will not, without the prior written consent of MBI:

                        (1) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from any of
                the UNSL subsidiaries to UNSL or to another of the UNSL subsidiaries, except that UNSL may declare and pay regular quarterly cash dividends of not more than $0.25 per share on the UNSL Common Stock), provided that UNSL
                                                     --------
                shall not declare or pay its regular quarterly dividend for any quarter in which UNSL stockholders will be entitled to receive a regular quarterly dividend on the shares of MBI Common Stock to be issued in the Merger;

                        (2) enter into or amend any employment, severance or similar agreement or arrangement with any director or officer or employee, or materially modify any of the UNSL employee plans or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except normal individual increases in compensation to employees consistent with past practice, or as required by law or contract, except for such increases of which UNSL notifies MBI in writing and which MBI does not disapprove within ten days of the receipt of such notice;

                        (3) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights;

                        (4) propose or adopt any amendments to its articles of incorporation, association or other charter document or bylaws;

                        (5) issue, sell, grant, confer or award any of its equity securities (except shares of UNSL Common Stock issued upon exercise of UNSL employee stock options outstanding on July 12, 1994) or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on July 12, 1994;

                        (6) purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its equity securities, whether pursuant to the terms of such equity securities or otherwise;

                        (7)     without first consulting with MBI,

                                (i) enter into or increase any loan or credit commitment (including stand-by letters of credit)
                        to, or invest or agree to invest in any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (collectively, "Lend to") in an amount in excess of $250,000 provided no such consultation shall be required in
                        --------
                        respect of single-family residential loans or credits not exceeding $500,000 that are saleable in recognized secondary markets pursuant to UNSL's lending policies as in effect on the date hereof;

                                (ii) enter into, or increase in an amount in
                        excess of $250,000, any commercial or multi-family real estate loan or credit commitment (including stand-by letters of credit) to, or invest or agree to invest in any commercial or multi-family real estate project or entity, or Lend to any person other than in accordance with lending policies as in effect on July 12, 1994, provided that UNSL or
                                                    --------
                        any of the UNSL Subsidiaries may make any such loan in the event (x) UNSL or any UNSL Subsidiary has delivered to MBI or its designated representative a notice of its intention to make such loan and such information as MBI or its designated representative may reasonably require in respect thereof and (y) MBI or its designated representative shall not have reasonably objected to such loan by giving written or facsimile notice of such objection within two business days following the delivery to MBI or its designated representative of the notice of intention and information as aforesaid; or

                                (iii) Lend to any person or entity any of the
                        loans or other extensions of credit to which or investments in which are on a "watch list" or similar internal report of UNSL or any of the UNSL Subsidiaries (except those denoted "pass" thereon), in an amount in excess of $100,000; provided,
                                                            --------
                        however, that nothing described in this paragraph
                        -------
                        shall prohibit UNSL or any UNSL Subsidiary from honoring any contractual obligation in existence on July 12, 1994 or, with respect to loans described in clause (i) above, making such loans after consulting with MBI;

                        (8) directly or indirectly (including through its officers, directors, employees or other representatives) initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to the disposition of any significant portion of the business or assets of UNSL or any of the UNSL Subsidiaries or the acquisition of equity securities of UNSL or any of the UNSL Subsidiaries or the merger of UNSL or any of the UNSL Subsidiaries with any person (other than MBI) or any similar transaction (each such transaction being referred to herein as an "Acquisition Transaction"), or provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction, and UNSL shall promptly notify
                MBI orally of all the relevant details relating to all inquiries, indications of interest and proposals which it may receive with respect to any Acquisition Transaction;

                        (9)     take any action that would

                                (i) materially impede or delay the
                        consummation of the transactions contemplated by the Merger Agreement or the ability of MBI or UNSL to obtain any approval of any Regulatory Authority required for the transactions contemplated by the Merger Agreement or to perform its covenants and agreements under the Merger Agreement or

                                (ii) prevent the Merger from qualifying as a
                        pooling-of-interests for accounting purposes or as a reorganization within the meaning of Section 368 of the Code;

                        (10) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

                        (11) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or take or omit to take any other act which would make any of the representations and warranties in the Merger Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act; or

                        (12) enter into, increase or renew any loan or credit commitment (including standby letters of credit) to any executive officer or director of UNSL or any of the UNSL Subsidiaries, any UNSL stockholder, or any entity controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing which is of the type or nature sought to be regulated in 12 U.S.C. 371c and 12 U.S.C. 371c-1, without first obtaining the prior written consent of MBI, which consent shall not be unreasonably withheld.

WAIVER AND AMENDMENT

                Any provision of the Merger Agreement, including, without limitation, the conditions to the consummation of the Merger and the restrictions described under "- Business Pending the Merger,"
may be (i) waived in writing at any time by the party that is, or whose shareholders or stockholders are, entitled to the benefits thereof or (ii) amended at any time by written agreement of the parties approved by or on behalf of their respective Boards of
Directors or Executive Committees, whether before or after the
Special Meeting; provided, however, that after approval of the
                 --------  -------
Merger Agreement by the stockholders of UNSL at the Special Meeting no such modification may alter or change the amount or form of consideration to be received by the UNSL stockholders in the Merger, or adversely affect the federal income tax treatment to UNSL stockholders. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF
THE MERGER" of this Proxy Statement/Prospectus.

ACCOUNTING TREATMENT

                The Merger will be accounted for under the pooling-of-interests method of accounting. Data regarding the financial condition and results of operations of UNSL will be included in MBI's consolidated financial statements for all periods presented by MBI as if the Merger had occurred on the first day of the earliest period presented. KPMG Peat Marwick LLP, MBI's independent accountants, will deliver to MBI, ABNK and UNSL an opinion that the Merger will qualify for pooling-of-interests accounting treatment.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

                J.C. Benage, President and Chairman of the Board of UNSL, has entered into an employment agreement with MBI dated July 12, 1994 (the "Employment Agreement"). The Employment Agreement provides that Mr. Benage shall be employed by United Savings or any successor thereto until he attains the age of 65, in the following capacities: (i) for the first six months after the Effective Time, Mr. Benage will serve as Chairman, President, Chief Executive
Officer and Director of United Savings and (ii) thereafter, Mr.
Benage shall serve as Chairman and Director of United Savings, in which capacity he will make himself available for consultation and other services with MBI in connection with banking matters in United Savings' current banking markets. Mr. Benage will receive a base salary of $130,000 per year, including director fees, and employee benefits and customary perquisites equivalent to those provided by MBI to similarly situated officers. The Employment
Agreement is intended to replace Mr. Benage's current employment agreement with United Savings.

PROPOSED REORGANIZATION FOLLOWING THE MERGER

                Immediately following the Merger, all of the assets and liabilities of United Savings will be transferred to and assumed by (the "P&A Transaction") a bank subsidiary of ABNK (the "New Bank") to be located in Lebanon, Missouri. Consummation of the P&A Transaction is subject to the approval of the FDIC and the MDOF. Consummation of the Merger is not conditioned on such approvals. It is currently contemplated that, in a series of transactions in the months following the Merger, the assets and liabilities attributable to certain of the branches of the New Bank will be transferred to and assumed by certain other banking subsidiaries of ABNK.

        CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
        -----------------------------------------------------

                The following is a discussion of the material federal income tax consequences of the Merger to certain UNSL stockholders and does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision whether to vote for the approval of the Merger. The discussion does not address all aspects of federal income taxation that may be applicable to UNSL stockholders subject to special federal income tax treatment including (without limitation) foreign persons, insurance companies, tax-exempt entities, retirement plans, dealers in securities, and persons who acquired their UNSL Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. The discussion addresses neither the effect of any applicable state, local, or foreign tax laws, nor the effect of any federal tax laws other than those pertaining to the federal income tax. IN VIEW OF THE INDIVIDUAL NATURE OF FEDERAL INCOME TAX CONSEQUENCES, EACH UNSL STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER.

                The discussion is based on the Code, regulations and rulings now in effect or proposed thereunder, current administrative rulings and practice, and judicial precedent, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences discussed herein. The discussion is also based on certain assumptions regarding the factual circumstances that will exist at the Effective Time of the Merger, including certain representations of MBI, UNSL and certain stockholders of UNSL. If any of these factual assumptions is inaccurate, the tax consequences of the Merger could differ from those described herein. The discussion assumes that shares of UNSL Common Stock are held as capital assets (within the meaning of Section 1221 of the Code) at the Effective Time.

                Assuming the Merger occurs in accordance with the Merger Agreement, the Merger will constitute a "reorganization" for federal income tax purposes under Section 368(a)(1)(A) of the Code, by reason of the application of Section 368(a)(2)(D) of the Code, with the following federal income tax consequences:

                        (1) UNSL stockholders will recognize no gain or loss as a result of the exchange of their UNSL Common
                Stock solely for shares of MBI Common Stock pursuant to the Merger, except with respect to cash received in lieu of fractional shares, if any, as discussed below.

                        (2) The aggregate adjusted tax basis of the shares of MBI Common Stock received by each UNSL stockholder in the Merger (including any fractional share of MBI Common
                Stock deemed to be received, as described in paragraph
                (4) below) will be equal to the aggregate adjusted tax basis of the shares of UNSL Common Stock surrendered.

                        (3) The holding period of the shares of MBI Common Stock received by each UNSL stockholder in the Merger (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 4 below) will include the holding period of the shares of UNSL
                Common Stock exchanged therefor.

                        (4) A UNSL stockholder who receives cash in the Merger in lieu of a fractional share of MBI Common Stock will be treated as if the fractional share had been received in the Merger and then redeemed by MBI in return for the cash. The receipt of such cash will cause the recipient to recognize capital gain or loss equal to the difference between the amount of cash received and the portion of such holder's adjusted tax basis in the shares of MBI Common Stock allocable to the fractional share interest.

                UNSL has received from Thompson & Mitchell, counsel for MBI, an opinion to the effect that the Merger will be a "reorganization" for federal income tax purposes under Section 368(a)(1)(A) of the Code, by reason of Section 368(a)(2)(D) of the Code, and that the federal income tax consequences of the Merger are in all material respects as described in this section. The opinion is available without charge upon written request to Jon W. Bilstrom, General Counsel and Secretary, Mercantile Bancorporation Inc., P.O. Box 524, St. Louis, Missouri 63166-0524. Such opinion is subject to the conditions and assumptions stated therein and relies on various representations made by MBI, UNSL, and certain stockholders of UNSL. An opinion of counsel, unlike a private letter ruling from the Internal Revenue Service (the "Service"), has no binding effect on the Service. The Service could take a position contrary to counsel's opinion and, if the matter is litigated, a court may reach a decision contrary to the opinion.
The Service is not expected to issue a ruling on the tax effects of the Merger, and no such ruling has been requested.

                THE FOREGOING IS A GENERAL DISCUSSION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND IS INCLUDED FOR GENERAL INFORMATION ONLY. THE FOREGOING DISCUSSION DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH UNSL STOCKHOLDER'S TAX STATUS AND ATTRIBUTES. AS A RESULT, THE FEDERAL INCOME TAX CONSEQUENCES ADDRESSED IN THE FOREGOING DISCUSSION MAY
NOT APPLY TO EACH UNSL STOCKHOLDER.  IN VIEW OF THE INDIVIDUAL
NATURE OF INCOME TAX CONSEQUENCES, EACH UNSL STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL AND OTHER TAX LAWS.

                   PRO FORMA FINANCIAL INFORMATION
                   -------------------------------

COMPARATIVE UNAUDITED PER SHARE DATA

                The following table sets forth for the periods indicated selected historical per share data of MBI and UNSL and the corresponding pro forma and pro forma equivalent per share amounts giving effect to the proposed Merger, the proposed acquisition of Wedge and the acquisition of ABNK, which was completed on April 30, 1992. The data presented is based upon the consolidated financial statements and related notes of MBI and UNSL included in this Proxy Statement/Prospectus or in documents incorporated herein by reference, and the pro forma combined consolidated balance sheet and income statements, including the notes thereto, appearing elsewhere herein. This information should be read in conjunction with such historical and pro forma financial statements and related notes thereto. The assumptions used in the preparation of this table appear in the notes to the pro forma financial information appearing elsewhere in this Proxy Statement/Prospectus. See "PRO
FORMA FINANCIAL INFORMATION." This data is not necessarily indicative of the results of the future operations of the combined organization or the actual results that would have occurred if the Merger had been consummated prior to the periods indicated.

                                                                                                          MBI/          UNSL/
                                                                          MBI/UNSL        UNSL       All Entities   All Entities
                                              MBI            UNSL        Pro Forma      Pro Forma     Pro Forma       Pro Forma
                                            Reported       Reported     Combined(1)   Equivalent(2)   Combined(3)    Equivalent(2)
                                            --------       --------     -----------   -------------  ------------   --------------

Book Value per Share:
  June 30, 1994                            $  23.49         $ 25.91       $ 23.52        $ 24.94       $ 23.44         $ 24.86
  December 31, 1993                           22.40           25.03         22.44          23.80         22.37           23.72

Cash Dividends Declared per Share:
  Six months ended June 30, 1994           $    .56         $   .50       $   .56        $   .59       $   .56         $   .59
  Year ended December 31, 1993                  .99             .96           .99           1.05           .99            1.05
  Year ended December 31, 1992                  .93             .65           .93            .99           .93             .99
  Year ended December 31, 1991                  .93             .60           .93            .99           .93             .99

Earnings per Share:
  Six months ended June 30, 1994           $   1.84         $  1.32       $  1.82        $  1.93       $  1.81         $  1.92
  Year ended December 31, 1993                 2.80            2.82(4)       2.80           2.97          2.83            3.00
  Year ended December 31, 1992                 2.36            3.42          2.36           2.50          2.38            2.52
  Year ended December 31, 1991                 2.37            1.67          2.23           2.36          2.21            2.34

Market Price per Share:
  At July 12, 1994 (5)                     $ 35.375         $ 33.25            --        $ 37.51            --         $ 37.51
  At ----------, 1994 (5)                                                      --                           --

- -------------------------------------
     (1)       Includes the effect of pro forma adjustments for UNSL and ABNK, as appropriate.  See "PRO FORMA
               FINANCIAL INFORMATION."

     (2)       Based on the pro forma combined per share amounts multiplied times 1.0604, the conversion ratio applicable to one share of UNSL Common Stock.  Further explanation of the assumptions used in the preparation of the pro forma combined consolidated financial statements is included in the notes to pro forma financial statements.  See "PRO FORMA FINANCIAL INFORMATION."

     (3)       Includes the effect of pro forma adjustments for UNSL, ABNK and Wedge, as appropriate.  See "PRO
               FORMA FINANCIAL INFORMATION."

     (4)       Net of effect of accounting change. See "UNSL Financial Corp. and Subsidiaries Consolidated Finanical
               Statements."

     (5)       The market value of MBI and UNSL Common Stock was determined as of the last trading day preceding the public announcement of the proposed acquisition and as of the latest available date prior to the filing of the Proxy Statement/Prospectus, based on the last sale price as reported on the NYSE Composite Tape and Nasdaq, respectively.

PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

     The following unaudited pro forma combined consolidated balance sheet gives effect to the Merger and the proposed acquisition of Wedge, as if each of the mergers were consummated on June 30, 1994.

     MBI acquired ABNK on April 30, 1992, which acquisition was accounted for under the purchase method of accounting.
Accordingly, the historical results of operations of MBI include the results of operations of ABNK from May 1, 1992 forward. The following pro forma combined consolidated income statements include the results of operations of ABNK from January 1, 1991 through the date of acquisition.

     The following pro forma combined consolidated income statements for the six months ended June 30, 1994 and 1993 and for the years ended December 31, 1993, 1992 and 1991 set forth the results of operations of MBI combined with the results of operations of UNSL and Wedge as if the Merger and the proposed acquisition of Wedge had occurred as of the first day of the period presented. As stated above, the pro forma combined consolidated income statements for the years ended December 31, 1992 and 1991 include the results of operations of ABNK from January 1, 1991 through the date of acquisition.

     The unaudited pro forma combined consolidated financial statements should be read in conjunction with the accompanying Notes to the Pro Forma Combined Consolidated Financial Statements and with the historical Financial Statements of MBI, UNSL, Wedge and ABNK. The historical interim financial information for the six months ended
June 30, 1994 and 1993, used as a basis for the pro-forma combined consolidated financial statements, include all necessary adjustments, which, in management's opinion, are necessary to present the data fairly. These pro forma combined consolidated financial statements may not be indicative of the results of operations that actually would have occurred if the completed and proposed mergers had been consummated on the dates assumed above or of the results of operations that may be achieved in the future.

MERCANTILE BANCORPORATION INC.
PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
June 30, 1994
(Thousands)
(Unaudited)

                                                                            MBI/UNSL                               MBI/All Entities
                                                                            Pro Forma                                  Pro Forma
                                                             UNSL           Combined                  Wedge            Combined
                                     MBI        UNSL     Adjustments(1)   Consolidated    Wedge    Adjustments(1)    Consolidated
                                 -----------  --------   -----------      ------------  --------   -----------     ----------------
ASSETS
   Cash and due from banks       $   556,843  $  3,038   $                $    559,881  $  7,825   $               $        567,706
   Due from banks - interest
    bearing                           10,992    18,854                          29,846        94                             29,940
   Federal funds sold and
    repurchase agreements            113,939         0                         113,939         0                            113,939
   Investments in debt and
    equity securities
     Trading                           6,020         0                           6,020         0                              6,020
     Available-for-sale              315,152         0                         315,152    59,005                            374,157
     Held-to-maturity              2,980,348    16,026                       2,996,374    23,950                          3,020,324
                                 -----------  --------   -----------      ------------  --------   -----------     ----------------
         Total                     3,301,520    16,026             0         3,317,546    82,955             0            3,400,501
   Loans and leases                7,619,002   420,274                       8,039,276   113,165                          8,152,441
   Reserve for possible loan
    losses                          (172,493)   (3,631)                       (176,124)   (1,399)                          (177,523)
                                 -----------  --------   -----------      ------------  --------   -----------     ----------------
     Net Loans and Leases          7,446,509   416,643             0         7,863,152   111,766             0            7,974,918
   Bank premises and equipment       203,040     5,923                         208,963     3,858                            212,821
   Due from customers on
    acceptances                       12,174         0                          12,174         0                             12,174
   Goodwill                           54,678        70                          54,748         0                             54,748
   Other intangibles                  14,070       103                          14,173         0                             14,173
   Other assets                      220,136     3,267        38,577 (2)       223,403     3,453        19,121 (4)          226,856
                                                             (38,577)(3)                               (19,121)(5)
                                 -----------  --------   -----------      ------------  --------   -----------     ----------------

         Total Assets            $11,933,901  $463,924   $         0      $ 12,397,825  $209,951     $      0      $     12,607,776
                                 ===========  ========   ===========      ============  ========     ========      ================

This pro forma combined consolidated balance sheet is continued on the following page.
See notes to pro forma combined consolidated financial statements.

MERCANTILE BANCORPORATION INC.
PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET (cont'd.)
June 30, 1994
(Thousands)
(Unaudited)

                                                                           MBI/UNSL                              MBI/All Entities
                                                                           Pro Forma                                 Pro Forma
                                                            UNSL           Combined                  Wedge           Combined
                                     MBI        UNSL    Adjustments(1)   Consolidated    Wedge   Adjustments(1)    Consolidated
                                 -----------  --------  -----------      ------------  --------  -----------     ----------------
LIABILITIES
   Deposits
     Non-interest bearing        $ 1,473,103  $ 10,218  $                $  1,483,321  $ 23,651  $               $      1,506,972
     Interest bearing              7,551,827   365,365                      7,917,192   138,740                         8,055,932
     Foreign                         115,576         0                        115,576         0                           115,576
                                 -----------  --------  -----------      ------------  --------  -----------     ----------------
         Total Deposits            9,140,506   375,583            0         9,516,089   162,391            0            9,678,480
   Federal funds purchased and
    repurchase agreements            673,345         0                        673,345    26,380                           699,725
   Other short-term borrowings       628,374    45,000                        673,374         0                           673,374
   Long-term debt                    290,162         0                        290,162         0                           290,162
   Bank acceptances outstanding       12,174         0                         12,174         0                            12,174
   Other liabilities                 175,897     4,764                        180,661     2,059                           182,720
                                 -----------  --------  -----------      ------------  --------  -----------     ----------------

         Total Liabilities        10,920,458   425,347            0        11,345,805   190,830            0           11,536,635

STOCKHOLDERS' EQUITY
   Preferred stock                         -                                        -                                           -
   Common stock                      215,734     1,744        7,892 (2)       223,626     1,443        4,850 (4)          228,476
                                                             (1,744)(3)                               (1,443)(5)
   Capital surplus                   168,140     7,180       (2,581)(2)       165,559     5,145        1,738 (4)          167,297
                                                             (7,180)(3)                               (5,145)(5)
   Retained earnings                 629,569    33,266       33,266 (2)       662,835    12,533       12,533 (4)          675,368
                                                            (33,266)(3)                              (12,533)(5)
   Treasury Stock                               (3,613)       3,613 (3)             0                                           0
                                 -----------  --------  -----------      ------------  --------  -----------     ----------------

         Total Stockholders'
          Equity                   1,013,443    38,577            0         1,052,020    19,121            0            1,071,141
                                 -----------  --------  -----------      ------------  --------  -----------     ----------------

       Total Liabilities and
        Stockholders' Equity     $11,933,901  $463,924  $         0      $ 12,397,825  $209,951  $         0     $     12,607,776
                                 ===========  ========  ===========      ============  ========  ===========     ================

See notes to pro forma combined consolidated financial statements.

MERCANTILE BANCORPORATION INC.
PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
For the Six Months Ended June 30, 1994
(Thousands except per share data)
(Unaudited)
                                                                           MBI/UNSL                      MBI/All Entities
                                                                           Pro Forma                         Pro Forma
                                                                           Combined                          Combined
                                              MBI            UNSL        Consolidated        Wedge         Consolidated
                                         -------------   -------------   -------------   -------------   ----------------
Interest Income                          $     402,464   $      14,185   $     416,649   $       6,969   $        423,618
Interest Expense                               150,346           7,342         157,688           2,685            160,373
                                         -------------   -------------   -------------   -------------   ----------------

   Net Interest Income                         252,118           6,843         258,961           4,284            263,245
Provision for Possible Loan Losses              16,398              60          16,458              76             16,534
                                         -------------   -------------   -------------   -------------   ----------------

   Net Interest Income after Provision
      for Possible Loan Losses                 235,720           6,783         242,503           4,208            246,711
Other Income
   Trust                                        31,574               0          31,574             212             31,786
   Investment banking                            4,632               0           4,632               0              4,632
   Service charges                              28,941             472          29,413             579             29,992
   Credit card fees                             11,598               0          11,598               0             11,598
   Securities gains                                433              20             453             184                637
   Other                                        18,760           1,146          19,906             354             20,260
                                         -------------   -------------   -------------   -------------   ----------------

      Total Other Income                        95,938           1,638          97,576           1,329             98,905
Other Expense
   Salaries                                     88,549           1,990          90,539           1,661             92,200
   Employee benefits                            22,415             536          22,951             470             23,421
   Net occupancy                                12,930             319          13,249             239             13,488
   Equipment                                    16,755             223          16,978             234             17,212
   Other                                        65,838           2,128          67,966           1,204             69,170
                                         -------------   -------------   -------------   -------------   ----------------

      Total Other Expense                      206,487           5,196         211,683           3,808            215,491
                                         -------------   -------------   -------------   -------------   ----------------

      Income Before Income Taxes               125,171           3,225         128,396           1,729            130,125
Income Taxes                                    46,113           1,182          47,295             385             47,680
                                         -------------   -------------   -------------   -------------   ----------------

      Net Income                         $      79,058   $       2,043   $      81,101   $       1,344   $         82,445
                                         =============   =============   =============   =============   ================

Per Share Data
   Average Common Shares Outstanding        42,947,890                      44,525,728                         45,495,728
   Net Income                            $        1.84                   $        1.82                   $           1.81


See notes to pro forma combined consolidated financial statements.

MERCANTILE BANCORPORATION INC.
PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
For the Six Months Ended June 30, 1993
(Thousands except per share data)
(Unaudited)
                                                                           MBI/UNSL                      MBI/All Entities
                                                                           Pro Forma                         Pro Forma
                                                                           Combined                          Combined
                                              MBI            UNSL        Consolidated        Wedge         Consolidated
                                         -------------   -------------   -------------   -------------   ----------------
Interest Income                          $     421,512   $      13,996   $     435,508   $       6,721   $        442,229
Interest Expense                               171,140           7,055         178,195           2,568            180,763
                                         -------------   -------------   -------------   -------------   ----------------

   Net Interest Income                         250,372           6,941         257,313           4,153            261,466
Provision for Possible Loan Losses              28,534             260          28,794             164             28,958
                                         -------------   -------------   -------------   -------------   ----------------

   Net Interest Income after Provision
      for Possible Loan Losses                 221,838           6,681         228,519           3,989            232,508
Other Income
   Trust                                        30,619               0          30,619             197             30,816
   Investment banking                            4,775               0           4,775               0              4,775
   Service charges                              28,619             422          29,041             584             29,625
   Credit card fees                             11,850               0          11,850               0             11,850
   Securities gains                              2,679               0           2,679              10              2,689
   Other                                        21,330             997          22,327             997             23,324
                                         -------------   -------------   -------------   -------------   ----------------

      Total Other Income                        99,872           1,419         101,291           1,788            103,079
Other Expense
   Salaries                                     84,241           2,008          86,249           1,618             87,867
   Employee benefits                            21,399             462          21,861             382             22,243
   Net occupancy                                12,742             308          13,050             211             13,261
   Equipment                                    16,825             179          17,004             153             17,157
   Other                                        80,169           1,484          81,653           1,148             82,801
                                         -------------   -------------   -------------   -------------   ----------------

      Total Other Expense                      215,376           4,441         219,817           3,512            223,329
                                         -------------   -------------   -------------   -------------   ----------------

      Income Before Income Taxes               106,334           3,659         109,993           2,265            112,258
Income Taxes                                    39,422           1,352          40,774             638             41,412
                                         -------------   -------------   -------------   -------------   ----------------
      Net Income Before Change in
      Accounting Principle               $      66,912   $       2,307   $      69,219   $       1,627   $         70,846
                                         =============   =============   =============   =============   ================

Per Share Data
   Average Common Shares Outstanding        42,243,319                      43,847,085                         44,817,085
   Net Income Before Change in
      Accounting Principle               $        1.58                   $        1.58                   $           1.58

See notes to pro forma combined consolidated financial statements.

MERCANTILE BANCORPORATION INC.
PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
For the Year Ended December 31, 1993
(Thousands except per share data)
(Unaudited)
                                                                           MBI/UNSL                      MBI/All Entities
                                                                           Pro Forma                         Pro Forma
                                                                           Combined                          Combined
                                              MBI            UNSL        Consolidated        Wedge         Consolidated
                                         -------------   -------------   -------------   -------------   ----------------
Interest Income                          $     829,930   $      27,834   $     857,764   $      15,258   $        873,022
Interest Expense                               328,734          14,071         342,805           5,505            348,310
                                         -------------   -------------   -------------   -------------   ----------------

   Net Interest Income                         501,196          13,763         514,959           9,753            524,712
Provision for Possible Loan Losses              61,013             320          61,333             240             61,573
                                         -------------   -------------   -------------   -------------   ----------------

   Net Interest Income after Provision
     for Possible Loan Losses                  440,183          13,443         453,626           9,513            463,139
Other Income
   Trust                                        61,138               0          61,138             409             61,547
   Investment banking                            8,486               0           8,486               0              8,486
   Service charges                              58,511             908          59,419           1,300             60,719
   Credit card fees                             24,060               0          24,060               0             24,060
   Securities gains                              3,742               0           3,742             195              3,937
   Other                                        43,221           2,261          45,482             948             46,430
                                         -------------   -------------   -------------   -------------   ----------------

      Total Other Income                       199,158           3,169         202,327           2,852            205,179
Other Expense
   Salaries                                    171,970           4,020         175,990           3,552            179,542
   Employee benefits                            43,363             975          44,338             808             45,146
   Net occupancy                                27,628             638          28,266             414             28,680
   Equipment                                    35,010             399          35,409             408             35,817
   Other                                       166,938           3,714         170,652           1,810            172,462
                                         -------------   -------------   -------------   -------------   ----------------

      Total Other Expense                      444,909           9,746         454,655           6,992            461,647
                                         -------------   -------------   -------------   -------------   ----------------

      Income Before Income Taxes               194,432           6,866         201,298           5,373            206,671
Income Taxes                                    75,568           2,549          78,117           1,279             79,396
                                         -------------   -------------   -------------   -------------   ----------------
      Net Income Before Change in
      Accounting Principle               $     118,864   $       4,317   $     123,181   $       4,094   $        127,275
                                         =============   =============   =============   =============   ================

Per Share Data
   Average Common Shares Outstanding        42,439,298                      44,027,436                         44,997,436
   Net Income Before Change in
      Accounting Principle               $        2.80                   $        2.80                   $           2.83


See notes to pro forma combined consolidated financial statements.

MERCANTILE BANCORPORATION INC.
PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
For the Year Ended December 31, 1992
(Thousands except for per share data)
(Unaudited)
                                                                                MBI/ABNK                            MBI/All Entities
                                                    ABNK                        Pro Forma       MBI/UNSL                 Pro Forma
                                       MBI        1/1/92-      ABNK             Combined        Pro Forma                 Combined
                                   Consolidated 4/30/92(6) Adjustments(6)     Consolidated      Combined      Wedge     Consolidated
                                   ------------ ---------- -------------- -------------------- ----------- ------------ ------------
Interest Income                    $    873,447 $  30,729   $(1,692)(7)   $   902,395 $ 32,332 $   934,727 $     15,931 $    950,658
                                                                (89)(8)
Interest Expense                        417,358    16,549                     433,907   18,517     452,424        6,875      459,299
                                   ------------ ---------   -------       ----------- -------- ----------- ------------ ------------

   Net Interest Income                  456,089    14,180    (1,781)          468,488   13,815     482,303        9,056      491,359
Provision for Possible Loan Losses       74,579     1,913                      76,492      296      76,788          191       76,979
                                   ------------ ---------   -------       ----------- -------- ----------- ------------ ------------

   Net Interest Income after
     Provision for Possible
     Loan Losses                        381,510    12,267    (1,781)          391,996   13,519     405,515        8,865      414,380
Other Income
   Trust                                 57,501       613                      58,114        0      58,114          444       58,558
   Investment banking                     8,918       136                       9,054        0       9,054            0        9,054
   Service charges                       55,399     2,143                      57,542      908      58,450        1,228       59,678
   Credit card fees                      21,487        87                      21,574        0      21,574            0       21,574
   Securities gains                       5,518         0                       5,518        0       5,518          439        5,957
   Other                                 35,121     1,130                      36,251    2,221      38,472          574       39,046
                                   ------------ ---------   -------       ----------- -------- ----------- ------------ ------------

     Total Other Income                 183,944     4,109         0           188,053    3,129     191,182        2,685      193,867
Other Expense
   Salaries                             158,390     5,847                     164,237    3,776     168,013        3,138      171,151
   Employee benefits                     33,625     1,352                      34,977      745      35,722        1,116       36,838
   Net occupancy                         24,511     1,033       (31)(9)        25,513      566      26,079          336       26,415
   Equipment                             31,077       994                      32,071      378      32,449          435       32,884
   Other                                170,465     5,339       (93)(10)      175,711    3,415     179,126        2,218      181,344
                                   ------------ ---------   -------       ----------- -------- ----------- ------------ ------------

     Total Other Expense                418,068    14,565      (124)          432,509    8,880     441,389        7,243      448,632
                                   ------------ ---------   -------       ----------- -------- ----------- ------------ ------------

     Income Before Income Taxes         147,386     1,811    (1,657)          147,540    7,768     155,308        4,307      159,615
Income Taxes                             52,346       513      (595)(11)       52,264    2,540      54,804        1,320       56,124
                                   ------------ ---------   -------       ----------- -------- ----------- ------------ ------------

     Net Income                    $     95,040 $   1,298   $(1,062)      $    95,276 $  5,228 $   100,504 $      2,987 $    103,491
                                   ============ =========   =======       =========== ======== =========== ============ ============

Per Share Data
   Average Common Shares
     Outstanding                     39,492,237                            40,188,849           41,804,654                42,774,654
   Net Income                      $       2.36                           $      2.32          $      2.36              $       2.38

See notes to pro forma combined consolidated financial statements.

MERCANTILE BANCORPORATION INC.
PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
For the Year Ended December 31, 1991
(Thousands except for per share data)
(Unaudited)
                                                                                MBI/ABNK                            MBI/All Entities
                                                    ABNK                        Pro Forma       MBI/UNSL                 Pro Forma
                                       MBI        1/1/92-      ABNK             Combined        Pro Forma                 Combined
                                   Consolidated 4/30/92(6) Adjustments(6)     Consolidated      Combined      Wedge     Consolidated
                                   ------------ ---------- -------------- -------------------- ----------- ------------ ------------
Interest Income                    $    879,471 $ 103,630   $(5,075)(7)   $   977,760 $ 39,191 $ 1,016,951 $     16,461 $  1,033,412
                                                               (266)(8)
Interest Expense                        506,916    63,042                     569,958   26,417     596,375        8,882      605,257
                                   ------------ ---------   -------       ----------- -------- ----------- ------------ ------------

   Net Interest Income                  372,555    40,588    (5,341)          407,802   12,774     420,576        7,579      428,155
Provision for Possible Loan Losses       58,076     2,477                      60,553    1,263      61,816        1,132       62,948
                                   ------------ ---------   -------       ----------- -------- ----------- ------------ ------------

   Net Interest Income after
      Provision for Possible
      Loan Losses                       314,479    38,111    (5,341)          347,249   11,511     358,760        6,447      365,207
Other Income
   Trust                                 49,400     1,860                      51,260        0      51,260            0       51,260
   Investment banking                     7,463         0                       7,463        0       7,463            0        7,463
   Service charges                       47,504     6,008                      53,512      952      54,464          928       55,392
   Credit card fees                      20,636         0                      20,636        0      20,636            0       20,636
   Securities gains                       4,334         4                       4,338      244       4,582          455        5,037
   Other                                 26,359     3,389                      29,748    1,705      31,453        1,296       32,749
                                   ------------ ---------   -------       ----------- -------- ----------- ------------ ------------

      Total Other Income                155,696    11,261         0           166,957    2,901     169,858        2,679      172,537
Other Expense
   Salaries                             140,877    17,282                     158,159    3,292     161,451        2,965      164,416
   Employee benefits                     31,278     3,963                      35,241      603      35,844          776       36,620
   Net occupancy                         20,965     3,155       (92)(9)        24,028      561      24,589          428       25,017
   Equipment                             29,133     2,947                      32,080      412      32,492          326       32,818
   Other                                161,095    16,150      (280)(10)      176,965    5,263     182,228        2,647      184,875
                                   ------------ ---------   -------       ----------- -------- ----------- ------------ ------------

      Total Other Expense               383,348    43,497      (372)          426,473   10,131     436,604        7,142      443,746
                                   ------------ ---------   -------       ----------- -------- ----------- ------------ ------------

      Income Before Income Taxes         86,827     5,875    (4,969)           87,733    4,281      92,014        1,984       93,998
Income Taxes                             18,673     1,466    (1,785)(11)       18,354    1,767      20,121          715       20,836
                                   ------------ ---------   -------       ----------- -------- ----------- ------------ ------------

      Net Income                   $     68,154 $   4,409   $(3,184)      $    69,379 $  2,514 $    71,893 $      1,269 $     73,162
                                   ============ =========   =======       =========== ======== =========== ============ ============

Per Share Data
   Average Common Shares
     Outstanding                     31,790,914                            33,867,754           35,466,653                36,436,653
   Net Income                      $       2.37                           $      2.26          $      2.23              $       2.21

See notes to pro forma combined consolidated financial statements.

MERCANTILE BANCORPORATION INC.
Notes to Pro Forma Combined Consolidated Financial Statements
(Unaudited)


   (1) The acquisitions of UNSL and Wedge will be accounted for as poolings-of-interests.

   (2)    Acquisition of UNSL with 1,578,445 shares of MBI Common
          Stock, based on the exchange ratio of 1.0604 of a share of MBI Common Stock per share of UNSL Common Stock.

   (3)    Elimination of MBI's investment in UNSL.

   (4)    Acquisition of Wedge with 970,000 shares of MBI Common
          Stock.

   (5)    Elimination of MBI's investment in Wedge.

   (6) The acquisition of ABNK by MBI on April 30, 1992, was accounted for as a purchase transaction. The MBI historical financial data includes ABNK from the date of acquisition. The results of operations of ABNK were included in the MBI pro forma combined income statement from January 1, 1991.

   (7) Amortization of purchase price adjustment of $7,690,000 on investment securities portfolio.

   (8) Interest income, at an estimated short-term interest rate of 3%, lost on cash of $8,851,000 paid to ABNK's stockholders.

   (9) Reduced depreciation and amortization of bank premises and equipment as a result of the valuation adjustment of $1,102,000.

  (10) Goodwill of $2,285,000 amortized under the straight line method over a period of 15 years, net of the elimination of ABNK's annual goodwill amortization of $432,000.

  (11)    Tax effect of pro forma adjustments.

                         INFORMATION REGARDING UNSL
                         --------------------------

BUSINESS

               General. UNSL, a Delaware corporation which commenced operations in 1989, is a savings and loan holding company organized under HOLA, and is the owner of all issued and outstanding capital stock of United Savings, a Missouri-chartered capital stock savings and loan association. UNSL's only business at this time is managing and being the parent holding company for United Savings.

               United Savings began operations in 1924 as a mutual association and converted into a stock association on July 9, 1984. Its savings accounts are insured by the Savings Association Insurance Fund ("SAIF"), a deposit insurance fund which is administered by the FDIC. United Savings has been a member of the Federal Home Loan Bank ("FHLB") System since 1933. United Savings is subject to extensive regulation, supervision and examination by the OTS, the FDIC and the MDOF. United Savings is also subject to regulation as to certain matters by the Federal Reserve Board. United Savings' operations are conducted through its home office in Lebanon, Missouri and 20 full-service branch offices in Springfield, Rolla, Osage Beach, Camdenton, Marshfield, Monett, Forsyth, Laurie, St. Robert, Willard, Branson, Centralia, Columbia, Boonville and Concordia, Missouri.

               United Savings is primarily engaged in attracting deposits from the general public and using these and other funds to originate residential loans and, to a lesser extent, consumer and commercial loans in the Southwest and Central Missouri lending area. United Savings also invests in obligations of the United States Government and federal agencies, bankers' acceptances and other investments as permitted by applicable laws and regulations.

               The principal sources of funds for United Savings' lending activities are savings deposits, amortization and prepayment of loans, FHLB advances and proceeds from the sale of loans. United Savings' principal sources of income are interest on loans and interest and dividends on investment securities. Its principal expense is interest on savings deposits.

               Through its subsidiaries, United Savings also engages in the general insurance business, offering property and casualty insurance for businesses and home, credit life, mortgage and general life insurance, as well as residential real estate appraisal services. See "Subsidiary Activities".

SUBSIDIARY ACTIVITIES

               As a Missouri-chartered association, United Savings is permitted by current regulations to invest an amount up to twenty percent of its assets in stock, paid-in surplus and unsecured loans in service corporations. As of December 31, 1993, United Savings' total equity investment in subsidiaries was $537,665 and it had total loans outstanding to them of $227,435.

               In addition to the investment limitations imposed by Missouri statutory law, and the regulations promulgated thereunder, United Savings, as an SAIF-insured institution, is also subject to the direct investment limitations imposed under OTS regulations.
See "Regulation -- Regulation of UNSL and United Savings."   FIRREA
prohibits direct equity investments by state-chartered savings associations of a type or in an amount not permissible for federal associations, with certain exceptions. A state association may invest in service corporations above the amount allowed for federal associations if (a) the investment is permissible under state law,
(b) the FDIC determines that the service corporation's activities and the amount of the proposed investment will pose no risk to the deposit insurance fund and (c) the association is and continues to be in compliance with fully phased in capital standards. United Savings is presently in compliance with the restrictions governing investments by federal associations.

               In 1977 the Board of Directors of United Savings authorized the incorporation of United Southwest Service Agency, Inc. ("USSA"). The officers of USSA are J.C. Benage, Chairman and President and James L. Hays, Secretary-Treasurer. The Directors are Mr. Benage, Mr. Hays, Mr. Strickland, Mr. Atkins, Mr. Hough and Mr. Willard. The Board of Directors of USSA is appointed annually by United Savings.

               USSA is a Missouri corporation which acts as trustee on deeds of trust for United Savings and which owns 100% of the capital stock of United Insurers, Inc. ("UII"), also a Missouri corporation. UII is engaged in the business of being a general insurance agency selling insurance, including commercial, fire, homeowners coverage, credit life and mortgage and general life insurance on behalf of several different companies. USSA and UII have grown through acquisition of existing independent insurance agencies, including agencies in Springfield and Lebanon, Missouri.

               Southwest Realty Services, Inc., a Missouri corporation, formed by United Savings in 1983 to provide appraisals on residential and commercial real estate, both for United Savings and for outside parties, is no longer active.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

For the Six Months Ended June 30, 1994 and 1993

               UNSL reported net income of $2,043,069 or $1.32 per share for the six months ended June 30, 1994 as compared to $2,930,945 or $1.90 per share for the six months ended June 30, 1993. This decrease in net income resulted from the cumulative net effect of implementing two accounting changes in 1993 as well as a $565,000 after-tax gain on the sale of foreclosed assets. Net interest income remained relatively flat as increased loan balances offset slightly lower interest rate margins. The provision for loan loss decreased to $60,000 in 1994 from $260,000 in 1993. Total noninterest income increased $219,000 or 15% as the result of a gain of $103,500 from the sale of an office determined by management to be unprofitable and increases of $102,500 and $51,000, respectively, in commission income and service charge income. Profit on the sale of loans decreased $80,000 due to sharply lower levels of secondary market activity in 1994 due to higher interest rates. Exclusive of the gains on foreclosed assets, other noninterest expense increased $137,000, or 2.7%, for the six-months period in 1994 with increases of $56,000 and $55,000, respectively, in salary and employee benefits and occupancy expense.

               Effective January 1, 1994, UNSL adopted Statement of Financial Accounting Standards No. 115 (SFAS 115), "Accounting for Certain Investments in Debt and Equity Securities." SFAS 115 requires entities to classify debt and equity securities as either held to maturity, available for sale, or trading securities. Under SFAS 115, held to maturity securities are recorded at amortized cost, while available for sale and trading securities are carried at fair value. SFAS 115 further requires unrealized gains and losses on available for sale securities to be reported, net of tax, as a separate component of stockholders' equity. SFAS 115 did not have an impact on either earnings or stockholders' equity because UNSL has classified all of it debt securities as held to maturity. It is the policy of UNSL to hold debt securities until maturity and UNSL has the ability to do so. UNSL had no equity securities other than the required investment in FHLB stock.

For the years ended December 31, 1993 and 1992

               Operations for the year ended December 31, 1993 resulted in a net income of $4,941,546 or $3.23 per share as compared to $5,227,968 or $3.42 per share for the year ended December 31, 1992.

This modest decrease in net income resulted from increased noninterest expense in 1993 offsetting the net positive effect of implementing two accounting changes. UNSL's net interest margins and thus its net interest income did not vary substantially from 1992 to 1993.

               Effective January 1, 1993, UNSL adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 106,
"Employer's Accounting for Post-Retirement Benefits Other Than
Pensions" and SFAS No. 109, "Accounting for Income Taxes." The cumulative effect of changing to the new standards was recognized in 1993. Prior years' financial statements were not restated.
SFAS No. 106 resulted in an after tax charge to income of $158,000, while SFAS No. 109 resulted in an increase to earnings of $782,000.

               Total noninterest expense increased 9.8% to $9.7 million for the year ended December 31, 1993, from $8.9 million for the year ended 1992. Increase in salary and employee benefits of $473,000 and a decrease in foreclosed asset profits of $236,000 contributed to this increase. Approximately $180,000 of the salary and benefit increase was associated with UNSL's multi-employer retirement plan, which had previously been fully funded.

For the years ended December 31, 1992 and 1991

               Operations for the year ended December 31, 1992 resulted in a net income of $5,227,968 or $3.42 per share as compared to $2,514,294 or $1.67 per share for the year ended December 31, 1991. This over 100% increase in operating income was primarily due to substantial increases in net interest income and decreases in provision for loan losses and noninterest expense, resulting from a gain in the sale of foreclosed assets.

               UNSL's net yield on average interest-earning assets increased to 3.39% for the year ended December 31, 1992 from 3.04% for the year ended December 31, 1991, resulting in the increased net interest income. The provision for loan losses decreased from $1.26 million for the year ended December 31, 1991 to $296,000 for the year ended December 31, 1992. The 1991 provisions consisted of three substantial specific charge-offs and one major general provision while major provisions to general or specific reserves were not deemed necessary by management in 1992. Noninterest expense decreased $1.2 million primarily due to a decrease of $1.9 million in UNSL's loss on foreclosed assets. In 1992, UNSL recognized a $960,000 gain on a commercial property in Branson, Missouri, while in 1991, several substantial provisions and charge-downs were recorded.

CHANGES IN FINANCIAL CONDITION

               Total assets of UNSL increased 6.8% to $463.9 million at June 30, 1994 as compared to $434.3 million at December 31, 1993.
This resulted from an increase in the loan portfolio of 7.8%, from $386.5 million at December 31, 1993 to $416.6 million at June 30,
1994 as United Savings originated approximately $91.4 million of loans during the six month period. This increase in net loans outstanding was primarily funded by an increase in outstanding advances from the FHLB of $25.0 million, or 125% to $45.0 million at June 30, 1994 from $20.0 million at December 31, 1993. Savings deposits for the period increased .5% from $373.6 million at December 31, 1993 to $375.6 million at June 30, 1994.

SUPPLEMENTARY FINANCIAL INFORMATION

               Following is a summary of unaudited quarterly operating results for the quarters ended March 31 and June 30, 1994.

                                                                       1994
                                             -------------------------------------------------------
                                                                Three Months Ended
                                             -------------------------------------------------------

                                                      March 31                       June 30
                                                      --------                       -------

Interest income                                    $  6,999,920                  $   7,185,128
Interest expense                                   $  3,600,256                  $   3,742,105
Provision for loan losses                          $     30,000                  $      30,000
Net income                                         $  1,011,269                  $   1,031,800
Earnings per common share                                  $.66                           $.66


                      INFORMATION REGARDING MBI STOCK
                      -------------------------------

DESCRIPTION OF MBI COMMON STOCK AND ATTACHED PREFERRED SHARE
PURCHASE RIGHTS

               GENERAL. MBI has authorized 5,000,000 shares of MBI Preferred Stock, no par value, and 100,000,000 shares of MBI Common Stock, $5.00 par value. At June 30, 1994, MBI had no issued or outstanding shares of MBI Preferred Stock and 43,146,531 shares of MBI Common Stock issued and outstanding. Under Missouri law, MBI's Board of Directors may generally approve the issuance of authorized shares of Preferred Stock and Common Stock without shareholder approval.

               MBI's Board of Directors is also authorized to fix the number of shares and determine the designation of any series of Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of MBI Preferred Stock. Except for the designation and reservation of Series A Junior Participating Preferred Stock pursuant to MBI's Preferred Share Purchase Rights Plan described below, MBI's Board of Directors has not acted to designate or issue any shares of MBI Preferred Stock.

               The existence of a substantial number of unissued and unreserved shares of MBI Common Stock and undesignated shares of MBI Preferred Stock may enable the Board of Directors to issue shares to such persons and in such manner as may be deemed to have an anti-takeover effect.

               DIVIDENDS. The holders of MBI Common Stock are entitled to share ratably in dividends when, as and if declared by the Board of Directors from funds legally available therefor, after full cumulative dividends have been paid or declared, and funds sufficient for the payment thereof set apart, on all series of MBI Preferred Stock ranking superior as to dividends to MBI Common
Stock.

               The Board of Directors of MBI intends to maintain its present policy of paying quarterly cash dividends on MBI Common Stock, when justified by the financial condition of MBI and its subsidiaries. The declaration and amount of future dividends will depend on circumstances existing at the time, including MBI's earnings, financial condition and capital requirements as well as regulatory limitations, note and indenture provisions and such other factors as the Board of Directors may deem relevant. The payment of dividends to MBI by subsidiary banks is subject to extensive regulation by various state and federal regulatory agencies. See "SUPERVISION AND REGULATION."

               VOTING RIGHTS. Each holder of MBI Common Stock has one vote for each share held on matters presented for consideration by the shareholders, except that, in the election of directors, such shareholders have cumulative voting rights which entitle each such shareholder to the number of votes which equals the number of shares held by the shareholder multiplied by the number of directors to be elected. All such cumulative votes may be cast for one candidate for election as a director or may be distributed among two or more candidates.

               PREEMPTIVE RIGHTS. The holders of MBI Common Stock have no preemptive right to acquire any additional unissued shares or treasury shares of MBI.

               LIQUIDATION RIGHTS. In the event of liquidation, dissolution or winding up of MBI, whether voluntary or involuntary, the holders of MBI Common Stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after preferences on any outstanding MBI Preferred Stock.

               ASSESSMENT AND REDEMPTION. Shares of MBI Common Stock are and will be, when issued, fully paid and nonassessable. Such shares do not have any redemption provisions.

               PREFERRED SHARE PURCHASE RIGHTS PLAN. One preferred share purchase right (a "Right") is attached to each share of MBI Common Stock. The Rights trade automatically with shares of MBI Common Stock, and become exercisable and will trade separately from the MBI Common Stock on the tenth day after public announcement that a person or group has acquired, or has the right to acquire, beneficial ownership of 20% or more of the outstanding shares of MBI Common Stock, or upon commencement or announcement of intent to make a tender offer for 20% or more of the outstanding shares of MBI Common Stock, in either case without prior written consent of the Board. When exercisable, each Right will entitle the holder to buy 1/100 of a share of MBI Series A Junior Participating Preferred Stock at an exercise price of $100 per Right. In the event a person or group acquires beneficial ownership of 20% or more of MBI Common Stock, holders of Rights (other than the acquiring person or group) may purchase MBI Common Stock having a market value of twice the then current exercise price of each Right. If MBI is acquired by any person or group after the Rights become exercisable, each Right will entitle its holder to purchase stock of the acquiring company having a market value of twice the current exercise price of each Right. The Rights are designed to protect the interests of MBI and its shareholders against coercive takeover tactics. The purpose of the Rights is to encourage potential acquirors to negotiate with MBI's Board of Directors prior to attempting a takeover and to give the Board leverage in negotiating on behalf of all shareholders the terms of any proposed takeover. The Rights may deter certain takeover proposals. The Rights, which can be redeemed by MBI's Board of Directors in certain circumstances, expire by their terms on June 3, 1998.

               CLASSIFICATION OF BOARD OF DIRECTORS. The Board of Directors of MBI is divided into three classes, and the directors are elected by classes to three-year terms, so that one of the three classes of the directors of MBI will be elected at each annual meeting of the shareholders. While this provision promotes stability and continuity of the Board of Directors, classification of the Board of Directors may also have the effect of decreasing the number of directors that could otherwise be elected at each annual meeting of shareholders by a person who obtains a controlling interest in the MBI Common Stock and thereby could impede a change in control of MBI. Because fewer directors will be elected at each annual meeting, such classification also will reduce the effectiveness of cumulative voting as a means of establishing or increasing minority representation on the Board of Directors.

               OTHER MATTERS.  MBI's Articles of Incorporation and By-
Laws also contain provisions which: (i) require the affirmative vote of holders of at least 75% of the voting power of all of the outstanding shares of MBI entitled to vote in the election of directors to remove a director or directors without cause; (ii) require the affirmative vote of the holders of at least 75% of the voting power of all shares of the outstanding capital stock of MBI to approve certain "business combinations" with "interested parties" unless at least two-thirds of the Board of Directors first approves such business combinations; and (iii) require an affirmative vote of at least 75% of the voting power of all shares of the outstanding capital stock of MBI for the amendment, alteration, change or repeal of any of the above provisions unless at least two-thirds of the Board of Directors first approves such an amendment, alteration, change or repeal. Such provisions may be deemed to have an anti-takeover effect.

RESTRICTIONS ON RESALE OF MBI STOCK BY AFFILIATES

               Under Rule 145 of the Securities Act of 1933 (the "Securities Act"), certain persons who receive MBI Common Stock pursuant to the Merger and who are deemed to be "affiliates" of UNSL will be limited in their right to resell the stock so received. The term "affiliate" is defined to include any person who, directly or indirectly, controls, or is controlled by, or is under common control with UNSL at the time the Merger is submitted to a vote of the stockholders of UNSL. Each affiliate of UNSL (generally any director or executive officer or stockholder of UNSL who beneficially owns a substantial number of outstanding shares of UNSL Common Stock) who desires to resell the MBI Common Stock received in the Merger must sell such stock either pursuant to an effective Registration Statement or in accordance with an applicable exemption, such as the applicable provisions of Rule 145(d) under the Securities Act.

               Rule 145(d) provides that persons deemed to be affiliates may resell their stock received in the Merger pursuant to certain of the requirements of Rule 144 under the Securities Act if such stock is sold within the first two years after the receipt thereof. After two years if such person is not an affiliate of MBI and if MBI is current with respect to its required public filings, a former affiliate of UNSL may freely resell the stock received in the Merger without limitation. After three years from the issuance of the stock, if such person is not an affiliate of MBI at the time of sale and for at least three months prior to such sale, such person may freely resell such stock, without limitation, regardless of the status of MBI's required public filings. The shares of MBI stock to be received by affiliates of UNSL in the Merger will be legended as to the restrictions imposed upon resale of such stock.

COMPARISON OF THE RIGHTS OF STOCKHOLDERS OF MBI AND UNSL

               MBI is incorporated under the laws of the State of Missouri. UNSL is organized under the laws of the State of Delaware. The rights of MBI's shareholders are governed by MBI's Restated Articles of Incorporation and By-Laws and the General and Business Corporation Act of the State of Missouri (the "Missouri Act"). The rights of UNSL stockholders are governed by UNSL's Certificate of Incorporation and By-Laws and by the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"). The rights of UNSL stockholders who receive shares of MBI Common Stock in the Merger will thereafter be governed by MBI's Restated Articles of Incorporation and By-Laws and by the Missouri Act. The material rights of such stockholders, and, where applicable, the differences between the rights of MBI shareholders and UNSL stockholders, are summarized below.

               PREFERRED SHARE PURCHASE RIGHTS PLAN. As described above under "INFORMATION REGARDING MBI STOCK - Preferred Share Purchase
Rights Plan," MBI Common Stock has attached Rights, which may deter certain takeover proposals. UNSL does not have a rights plan.

               SUPERMAJORITY PROVISIONS. MBI's Restated Articles of Incorporation and MBI's By-Laws contain provisions requiring a supermajority vote of the shareholders of MBI to approve certain proposals. Under both MBI's Restated Articles and By-Laws, removal by the shareholders of the entire Board of Directors or any individual director from office without cause requires the affirmative vote of not less than 75% of the total votes entitled to be voted at a meeting of shareholders called for the election of directors.

Amendment by the shareholders of MBI's Restated Articles or By-Laws relating to (i) the number or qualification of directors; (ii) the classification of the Board of Directors; (iii) the filling of vacancies on the Board of Directors; or (iv) the removal of directors, requires the affirmative vote of not less than 75% of the total votes of MBI's then outstanding capital stock entitled to vote, voting together as a single class, unless such amendment has previously been expressly approved by at least 66 2/3% of the Board of Directors. The Restated Articles of MBI additionally provide that, in addition to any shareholder vote required under the Missouri Act, the affirmative vote of the holders of not less than 75% of the total votes to which all of the then outstanding shares of capital stock of MBI are entitled, voting together as a single class (the "Voting Stock"), shall be required for the approval of any Business Combination. A "Business Combination" is defined generally to include sales, exchanges, leases, transfers or other dispositions of assets, mergers or consolidations, issuances of securities, liquidations or dissolutions of MBI, reclassifications of securities or recapitalizations of MBI, involving MBI on the one hand, and an Interested Shareholder or an affiliate of an Interested Shareholder on the other hand. An "Interested Shareholder" is defined generally to include any person, firm, corporation or other entity which is the beneficial owner of 5% or more of the voting power of the outstanding Voting Stock. If, however, at least 66 2/3% of the Board of Directors of MBI approve the Business Combination, such Business Combination shall require only the vote of shareholders as provided by Missouri law or otherwise. The amendment of the provisions of MBI's Restated Articles relating to the approval of Business Combinations requires the affirmative vote of the holders of at least 75% of the Voting Stock unless such amendment has previously been approved by at least 66 2/3% of the Board of Directors.

               To the extent that a potential acquiror's strategy depends on the passage of proposals which require a supermajority vote of MBI's shareholders, such provisions requiring a supermajority vote may have the effect of discouraging takeover attempts that do not have Board approval by making passage of such proposals more difficult. UNSL's By-Laws include provisions requiring a supermajority vote of stockholders with respect to certain items, as follows: the affirmative vote of 80% of the total outstanding shares of UNSL Common Stock is required to authorize, adopt or approve certain actions, including the removal of directors, the amendment to the By-Laws of UNSL and the amendment or the adoption of any provision inconsistent with provisions in UNSL's Certificate of Incorporation relating to (i) the number, election and removal of directors and the filling of vacancies on the Board of Directors, (ii) certain definitions set forth in the Certificate of Incorporation, (iii) the prohibition against stockholder action without a meeting, (iv) the calling of special meetings of stockholders, (v) the adoption or amendment of the By-Laws, (vi) the consummation of business combinations with interested stockholders, (vii) the limitation of directors' liability and indemnification of directors and officers, and (viii) the amendment of the Certificate of Incorporation provision governing amendments to the above referenced provisions.

               VOTING FOR DIRECTORS. MBI's By-Laws provide for cumulative voting in the election of directors. Cumulative voting entitles each shareholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each shareholder may cast all such votes for one nominee or distribute them among two or more nominees, thus permitting holders of less than a majority of the outstanding shares of voting stock to achieve board representation. UNSL's Certificate of Incorporation and By-Laws also provide for cumulative voting.

               CLASSIFIED BOARD. As described under "INFORMATION REGARDING MBI STOCK - Classification of Board of Directors," the Board of Directors of MBI is divided into three classes of directors, with each class being elected to a staggered three-year term. By reducing the number of directors to be elected in any given year, the existence of a classified Board diminishes the benefits of the cumulative voting rights to minority shareholders. UNSL also has a classified Board of Directors with three classes of directors.

               DISSENTERS' RIGHTS. Under the Missouri Act, a shareholder of any corporation which is party to a merger or consolidation, or which sells all or substantially all of its assets, has the right to dissent from such corporate action and to demand payment of the fair value of such shares. Under Delaware Corporation Law, stockholders of UNSL are not entitled to appraisal rights upon the Merger because UNSL Common Stock is quoted on Nasdaq. The dissenters' rights provisions of the Missouri Act, by contrast, do not have an exception from the dissenters' rights provisions in circumstances in which the shareholder seeking to exercise such rights owns shares in a widely held, publicly traded corporation.

               ANTI-TAKEOVER STATUTES. The Missouri Act contains certain provisions applicable to Missouri corporations such as MBI which may be deemed to have an anti-takeover effect. Such provisions include Missouri's business combination statute and the control share acquisition statute.

               The Missouri business combination statute protects domestic corporations from hostile takeovers by prohibiting certain transactions once an acquiror has gained control. The statute restricts certain "Business Combinations" between a corporation and an "Interested Shareholder" or affiliates of the Interested Shareholder for a period of five years unless certain conditions are met. A "Business Combination" includes a merger or consolidation, certain sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and certain reclassifications and recapitalizations. An "Interested Shareholder" includes any person or entity which beneficially owns or controls 20% or more of the outstanding voting shares of the corporation.

               During the initial five-year restricted period, no Business Combination may occur unless such Business Combination or the transaction in which an Interested Shareholder becomes "interested" is approved by the board of directors of the corporation. Business Combinations may occur during such five-year period if: (i) prior to the stock acquisition by the Interested Shareholder, the board of directors approves the transaction in which the Interested Shareholder became such or approves the Business Combination in question; (ii) the holders of a majority of the outstanding voting stock, other than stock owned by the Interested Shareholder, approve the Business Combination; or
(iii) the Business Combination satisfies certain detailed fairness and procedural requirements.

               The Missouri Act exempts from its provisions:
(i) corporations not having a class of voting stock registered under Section 12 of the Exchange Act; (ii) corporations which adopt provisions in their articles of incorporation or bylaws expressly electing not to be covered by the statute; and (iii) certain circumstances in which a shareholder inadvertently becomes an Interested Shareholder. MBI's Restated Articles of Incorporation and By-Laws do not "opt out" of the Missouri business combination statute.

               The Missouri Act also contains a "Control Share Acquisition Statute" which provides that an "Acquiring Person" who after any acquisition of shares of a publicly traded corporation has the voting power, when added to all shares of the same corporation previously owned or controlled by the Acquiring Person, to exercise or direct the exercise of: (i) 20% but less than 33 1/3%,
(ii) 33 1/3% or more but less than a majority or (iii) a majority, of the voting power of outstanding stock of such corporation, must obtain shareholder approval for the purchase of the "Control
Shares." If approval is not given, the Acquiring Person's shares lose the right to vote. The statute prohibits an Acquiring Person from voting its shares unless certain disclosure requirements are met and the retention or restoration of voting rights is approved by both: (i) a majority of the outstanding voting stock, and (ii) a majority of the outstanding voting stock after exclusion of "Interested Shares." Interested Shares are defined as shares owned by the Acquiring Person, by directors who are also employees, and by officers of the corporation. Shareholders are given dissenters' rights with respect to the vote on Control Share Acquisitions and may demand payment of the fair value of their shares.

               A number of acquisitions of shares are deemed not to constitute Control Share Acquisitions, including good faith gifts, transfers pursuant to wills, purchases pursuant to an issuance by the corporation, mergers involving the corporation which satisfy the other requirements of the Missouri Act, transactions with a person who owned a majority of the voting power of the corporation within the prior year, or purchases from a person who has previously satisfied the provisions of the Control Share Acquisition Statute so long as the transaction does not result in the purchasing party having voting power after the purchase in a percentage range (such ranges are as set forth in the immediately preceding paragraph) beyond the range for which the selling party previously satisfied the provisions of the statute. Additionally, a corporation may exempt itself from application of the statute by inserting a provision in its articles of incorporation or bylaws expressly electing not to be covered by the statute. MBI's
Restated Articles of Incorporation and By-Laws do not "opt out" of the Control Share Acquisition Statute.

               The Delaware Corporation Law applicable to UNSL contains a business combination statute similar to that contained in the Missouri Act. Like the Missouri business combination statute, the Delaware business combination statute generally prohibits a domestic corporation from engaging in mergers or other business combinations with Interested Persons (as defined in the Delaware Corporation Law) for a statutory time period. The prohibition can be avoided if the business combination is approved by the board of directors prior to the date on which the Interested Person acquires the requisite percentage of stock. The Missouri Act imposes a longer prohibition period on transactions with Interested Persons
(five years) than the Delaware Corporation Law (three years), thereby potentially increasing the period during which a hostile takeover may be frustrated. In addition, the Delaware Corporation
Law, unlike its Missouri counterpart, does not apply if the Interested Person obtains at least 85% of the corporation's voting stock upon consummation of the transactions which resulted in the stockholder becoming an Interested Person. Thus, a person acquiring at least 85% of the corporation's voting stock could circumvent the defensive provisions of the Delaware Corporation Law while being unable to do so under the Missouri Act. The Delaware Corporation Law does not contain a control share acquisition statute similar to that contained in the Missouri Act.

               STOCKHOLDER'S RIGHT TO INSPECT. Under the Delaware Corporation Law, any stockholder may inspect the corporation's stock ledger, stockholder list and other books and records for any proper purpose. A "proper purpose" is defined as a purpose reasonably related to such person's interest as a stockholder. The Delaware Corporation Law specifically provides that a stockholder may appoint an agent for the purpose of examining the stock ledger, list of stockholders or other books and records of the corporation. A stockholder may apply to the Delaware Court of Chancery to compel inspection in the event the stockholder's request to examine the books and records is refused. In general, the stockholder has the burden of proving a proper purpose when seeking to inspect books and records other than the stock ledger and stockholder list, and the corporation has the burden of proving an improper purpose where a stockholder requests to examine the stockholder ledger or stockholder list. The right of stockholders to inspect under the Missouri Act is generally similar to that of stockholders under the Delaware Corporation Law. Neither the Missouri Act nor Missouri case law, however, provides any specific guidance as to whether a shareholder may appoint an agent for the purpose of examining books and records or the extent to which a shareholder must have a "proper purpose." Accordingly, in comparison with the Delaware Corporation Law, in a given situation a Missouri shareholder may be provided with less guidance as to the scope of his or her ability to inspect the books and records of the corporation.

               SIZE OF BOARD OF DIRECTORS.  As permitted under the
Missouri Act, the number of directors on the Board of Directors of MBI is set forth in MBI's By-Laws which provide that the number of directors may be fixed from time to time at not less than 12 nor more than 24 by an amendment of the By-Laws or by a resolution of the Board of Directors, in either case, adopted by the vote or consent of at least 66 2/3% of the number of directors then authorized under the By-Laws. Similarly to the Missouri Act, the Delaware Corporation Law provides that a corporation may fix the number of directors in its articles of incorporation or bylaws. UNSL's By-Laws provide that the number of directors of the Board of Directors shall be fixed from time to time at not less than six nor more than twelve by not less than a majority of the then serving Board of Directors. The supermajority vote required for the amendment of MBI's By-Laws regarding a change in the number of directors may have the effect of making it more difficult to force an immediate change in the composition of a majority of the Board of Directors and may be deemed to have an anti-takeover effect.

                      SUPERVISION AND REGULATION
                      --------------------------

GENERAL

               As a bank holding company, MBI is subject to regulation under the BHCA and its examination and reporting requirements.
Under the BHCA, a bank holding company may not directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank or savings and loan association, without the prior approval of the Federal Reserve Board. In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.

               MBI and its subsidiaries are subject to supervision and examination by applicable federal and state banking agencies. The earnings of MBI's subsidiaries, and therefore the earnings of MBI, are affected by general economic conditions, management policies and the legislative and governmental actions of various regulatory authorities, including the Federal Reserve Board, the FDIC and the Comptroller of the Currency (the "Comptroller"). In addition, there are numerous governmental requirements and regulations that affect the activities of MBI and its subsidiaries.

CERTAIN TRANSACTIONS WITH AFFILIATES

               There are various legal restrictions on the extent to which a bank holding company and certain of its nonbank subsidiaries can borrow or otherwise obtain credit from its bank subsidiaries. In general, these restrictions require that any such extensions of credit must be on non-preferential terms and secured by designated amounts of specified collateral and be limited, as to any one of the holding company or such nonbank subsidiaries, to 10% of the lending bank's capital stock and surplus, and as to the holding company and all such nonbank subsidiaries in the aggregate, to 20% of such capital stock and surplus.

PAYMENT OF DIVIDENDS

               MBI is a legal entity separate and distinct from its banking and other subsidiaries. The principal source of MBI's revenues is dividends from its national and state banking subsidiaries. Various federal and state statutory provisions limit the amount of dividends the affiliate banks can pay to MBI without regulatory approval. The approval of the appropriate bank regulator is required for any dividend by a national bank or state member bank if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits, as defined by regulatory agencies, for such year combined with its retained net profits for the preceding two years. In addition, a national bank or a state member bank may not pay a dividend in an amount greater than its net profits then on hand. The payment of dividends by any affiliate bank may also be affected by other factors, such as the maintenance of adequate capital for such affiliate bank.

CAPITAL ADEQUACY

               The Federal Reserve Board has issued standards for measuring capital adequacy for bank holding companies. These standards are designed to provide risk-responsive capital guidelines and to incorporate a consistent framework for use by financial institutions operating in major international financial markets. The banking regulators have issued standards for banks that are similar to, but not identical with, the standards for bank holding companies.

               In general, the risk-related standards require banks and bank holding companies to maintain capital based on "risk adjusted" assets so that categories of assets with potentially higher credit risk will require more capital backing than categories with lower credit risk. In addition, banks and bank holding companies are required to maintain capital to support off-balance sheet activities such as loan commitments.

               The standards classify total capital for this risk-based measure into two tiers referred to as Tier 1 and Tier 2. Tier 1 capital consists of common shareholders' equity, certain non-cumulative and cumulative perpetual preferred stock, and minority interests in equity accounts of consolidated subsidiaries; Tier 2 capital consists of the allowance for loan and lease losses (within certain limits), perpetual preferred stock not included in Tier 1, hybrid capital instruments, term subordinated debt, and intermediate-term preferred stock. By December 31, 1992, bank holding companies were required to meet a minimum ratio of 8% of qualifying total capital to risk-adjusted assets, and a minimum ratio of 4% of qualifying Tier 1 capital to risk-adjusted assets. Capital that qualifies as Tier 2 capital is limited in amount to 100% of Tier 1 capital in testing compliance with the total risk-based capital minimum standards.

               In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies.
These guidelines provide for a minimum ratio of Tier 1 capital to adjusted average total assets (the "leverage ratio") of 3% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. Other bank holding companies generally are required to maintain a leverage ratio of at least 3% plus 100 to 200 basis points. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it may consider other indicia of capital strength in evaluating proposals for expansion or new activities.

SUPPORT OF SUBSIDIARY BANKS

               Under Federal Reserve Board policy, MBI is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each of the subsidiaries in circumstances where it might not choose to do so absent such a policy. In addition, any capital loans by MBI to any of its subsidiaries would also be subordinate in right of payment to deposits and certain other indebtedness of such subsidiary. This support may be required at times when MBI may not find itself able to provide it.

               Consistent with this policy regarding bank holding companies serving as a source of financial strength for their subsidiary banks, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common stockholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears consistent with the bank holding company's capital needs, asset quality and overall financial condition.

FIRREA AND FDICIA

               The Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA") contains a cross-guarantee provision which could result in insured depository institutions owned by MBI being assessed for losses incurred by the FDIC in connection with assistance provided to, or the failure of, any other insured depository institution owned by MBI. Under FIRREA, failure to meet the capital guidelines could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including the termination of deposit insurance by the FDIC.

               The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") made extensive changes to the federal banking laws. FDICIA instituted certain changes to the supervisory process, including provisions that mandate certain regulatory agency actions against undercapitalized institutions within specified time limits, and contain various provisions that may affect the operations of banks and savings institutions.

               The prompt corrective action provision of FDICIA requires the federal banking regulators to assign each insured institution to one of five capital categories ("well capitalized," "adequately capitalized" or one of three "undercapitalized" categories) and to take progressively more restrictive actions as specified below.
Under FDICIA, capital requirements would include a leverage limit, a risk-based capital requirement and any other measure of capital deemed appropriate by the federal banking regulators for measuring the capital adequacy of an insured depository institution. All institutions, regardless of their capital levels, are restricted from taking any capital distribution or paying any management fees that would cause the institution to fail to satisfy the minimum levels for any relevant capital measure. An institution that fails to meet the minimum level for any relevant capital measure (an "undercapitalized institution") may be: (i) subject to increased monitoring by the appropriate federal banking regulator;
(ii) required to submit an acceptable capital restoration plan within 45 days; (iii) subject to asset growth limits; and
(iv) required to obtain prior regulatory approval for acquisitions, branching and new lines of businesses. The capital restoration plan must include a guarantee by the institution's holding company (under which the holding company would be liable up to the lesser of 5% of the institution's total assets or the amount necessary to bring the institution into capital compliance as of the date it failed to comply with its capital restoration plan) that the institution will comply with the plan until it has been adequately capitalized on average for four consecutive quarters.

               The FDIC and the Federal Reserve Board adopted capital-related regulations under FDICIA. Under those regulations, a bank will be well capitalized if it: (i) had a risk-based capital ratio of 10% or greater; (ii) had a ratio of Tier 1 capital to risk-adjusted assets of 6% or greater; (iii) had a ratio of Tier 1 capital to adjusted total assets of 5% or greater; and (iv) was not subject to an order, written agreement, capital directive, or prompt corrective action directive to meet and maintain a specific capital level for any capital measure. An association will be adequately capitalized if it was not "well capitalized" and:
(i) had a risk-based capital ratio of 8% or greater; (ii) had a ratio of Tier 1 capital to risk-adjusted assets of 4% or greater;
and (iii) had a ratio of Tier 1 capital to adjusted total assets of 4% or greater (except that certain associations rated "Composite 1" under the federal banking agencies' CAMEL rating system may be adequately capitalized if their ratios of core capital to adjusted total assets were 3% or greater).

               Under FDICIA, a bank or savings institution that is undercapitalized may not accept, renew or roll over deposits obtained through a deposit broker, may not solicit deposits by offering interest rates that are significantly higher than market rates and cannot provide pass-through insurance on certain collective deposits. Banks that are "adequately capitalized" but are not "well capitalized" will be required to obtain a waiver from the FDIC in order to accept, renew, or roll over brokered deposits, and may not pay interest on deposits that significantly exceeds market rates for deposits of similar maturity or provide pass-through insurance.

               FDICIA directs the FDIC to establish a risk-based assessment system for deposit insurance by January 1, 1994. On September 15, 1992, the Board of Directors of the FDIC approved a transitional system of risk-based deposit insurance pursuant to which the insurance assessments would vary depending upon the level of capital of the institution and the degree to which it is the subject of supervisory concern to the FDIC. Under the risk-based insurance premium schedule approved by the FDIC's Board of Directors, effective January 1, 1993, the assessment rate varies from .23% of eligible deposits for "healthy" well capitalized banks to .31% of eligible deposits for less than adequately capitalized banks that pose substantial supervisory concerns.

               FDICIA also makes extensive changes in existing rules regarding audits, examinations and accounting. It generally requires annual on-site, full scope examinations by each bank's primary federal regulator. It also imposes new responsibilities on management, the independent audit committee and outside accountants to develop or approve reports regarding the effectiveness of internal controls, legal compliance and off-balance sheet liabilities and assets.

DEPOSITOR PREFERENCE STATUTE

               Legislation enacted in August 1993 provides a preference for deposits and certain claims for administrative expenses and employee compensation against an insured depository institution, such as UNSL's and MBI's insured bank subsidiaries, in the liquidation or other resolution of such an institution by any receiver. Such obligations would be afforded priority over other general unsecured claims against such an institution, including federal funds and letters of credit, as well as any obligation to shareholders of such an institution in their capacity as such.

              RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
              -----------------------------------------

               KPMG Peat Marwick LLP served as MBI's independent accountants for the year ended December 31, 1993 and continues to serve in such capacity. Services provided in connection with the audit function included examination of the annual consolidated financial statements, review and consultation regarding filings with the Securities and Exchange Commission and other regulatory authorities and consultation on financial accounting and reporting matters.

               Baird, Kurtz & Dobson served as UNSL's independent accountants for the year ended December 31, 1993 and continues to serve in such capacity. Services provided in connection with the audit function included examination of the annual consolidated financial statements, review and consultation regarding filings with the Securities and Exchange Commission and other regulatory authorities and consultation on financial accounting and reporting matters. Baird, Kurtz & Dobson intends to have a representative present at the Special Meeting to answer relevant questions regarding the Merger.

                          LEGAL MATTERS
                          -------------

               Certain legal matters will be passed upon for MBI by Thompson & Mitchell, St. Louis, Missouri and for UNSL by Suelthaus & Kaplan, P.C., St. Louis, Missouri.

                               EXPERTS
                               -------

               The consolidated financial statements of Mercantile Bancorporation Inc. as of December 31, 1993, 1992 and 1991, and for each of the years in the three-year period ended December 31, 1993, incorporated by reference in MBI's Annual Report on Form 10-K, and the supplemental consolidated financial statements of Mercantile Bancorporation Inc. as of December 31, 1993, 1992 and 1991, and for each of the years in the three-year period ended December 31, 1993, contained in MBI's Current Report on Form 8-K dated June 17, 1994, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP dated January 13, 1994, except as to Note Q, which is as of February 10, 1994, contains an explanatory paragraph referring to the change in accounting for income taxes.

               The consolidated financial statements of UNSL Financial Corp. as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 have been included herein in reliance upon the report of Baird, Kurtz & Dobson, independent certified public accountants, whose report is included herein, and upon the authority of such firm as experts in accounting and auditing.

                            OTHER MATTERS
                            -------------

               The Board of Directors of UNSL, at the date hereof, is not aware of any business to be presented at the Special Meeting other than that referred to in the Notice of Special Meeting and discussed herein. If any other matter should properly come before the Special Meeting, the persons named as proxies will have discretionary authority to vote the shares represented by proxies in accordance with their discretion and judgment as to the best interests of UNSL.

                         SHAREHOLDER PROPOSALS
                         ---------------------

               If the Merger is approved, the other conditions to the Merger are satisfied and the Merger is consummated, stockholders of UNSL will become shareholders of MBI at the Effective Time. MBI shareholders may submit to MBI proposals for formal consideration at the 1995 annual meeting of MBI's shareholders and inclusion in MBI's proxy statement for such meeting. All such proposals must be received in writing by the Corporate Secretary at Mercantile Bancorporation Inc., P.O. Box 524, St. Louis, Missouri 63166-0524 by November 22, 1994 in order to be considered for inclusion in MBI's Proxy Statement and proxy for the 1995 annual meeting.

                                UNSL FINANCIAL CORP. AND SUBSIDIARIES
                                  CONSOLIDATED FINANCIAL STATEMENTS

                                                INDEX
                                                -----
                                                                                                Page
                                                                                                ----

INDEPENDENT ACCOUNTANTS' REPORT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
   JUNE 30, 1994 (UNAUDITED) AND DECEMBER 31, 1993 AND 1992 . . . . . . . . . . . . . . . . . . F-2

CONSOLIDATED STATEMENTS OF INCOME FOR THE SIX
   MONTHS ENDED JUNE 30, 1994 AND 1993 (UNAUDITED)
   AND YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991 . . . . . . . . . . . . . . . . . . . . . . F-3

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'
   EQUITY FOR THE SIX MONTHS ENDED JUNE 30, 1994
   (UNAUDITED) AND YEARS ENDED DECEMBER 31, 1993,
   1992 AND 1991. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE
   SIX MONTHS ENDED JUNE 30, 1994 AND 1993 (UNAUDITED)
   AND YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991 . . . . . . . . . . . . . . . . . . . . . . F-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . .F-10 to F-32

                            Independent Accountants' Report
                            -------------------------------


Board of Directors
UNSL Financial Corp.
Lebanon, Missouri


          We have audited the accompanying consolidated statements of financial condition of UNSL FINANCIAL CORP. as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of UNSL FINANCIAL CORP. as of December 31, 1993 and 1992, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

          As discussed in Note 9, in 1993 the Corporation changed its method of accounting for income taxes and its method of accounting for certain post-retirement benefits.


Baird, Kurtz & Dobson


February 9, 1994, except for Note 20
          as to which the date is July 12, 1994
Springfield, Missouri

                                      UNSL FINANCIAL CORP. AND SUBSIDIARIES

                                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                         JUNE 30, 1994 (UNAUDITED) AND
                                           DECEMBER 31, 1993 AND 1992



                                                    ASSETS
                                                    ------

                                                            June 30,                        December 31,
                                                                              -------------------------------------
                                                              1994                   1993                1992
                                                           -----------               ----                ----
                                                           (Unaudited)

Cash                                                    $      3,037,749      $      2,743,723     $      2,131,365
Interest-bearing deposits in
     other financial institutions                             18,854,363            17,659,741           43,078,934
Short-term investment securities                                                     2,481,719            3,973,465
                                                         ---------------       ---------------      ---------------
  Cash and cash equivalents                                   21,892,112            22,885,183           49,183,764

Investment securities (estimated fair value
  $16,060,000 - June 30, 1994;
  $16,132,600 - December 31, 1993;
  $14,768,700 - December 31, 1992)
  (Notes 2 and 7)                                             16,025,652            15,889,619           14,616,428


Loans receivable, net (Notes 3, 7 and 12)                    416,643,155           386,505,210          333,803,005
Foreclosed assets held for sale (Note 4)                         869,999             1,093,297            2,053,341
Premises and equipment (Note 5)                                5,922,746             5,895,434            5,738,473

Interest receivable:
  Loans                                                        1,461,273               896,294              785,133
  Investments                                                    140,134               114,844              176,560


Prepaid expenses and other assets                                813,694               768,314              935,681
Deferred income taxes (Note 10)                                  155,250               228,495
                                                         ---------------       ---------------      ---------------
                                                        $    463,924,015      $    434,276,690     $    407,292,385
                                                         ===============       ===============      ===============

See Notes to Consolidated Financial Statements

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
                                      --------------------------------------

                                                            June 30,                        December 31,
                                                                              ------------------------------------
                                                              1994                   1993                1992
                                                           -----------               ----                ----
                                                           (Unaudited)

Savings deposits (Notes 2 and 6)                        $    375,582,512      $    373,591,408     $   368,800,599
Federal Home Loan Bank advances (Note 7)                      45,000,000            20,000,000
Advance payments by borrowers
    for taxes and insurance                                   2,277,034                919,363             975,848
Accounts payable and accrued expenses                         2,370,749              2,288,281           2,024,740
Income taxes payable                                            116,335                263,981             428,790
Deferred income taxes (Note 10)                                                                            282,580
                                                          -------------        ---------------       -------------
      Total Liabilities                                     425,346,630            397,063,033         372,512,557
                                                          =============        ===============       =============
Commitments and contingencies (Notes 10, 12 and 14)

Stockholders' equity (Notes 13 and 15)
  Common stock, $1 par value; shares authorized
    4,000,000; shares issued 1,743,854 -
    June 30, 1994; 1,738,113 - December 31, 1993;
    1,718,235 - December 31, 1992                             1,743,854              1,738,113           1,718,235
  Additional paid-in capital                                  7,179,634              7,017,882           6,637,002
  Retained earnings, substantially restricted
    (Notes 1 and 10)                                         33,267,080             31,967,933          28,464,504
  Treasury stock, at cost
    Common; 255,317 shares - June 30, 1994;
      251,417 shares - December 31, 1993;
      188,840 shares - December 31, 1992                     (3,613,183)            (3,510,271)         (2,039,913)
                                                         --------------        ---------------      --------------
        Total Stockholders' Equity                           38,577,385             37,213,657          34,779,828
                                                         --------------        ---------------      --------------

                                                        $    463,924,015      $    434,276,690     $   407,292,385
                                                         ===============       ===============      ==============

                                    F-2A

                                        UNSL FINANCIAL CORP. AND SUBSIDIARIES

                                          CONSOLIDATED STATEMENTS OF INCOME

                               SIX MONTHS ENDED JUNE 30, 1994 AND 1993 (UNAUDITED) AND
                                     YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                        Six Months Ended
                                            June 30,                                   Years Ended December 31,
                                ---------------------------------        --------------------------------------------------
                                     1994                1993                1993               1992              1991
                                     ----                ----                ----               ----              ----
                                  (Unaudited)         (Unaudited)

INTEREST INCOME
  Loans                         $  13,472,033        $ 13,121,988        $ 26,282,580       $ 29,388,842       $ 35,374,864
  Investment securities               451,162             440,175             909,989            894,462          1,278,240
  Other                               261,853             433,488             641,407          2,048,470          2,537,416
                                 ------------         -----------         -----------        -----------        -----------
                                   14,185,048          13,995,651          27,833,976         32,331,774         39,190,520
                                 ------------         -----------         -----------        -----------        -----------

INTEREST EXPENSE
  Deposits (Note 6)                 6,793,316           7,054,943          13,921,085         18,517,196         26,404,422
  Short-term borrowings               549,045                                 149,703                                12,483
                                 ------------         -----------         -----------        -----------        -----------
                                    7,342,361           7,054,943          14,070,788         18,517,196         26,416,905
                                 ------------         -----------         -----------        -----------        -----------
NET INTEREST INCOME                 6,842,687           6,940,708          13,763,188         13,814,578         12,773,615

PROVISION FOR LOAN
  LOSSES (Note 3)                      60,000             260,000             320,000            295,742          1,263,109
                                 ------------         -----------         -----------        -----------        -----------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES         6,782,687           6,680,708          13,443,188         13,518,836         11,510,506
                                 ------------         -----------         -----------        -----------        -----------

NONINTEREST INCOME
  Commissions                         470,638             367,877             756,960            760,372            744,656
  Service charge fees                 472,312             421,741             908,079            907,848            951,944
  Gain on sale of investments          20,000                                                                       243,953
  Profit on sale of loans             167,536             247,845             659,766            587,777            325,657
  Other income                        507,692             381,544             843,717            873,051            635,013
                                 ------------        ------------         -----------        -----------        -----------
                                    1,638,178           1,419,007           3,168,522          3,129,048          2,901,223
                                 ------------        ------------         -----------        -----------        -----------
NONINTEREST EXPENSE
  Salaries and employee benefits    2,525,685           2,469,774           4,994,597          4,521,470          3,894,685
  Occupancy                           542,073             487,267           1,037,099            943,507            972,328
  SAIF deposit insurance premiums     426,171             385,128             804,653            881,278            881,986
  Data processing fees                301,162             294,287             597,493            599,067            607,020
  FHLB charges                        198,504             218,506             430,302            497,663            552,888
  Advertising                         248,636             208,861             444,209            378,369            311,802
  Professional fees                   160,861             136,493             325,601            342,568            387,901
  (Profit) loss on foreclosed assets  (35,529)           (653,853)           (666,211)          (902,125)         1,030,983
  Other expense                       828,233             894,407           1,777,921          1,618,119          1,490,842
                                 ------------        ------------         -----------         ----------        -----------
                                    5,195,796           4,440,870           9,745,664          8,879,916         10,130,435
                                 ------------        ------------         -----------         ----------        -----------

INCOME BEFORE INCOME TAXES          3,225,069           3,658,845           6,866,046          7,767,968          4,281,294

PROVISION FOR INCOME TAXES
  (Note 10)                         1,182,000           1,351,900           2,548,500          2,540,000          1,767,000

See Notes to Consolidated Financial Statements


                                        UNSL FINANCIAL CORP. AND SUBSIDIARIES

                                         CONSOLIDATED STATEMENTS OF INCOME

                              SIX MONTHS ENDED JUNE 30, 1994 AND 1993 (UNAUDITED) AND
                                    YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                         Six Months Ended
                                            June 30,                                  Years Ended December 31,
                                ---------------------------------        --------------------------------------------------
                                     1994                1993                1993               1992              1991
                                     ----                ----                ----               ----              ----
                                  (Unaudited)         (Unaudited)

INCOME BEFORE CHANGES IN
  ACCOUNTING PRINCIPLES         $    2,043,069       $    2,306,945      $    4,317,546     $    5,227,968     $   2,514,294

CHANGES IN ACCOUNTING
 PRINCIPLES (Note 9)
   Cumulative effect on years
     prior to 1993 of change in
     accounting for income taxes
     and certain post-retirement
     benefits                                               624,000             624,000
                                 -------------        -------------       -------------      -------------      ------------

NET INCOME                      $    2,043,069       $    2,930,945      $    4,941,546     $    5,227,968     $   2,514,294
                                 =============        =============       =============      =============      ============

EARNINGS PER COMMON SHARE:

INCOME BEFORE CHANGES IN
  ACCOUNTING PRINCIPLES         $         1.32       $         1.49      $         2.82     $         3.42     $        1.67

CHANGES IN ACCOUNTING
 PRINCIPLES (Note 9)
   Cumulative effect on years
     prior to 1993 of change in
     accounting for income taxes
     and certain post-retirement
     benefits                                                   .41                 .41
                                 -------------        -------------       -------------      -------------      ------------

NET INCOME                      $         1.32       $         1.90      $         3.23     $         3.42     $        1.67
                                 =============        =============       =============      =============      ============

See Notes to Consolidated Financial Statements

                                     UNSL FINANCIAL CORP. AND SUBSIDIARIES

                           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                 SIX MONTHS ENDED JUNE 30, 1994 (UNAUDITED) AND
                                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                    Additional
                                       Common        Paid-In         Retained       Treasury
                                       Stock         Capital         Earnings        Stock           Total
                                       ------       ----------       --------       --------         -----

BALANCE AT
  JANUARY 1, 1991                   $  1,671,651   $   6,137,112   $ 22,616,506   $ (1,781,875)  $  28,643,394
    Net income                                                        2,514,294                      2,514,294
    Dividends paid,
      $.60 per share                                                   (903,627)                      (903,627)
    Shares issued for dividend
      reinvestment plan                   19,793         174,091                                       193,884
    Shares issued under employee
      stock option plan (Note 15)          2,020          19,210                                        21,230
    Purchase of treasury stock                                                         (31,625)        (31,625)
                                    ------------   -------------   ------------   ------------   -------------

BALANCE AT
  DECEMBER 31, 1991                    1,693,464       6,330,413     24,227,173     (1,813,500)     30,437,550
    Net income                                                        5,227,968                      5,227,968
    Dividends paid,
      $.65 per share                                                   (990,637)                      (990,637)
    Shares issued for dividend
      reinvestment plan                   13,971         202,989                                       216,960
    Shares issued under employee
      stock option plan (Note 15)                         10,800        103,600                        114,400
    Purchase of treasury stock                                                        (226,413)       (226,413)
                                    ------------   -------------   ------------   ------------   -------------

BALANCE AT
  DECEMBER 31, 1992                    1,718,235       6,637,002     28,464,504     (2,039,913)     34,779,828
    Net income                                                        4,941,546                      4,941,546
    Dividends paid,
      $.96 per share                                                 (1,438,117)                    (1,438,117)
    Shares issued for dividend
      reinvestment plan                   11,678         301,730                                       313,408
    Shares issued under employee
      stock option plan (Note 15)                          8,200         79,150                         87,350
    Purchase of treasury stock                                                      (1,470,358)     (1,470,358)
                                    ------------   -------------   ------------   ------------   -------------

BALANCE AT
  DECEMBER 31, 1993                    1,738,113       7,017,882     31,967,933     (3,510,271)     37,213,657


See Notes to Consolidated Financial Statements

                                     UNSL FINANCIAL CORP. AND SUBSIDIARIES


                           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                 SIX MONTHS ENDED JUNE 30, 1994 (UNAUDITED) AND
                                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991


                                                    Additional
                                       Common        Paid-In         Retained       Treasury
                                       Stock         Capital         Earnings        Stock           Total
                                       ------       ----------       --------       --------         -----

BALANCE AT
  DECEMBER 31, 1993                 $  1,738,113   $   7,017,882   $ 31,967,933   $ (3,510,271)  $  37,213,657
    Net income (unaudited)                                            2,043,069                      2,043,069
    Dividends paid,
      $.50 per share (unaudited)                                       (743,922)                      (743,922)
    Shares issued for dividend
      reinvestment plan
      (unaudited)                          5,741         161,752                                       167,493
    Purchase of treasury stock
      (unaudited)                                                                     (102,912)       (102,912)
                                    ------------   -------------   ------------   ------------   -------------

BALANCE AT
  JUNE 30, 1994 (UNAUDITED)         $  1,743,854   $   7,179,634   $ 33,267,080   $ (3,613,183)  $  38,577,385
                                    ============   =============   ============   ============   =============

See Notes to Consolidated Financial Statements

                                     UNSL FINANCIAL CORP. AND SUBSIDIARIES


                                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                            SIX MONTHS ENDED JUNE 30, 1994 AND 1993 (UNAUDITED) AND
                                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991


                                                  Six Months Ended
                                                      June 30,                        Years Ended December 31,
                                           ------------------------------  ----------------------------------------------
                                                1994            1993            1993            1992            1991
                                                ----            ----            ----            ----            ----
                                             (Unaudited)     (Unaudited)
CASH FLOWS FROM OPERATING
  ACTIVITIES
    Net income                             $    2,043,069  $    2,930,945  $    4,941,546  $    5,227,968   $   2,514,294
    Items not requiring (providing) cash:
      Cumulative effect of changes
        in accounting principles                                 (624,000)       (624,000)
      Depreciation                                277,004         204,031         492,881         427,288         451,660
      Provision for loan losses                    60,000         260,000         320,000         295,742       1,263,109
      Amortization                                 57,007          47,224         104,925          69,690         159,952
      Provision for foreclosed
        asset losses                                              200,000         200,000         (20,961)        977,820
      Gain on sale of investments                 (20,000)                                                       (243,953)
      FHLB stock dividends received                              (134,500)       (134,500)       (284,100)       (278,500)
      Gain on sale of foreclosed assets           (17,862)       (917,315)       (959,733)       (984,621)        (29,260)
      Profit on sale of loans                    (167,536)       (247,845)       (659,766)       (587,777)       (325,657)
      Gain on sale of premises and
        equipment                                                                                (138,131)
      (Increase) decrease mortgage
        loans held for delivery against
        commitments                             1,214,980                      (2,057,440)
      Noncash contribution                                         72,805          72,805
      Deferred income taxes                        73,245         287,500         362,925          89,000          75,000
    Changes in:
      Accrued interest receivable                (590,269)         87,808         (49,445)        135,314         337,485
      Prepaid expenses and other assets           (85,768)        116,434          86,593        (118,768)        (50,124)
      Accounts payable and accrued
        expenses                                   82,468        (306,344)         13,541       1,061,044           4,518
      Income taxes payable or
        refundable                               (147,646)       (260,999)       (164,809)         63,836          (5,040)
                                           --------------  --------------  --------------  --------------   -------------
        Net cash provided by operating
          activities                            2,778,692       1,715,744       1,945,523       5,235,524       4,851,304
                                           --------------  --------------  --------------  --------------   -------------

See Notes to Consolidated Financial Statements

                                     UNSL FINANCIAL CORP. AND SUBSIDIARIES


                                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                            SIX MONTHS ENDED JUNE 30, 1994 AND 1993 (UNAUDITED) AND
                                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991


                                                  Six Months Ended
                                                      June 30,                         Years Ended December 31,
                                           ------------------------------  ----------------------------------------------
                                                1994            1993            1993            1992            1991
                                                ----            ----            ----            ----            ----
                                             (Unaudited)     (Unaudited)
CASH FLOWS FROM OPERATING
  ACTIVITIES
    Net (origination) repayment
      of loans                             $  (31,032,463) $  (25,543,723) $  (50,242,488) $    3,288,633   $  14,852,346
    Capitalized costs on foreclosed
      assets                                      (21,959)        (56,793)        (99,635)       (212,433)       (243,085)
    Proceeds from the sale of
      foreclosed assets                            50,193         462,025       1,756,901       4,671,902         744,632
    Purchase of premises and equipment           (365,213)       (351,808)       (722,647)       (312,631)       (107,837)
    Net proceeds from the sale
      of equipment                                 60,897                                         272,750
    Proceeds from the sale of
      investment securities                     1,020,000                                                      22,297,286
    Proceeds from maturing investment
      securities                                4,324,682       2,982,000       9,198,914      12,504,822      16,447,530
    Purchase of investment securities          (5,477,334)     (5,172,152)    (10,361,756)    (13,982,731)    (39,984,701)
                                           --------------  --------------  --------------  --------------   -------------
        Net cash provided by (used in)
          investing activities                (31,441,197)    (27,680,451)    (50,470,711)      6,230,312      14,006,171
                                           --------------  --------------  --------------  --------------   -------------

CASH FLOWS FROM FINANCING
  ACTIVITIES
    Net increase (decrease) in demand
      deposits, NOW accounts and
      savings accounts                           (562,556)     (2,916,214)      4,060,752      20,568,396      14,305,172
    Net issuance (redemption) of
      certificates of deposit                   6,349,249      (2,101,683)        730,057     (42,014,629)    (21,243,249)
    Proceeds from FHLB advances                25,000,000                      20,000,000
    Proceeds from issuance of notes
      payable                                                                                                     435,000
    Repayment of note payable                                                                                    (935,000)
    Advances from borrowers for
      taxes and insurance                       1,357,671       1,129,916         (56,485)         11,705         (33,452)
    Dividends paid                               (743,922)       (696,990)     (1,438,117)       (990,637)       (903,627)
    Stock options exercised                                        75,350          87,350         114,400          21,230
    Dividend reinvestment                         167,493         151,834         313,408         216,960         193,884
    Purchase of treasury stock                   (102,912)     (1,401,733)     (1,470,358)        (226,413)       (31,625)
    Sale of branch deposits                    (3,795,589)                                      (4,551,565)
                                           --------------  --------------  --------------  --------------   -------------
        Net cash provided by (used in)
          financing activities                 27,669,434      (5,759,520)     22,226,607      (26,871,783)    (8,191,667)
                                           --------------  --------------  --------------  --------------   -------------

See Notes to Consolidated Financial Statements

                                     UNSL FINANCIAL CORP. AND SUBSIDIARIES


                                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                            SIX MONTHS ENDED JUNE 30, 1994 AND 1993 (UNAUDITED) AND
                                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991



                                                  Six Months Ended
                                                      June 30,                         Years Ended December 31,
                                           ------------------------------  ----------------------------------------------
                                                1994            1993            1993            1992            1991
                                                ----            ----            ----            ----            ----
                                             (Unaudited)     (Unaudited)


INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                     $     (993,071) $  (31,724,227) $  (26,298,581) $  (15,405,947)  $  10,665,808

CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                            22,885,183      49,183,764      49,183,764      64,589,711      53,923,903
                                           --------------  --------------  --------------  --------------   -------------

CASH AND CASH EQUIVALENTS,
  END OF YEAR                              $   21,892,112  $   17,459,537  $   22,885,183  $   49,183,764   $  64,589,711
                                           ==============  ==============  ==============  ==============   =============

See Notes to Consolidated Financial Statements

             UNSL FINANCIAL CORP. AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               DECEMBER 31, 1993, 1992 AND 1991



NOTE 1:    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
           POLICIES

NATURE OF BUSINESS
- ------------------

        UNSL Financial Corp. (the "Corporation") is a state-chartered savings bank holding company. On June 5, 1989, stockholders of United Savings Bank (the "Savings Bank"), formerly United Savings and Loan Association, exchanged 100% of their stock for stock of the holding company. The transaction has been accounted for as a combination of interest under common control with equity balances at the time of acquisition carried forward to the holding company. The Savings Bank provides a full range of banking services to individual and corporate customers in southwest and central
Missouri. The Savings Bank is subject to competition from other financial institutions. The Corporation and its subsidiaries are subject to the regulation of certain federal and state agencies and undergo periodic examinations by those regulatory authorities.

BASIS OF FINANCIAL STATEMENT PRESENTATION
- -----------------------------------------

        The financial statements have been prepared in accordance with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

        Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan losses and the valuation of foreclosed assets, management obtains independent appraisals for significant properties.

        Management believes that the allowances for losses on loans and valuations of foreclosed assets are adequate and appropriate. While management uses available information to recognize losses on loans and foreclosed assets, future loss may be accruable based on changes in economic conditions, particularly in southwest and central Missouri. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Savings Bank's allowance for losses on loans and valuations of foreclosed assets. Such agencies may require the Savings Bank to recognize additional losses based on their judgments of information available to them at the time of their examination.

PRINCIPLES OF CONSOLIDATION
- ---------------------------

        The consolidated financial statements include the accounts of UNSL Financial Corp. and its wholly-owned subsidiaries, United Savings Bank, United Southwest Service Agency, Inc., and Southwest Realty Services, Inc. Another subsidiary, U. S. & L. Air Services was merged into Southwest Realty Services, Inc. during 1992. All significant intercompany balances and transactions have been eliminated in consolidation.

             UNSL FINANCIAL CORP. AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               DECEMBER 31, 1993, 1992 AND 1991



NOTE 1:    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
           POLICIES (CONTINUED)

RECLASSIFICATIONS
- -----------------

        Certain 1992 and 1991 amounts have been reclassified to conform to the 1993 presentation. These reclassifications had no effect on net income.

CASH AND INVESTMENT SECURITIES
- ------------------------------

        Regulations require the Savings Bank to maintain an amount equal to 5% of savings deposits (net of loans on savings deposits), plus short-term borrowings in cash and U.S. government and other approved securities.

        Investments in debt securities intended to be held until maturity are valued at cost, adjusted for amortization of premiums and accretion of discounts, using a method which approximates the level-yield method. Gain or loss on sale of investments is based on the specific identification method. At December 31, 1993 and 1992, FHLMC preferred stock was recorded at the lower of cost or market as it represents an equity security. No FHLMC preferred stock was held at December 31, 1991.

        In determining whether securities can be held until maturity, management considers whether there are conditions which would impair its ability to hold such securities until maturity. At present, management is not aware of any such conditions.
Management has reviewed the securities individually to determine whether there are permanent declines in net realizable values, and reductions in carrying amounts have been recorded, if required.

MORTGAGE LOANS HELD FOR SALE
- ----------------------------

        Mortgage loans held for sale are carried at the lower of cost or fair value in the aggregate. Write-downs to fair value are recognized as a charge to earnings at the time the decline in value occurs. Gains and losses resulting from sales of mortgage loans are recognized when the respective loans are sold to investors.
Gains and losses are determined by the difference between the selling price and the carrying amount of the loans sold, net of discounts collected or paid and considering a normal servicing rate. Fees received from borrowers to guarantee the funding of mortgage loans held for sale and fees paid to investors to ensure the ultimate sale of such mortgage loans are recognized as income or expense when the loans are sold or when it becomes evident that the commitment will not be used.

ALLOWANCE FOR LOAN LOSSES
- -------------------------

        The allowance for loan losses is increased by provisions charged to expense and reduced by loans charged off, net of recoveries. The allowance is maintained at a level considered adequate to provide for potential loan losses, based on management's evaluation of the loan portfolio, as well as on prevailing and

             UNSL FINANCIAL CORP. AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               DECEMBER 31, 1993, 1992 AND 1991



NOTE 1:    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
           POLICIES (CONTINUED)

anticipated economic conditions and historical losses by loan category. General allowances have been established, based upon the aforementioned factors, and allocated to the individual loan categories.

FORECLOSED ASSETS HELD FOR SALE
- -------------------------------

        Assets acquired by foreclosure or in settlement of debt and held for sale are valued at fair value as of the date of foreclosure, and a related valuation allowance is provided for estimated costs to sell the assets. Management evaluates the value of foreclosed assets periodically and increases the valuation allowance for any subsequent declines in estimated fair value. Changes in the valuation allowance are charged or credited to noninterest expense. Costs for development and improvement of the property are capitalized.

        Assets acquired by foreclosure also include loans upon which the foreclosure process is imminent or has been initiated but not completed and considered in-substance foreclosed. Such assets are carried at fair value, and a related valuation allowance is provided for estimated costs to sell the assets.

PREMISES AND EQUIPMENT
- ----------------------

        Premises and equipment are stated at cost less accumulated depreciation and include expenditures for major betterments and renewals. Maintenance, repairs and minor renewals are expensed as incurred. When property is retired or sold, the cost and related accumulated depreciation is removed from the accounts; gain or loss is taken into income.

        Depreciation and amortization are computed by use of straight-line and accelerated methods over the estimated useful lives of the assets.

INTANGIBLE ASSETS
- -----------------

        Intangible assets included with prepaid expenses and other assets on the accompanying balance sheets consist of insurance policy expiration lists purchased by United Southwest Service Agency, Inc. which amounted to $16,739 and $25,168 at 1993 and 1992, respectively. These expiration lists are amortized on the straight-line basis over a seven-year period.

        Intangible assets also include $121,829 (originally $251,000) paid to the Resolution Trust Corporation for the right to assume deposits and receive cash, investment securities and certain other assets of the former Mid-Missouri Savings and Loan Association in April 1990. The amount has been allocated to the future earnings potential of acquired deposits and is being amortized over seven years using the straight-line method. Amortization for the year ended December 31, 1993, was $33,552. Amortization for the years ended December 31, 1992 and 1991, was $35,857.

             UNSL FINANCIAL CORP. AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               DECEMBER 31, 1993, 1992 AND 1991



NOTE 1:    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
           POLICIES (CONTINUED)

INTEREST INCOME
- ---------------

        Interest on loans is credited to income as earned. Interest is not recognized on loans which are ninety days or more contractually delinquent unless it can be determined that such interest will be collectible. Such excluded interest, when ultimately collected, is credited to income at the time of recovery.

LOAN ORIGINATION FEES
- ---------------------

        Loan origination fees, net of related costs, are deferred and amortized over the contractual life of the loan using the level-yield method as required by Statement of Financial Accounting Standards No. 91, "Accounting for Nonrefundable Fees and Cost
Associated with Originating or Acquiring Loans and Initial Direct
Costs of Leases."

RETAINED EARNINGS
- -----------------

        Capital regulations require that all savings institutions have tangible capital of 1.5% of adjusted total assets, a leverage ratio
(or core capital) of 3% of adjusted total assets and risk-based capital of at least 8.0% of risk-weighted assets.  Following is a comparison of the Savings Bank's required and actual regulatory capital at December 31, 1993:
                                                               Regulatory (In Thousands)
                                                          ---------------------------------
                                                          Tangible      Core     Risk-Based
                                                           Capital     Capital     Capital
                                                          --------    --------   ----------
     GAAP capital                                         $ 32,201    $ 32,201    $ 32,201
     Nonallowable assets:
       Goodwill - total                                       (204)       (204)       (204)
       Investments in nonincludable
         subsidiaries                                         (479)       (479)       (479)
     Additional capital items:
       General valuation allowances -
         limited                                                                     3,041
                                                          --------    --------    --------
     Regulatory capital - computed                          31,518      31,518      34,559
     Minimum capital requirement                             6,515      13,022      19,442
                                                          --------    --------    --------

     Regulatory capital - excess                          $ 25,003    $ 18,496    $ 15,117
                                                          ========    ========    ========

        The amount of dividends that the Savings Bank may pay is subject to various regulatory limitations. At December 31, 1993, there were no earnings currently available for distribution as dividends to UNSL Financial Corp.

             UNSL FINANCIAL CORP. AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               DECEMBER 31, 1993, 1992 AND 1991



NOTE 1:    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
           POLICIES (CONTINUED)


EXCESS OF COST OVER NET ASSETS OF ACQUIRED ASSOCIATION
- ------------------------------------------------------

        The excess of cost over value assigned to net assets of the association acquired in December 1987, amounting to $80,000 and $100,000 (originally $200,000) at December 31, 1993 and 1992, respectively, is included with prepaid expenses and other assets on the accompanying balance sheets. This amount is being amortized over ten years using the straight-line method.

EARNINGS PER SHARE
- ------------------

        For the years ended December 31, 1993, 1992 and 1991, earnings per common share are based on the weighted average number of common and common equivalent shares outstanding during the year less the weighted average number of shares of treasury stock.

        Such average shares include the weighted average number of common shares considered outstanding, plus the shares issuable upon exercise of stock options after the assumed repurchase of common shares with the related proceeds as follows:
                                           Weighted Average
                                              Number of                  Shares
                                            Common Shares               Issuable
                                           ----------------             --------
            1993                              1,497,678                  32,359
            1992                              1,523,769                   5,208
            1991                              1,507,826                   1,591

INCOME TAXES
- ------------

        Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that all, or some portion, of such deferred tax asset will not be realized.

CASH EQUIVALENTS
- ----------------

        The Corporation considers all highly liquid interest-bearing deposits in other financial institutions and investment securities with an original maturity of three months or less to be cash equivalents.

             UNSL FINANCIAL CORP. AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               DECEMBER 31, 1993, 1992 AND 1991



NOTE 1:    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
           POLICIES (CONTINUED)

INTERIM FINANCIAL INFORMATION
- -----------------------------

        The consolidated financial statements as of June 30, 1994, and for the six months ended June 30, 1994 and 1993, are unaudited, but in the opinion of management reflect all adjustments, consisting of only normal recurring items, necessary for fair presentation.
Interim results are not necessarily indicative of annual results.


NOTE 2:     INVESTMENT SECURITIES

        Investment securities consist of the following:
                                                                   December 31, 1993
                                                  -----------------------------------------------------
                                                    Amortized    Unrealized    Unrealized       Fair
                                                      Cost         Gains         Losses        Value
                                                    ---------    ----------    ----------      -----
Debt Securities:
  U.S. Treasury obligations                       $  5,208,025   $   3,275      $   -0-    $  5,211,300
  FNMA debentures                                    4,998,980     190,120                    5,189,100
  FHLB certificates of deposit                       1,085,000                                1,085,000
  Obligations of states and
     political subdivisions                            125,000                                  125,000
                                                  ------------   ---------      -------    ------------
        Total Debt Securities                       11,417,005   $ 193,395      $   -0-      11,610,400
                                                  ------------   =========      =======    ------------

Equity Securities:

  FHLB stock                                         3,472,100                                3,472,100
  FHLMC preferred stock                              1,000,000                                1,049,600
  FNMA stock                                               514                                      500
                                                  ------------                             ------------
        Total Equity Securities                      4,472,614                                4,522,200
                                                  ------------                             ------------

                                                  $ 15,889,619                             $ 16,132,600
                                                  ============                             ============

             UNSL FINANCIAL CORP. AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               DECEMBER 31, 1993, 1992 AND 1991



NOTE 2:    INVESTMENT SECURITIES (CONTINUED)

                                                                   December 31, 1992
                                                  ------------------------------------------------------
                                                    Amortized    Unrealized    Unrealized       Fair
                                                      Cost         Gains         Losses        Value
                                                    ---------    ----------    ----------      -----
Debt Securities:
  U.S. Treasury obligations                       $  3,042,648   $   3,752      $   -0-    $  3,046,400
  FNMA debentures                                    4,998,666     118,534                    5,117,200
  FHLB certificates of deposit                       1,762,000                                1,762,000
  Obligations of states and
     political subdivisions                            475,000                                  475,000
                                                  ------------   ---------      -------    ------------
        Total Debt Securities                       10,278,314   $ 122,286      $   -0-      10,400,600
                                                  ------------   =========      =======    ------------

Equity Securities:

  FHLB stock                                         3,337,600                                3,337,600
  FHLMC preferred stock                              1,000,000                                1,030,000
  FNMA stock                                               514                                      500
                                                  ------------                             ------------
        Total Equity Securities                      4,338,114                                4,368,100
                                                  ------------                             ------------

                                                  $ 14,616,428                             $ 14,768,700
                                                  ============                             ============

        Maturities of debt securities at December 31, 1993, were:

                                                                Amortized Cost      Fair Value
                                                                --------------      ----------
     In one year or less                                        $   6,408,028     $   6,411,300
     After one through five years                                   5,008,977         5,199,100
                                                                -------------     -------------

                                                                $  11,417,005     $  11,610,400
                                                                =============     =============

        There were no sales of debt securities for 1993 or 1992. Proceeds from sales of debt securities were $22,285,609 with a resultant gross gain of $243,953 for 1991.

        The Savings Bank is a member of the Federal Home Loan Bank system. As a member of this system, it is required to maintain an investment in capital stock of the Federal Home Loan Bank in an amount equal to the greater of 0.3% of its total assets, 1% of its outstanding home loans or one-twentieth of its outstanding advances from the Bank. No ready market exists for such stock, and it has no quoted market value. For disclosure purposes, such stock is assumed to have a market value which is equal to cost.

        Investment securities with a carrying amount of $7,854,744 and $8,828,113 at December 31, 1993 and 1992, respectively, were pledged to secure public deposits. The approximate fair value of pledged securities amounted to $7,869,300 and $8,848,000 at December 31, 1993 and 1992, respectively.

             UNSL FINANCIAL CORP. AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               DECEMBER 31, 1993, 1992 AND 1991



NOTE 3:  LOANS RECEIVABLE

        Loans receivable consist of the following:
                                                                           December 31,
                                                              ------------------------------------
                                                                     1993                1992
                                                                     ----                ----
     Real estate mortgage loans                               $   318,727,878     $    279,207,038
     Construction loans                                            10,864,515            6,230,376
     Commercial loans                                              46,442,404           43,530,447
     Loans on savings deposits                                      3,110,967            3,570,777
     Education loans                                               11,978,943            5,990,081
     Installment loans                                              4,143,084            3,784,142
     Mortgage loans held for sale                                   2,057,440
                                                              ---------------     ----------------
                                                                  397,325,231          342,312,861
     Allowance for loan losses                                     (3,568,550)          (3,377,006)
     Undisbursed portion of loans-in-process                       (7,086,779)          (4,331,038)
     Deferred loan fees and gains, net                               (164,692)            (801,812)
                                                              ---------------     ----------------

                                                              $   386,505,210     $    333,803,005
                                                              ===============     ================

        The weighted average interest rate on loans receivable at December 31, 1993 and 1992, was 6.76% and 7.86%, respectively.

        The Savings Bank serviced whole mortgage loans and participations in mortgage loans for others amounting to $84,449,579, $60,302,697 and $27,844,539 at December 31, 1993, 1992 and 1991, respectively.

        Changes in the allowance for loan losses were as follows:
                                                               Years Ended December 31,
                                                      --------------------------------------------
                                                           1993          1992            1991
                                                           ----          ----            ----
     Balance, beginning of year                       $   3,377,006   $  3,246,474   $   3,703,974
        Provision charged to operations                     320,000        295,742       1,263,109
        Charge-offs                                        (187,669)      (308,931)     (1,897,834)
        Recoveries                                           59,213        143,721         177,225
                                                      -------------   ------------   -------------

     Balance, end of year                             $   3,568,550   $  3,377,006   $   3,246,474
                                                      =============   ============   =============

        Loans on which the accrual of interest has been discontinued amounted to $562,032, $2,219,452 and $2,705,746 at December 31, 1993,
1992 and 1991, respectively. If interest on these loans had been accrued, such income would have approximated $35,000, $114,000 and $180,000 for the years ended December 31, 1993, 1992 and 1991, respectively.

             UNSL FINANCIAL CORP. AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               DECEMBER 31, 1993, 1992 AND 1991



NOTE 3:  LOANS RECEIVABLE (CONTINUED)

        Renegotiated loans for which interest has been reduced totaled approximately $591,000, $932,000 and $3,240,000 at December 31, 1993,
1992 and 1991, respectively.  Interest income that would have been recorded under the original terms of such loans and the interest income actually recognized for the years ended December 31, 1993, 1992 and
1991, are summarized below:
                                                           1993          1992            1991
                                                           ----          ----            ----
     Interest income that would have
        been recorded                                 $      51,000   $     99,000   $     472,000
     Interest income recognized                              45,000         92,000         395,000
                                                      -------------   ------------   -------------

            Interest income foregone                  $       6,000   $      7,000   $      77,000
                                                      =============   ============   =============

        The Savings Bank is not committed to lend additional funds to debtors whose loans have been modified.


NOTE 4:     FORECLOSED ASSETS HELD FOR SALE

        Foreclosed assets held for sale consists of the following:
                                                                             December 31,
                                                                      ----------------------------
                                                                         1993            1992
                                                                         ----            ----
     Real estate acquired by foreclosure                              $    579,629   $   1,892,174
     Loans considered in-substance foreclosed                              951,151         667,072
     Valuation allowance                                                  (437,483)       (505,905)
                                                                      ------------   -------------

                                                                      $  1,093,297   $   2,053,341
                                                                      ============   =============

        Changes in the valuation allowance for foreclosed assets were as follows:
                                                                  Years Ended December 31,
                                                           ---------------------------------------
                                                              1993          1992           1991
                                                              ----          ----           ----
     Balance, beginning of year                            $  505,905   $  711,285     $   214,418
        Provision (credit) charged to operations              200,000      (20,961)        977,820
        Charge-offs                                          (268,422)    (184,419)       (480,953)
                                                           ----------   ----------     -----------

     Balance, end of year                                  $  437,483   $  505,905     $   711,285
                                                           ==========   ==========     ===========

             UNSL FINANCIAL CORP. AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               DECEMBER 31, 1993, 1992 AND 1991



NOTE 5:     PREMISES AND EQUIPMENT

        Premises and equipment consist of the following:
                                                                             December 31,
                                                                    -------------------------------
                                                                         1993            1992
                                                                         ----            ----
        Land                                                        $    1,550,417   $    1,588,417
        Buildings and improvements                                       5,774,892        5,644,065
        Furniture and equipment                                          3,659,542        3,156,898
                                                                    --------------   --------------
                                                                        10,984,851       10,389,380
        Less accumulated depreciation                                    5,089,417        4,650,907
                                                                    --------------   --------------

                                                                    $    5,895,434   $    5,738,473
                                                                    ==============   ==============

        Depreciation expense was $492,881, $427,288 and $451,660 for 1993,
1992 and 1991, respectively.


NOTE 6:     SAVINGS DEPOSITS

        Savings deposits at December 31, 1993 and 1992, consist of the following:
                                               Stated Rate                 1993                     1992
                                               -----------                 ----                     ----
  Balances by interest rate
     Demand and NOW accounts,
        including noninterest-bearing
        deposits of $9,756,252 - 1993
        and $5,709,924 - 1992                     2.25%               $   49,836,901           $   38,547,983
     Super NOWs                                   2.35%                                             4,188,221
     Passbook                                2.50% and 2.75%              30,214,378               30,680,087
     MMDAs                                        2.80%                   39,059,131               41,641,041
                                                                      --------------           --------------
                                                                         119,110,410              115,057,332
                                                                      --------------           --------------
     Certificates of deposit
                                               2% - 3.99%                139,842,660               96,427,385
                                               4% - 5.99%                 77,331,032               87,548,531
                                               6% - 7.99%                 33,520,115               53,143,155
                                               8% - 9.99%                  3,396,142               16,184,815
                                                                      --------------           --------------
                                                                         254,089,949              253,303,886
                                                                      --------------           --------------

  Accrued interest on savings deposits                                       391,049                  439,381
                                                                      --------------           --------------
                                                                      $  373,591,408           $  368,800,599
                                                                      ==============           ==============

        The weighted average interest rate on savings deposits at December 31, 1993 and 1992, was 3.70% and 4.09%, respectively.

             UNSL FINANCIAL CORP. AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               DECEMBER 31, 1993, 1992 AND 1991



NOTE 6:     SAVINGS DEPOSITS (CONTINUED)

        The aggregate amount of certificates of deposit in excess of $100,000 was approximately $5,496,000 and $5,332,000 at December 31, 1993 and 1992, respectively.

        A summary of savings certificates by maturity at December 31, 1993, is as follows:
                                 Maturity Date
                           Year Ending December 31,                      Amount
                           ------------------------                      ------
                                     1994                           $   169,176,162
                                     1995                                38,511,830
                                     1996                                14,383,523
                              1997 and Thereafter                        32,018,434
                                                                    ---------------
                                                                    $   254,089,949
                                                                    ===============

        A summary of interest expense on deposits for the years ended
December 31, is as follows:
                                                           1993            1992            1991
                                                           ----            ----            ----
     NOW, Super NOW and MMDA accounts                 $   1,892,479   $   2,205,497   $   2,892,799
     Savings accounts                                       790,092         960,936       1,273,979
     Certificate accounts                                11,311,771      15,411,114      22,296,635
     Early withdrawal penalties                             (73,257)        (60,351)        (58,991)
                                                      -------------   -------------   -------------

                                                      $  13,921,085   $  18,517,196   $  26,404,422
                                                      =============   =============   =============

NOTE 7:  FEDERAL HOME LOAN BANK ADVANCES

        Advances from the Federal Home Loan Bank total $20,000,000 at December 31, 1993, with a weighted average interest rate of 3.91%. These advances mature in 1994. There were no advances from the Federal Home Loan Bank at December 31, 1992.

        Although no loans are specifically pledged, the FHLB requires the Savings Bank to maintain FHLB stock, investment securities and first mortgage loans free of pledges, liens and encumbrances in an amount equal to at least 170% of outstanding advances as collateral for such borrowings.


NOTE 8:     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

        The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

                       UNSL FINANCIAL CORP. AND SUBSIDIARIES

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1993, 1992 AND 1991




NOTE 8:  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
         (CONTINUED)

CASH AND CASH EQUIVALENTS
- -------------------------

        The carrying amounts reported in the balance sheets for cash and cash equivalents approximate those assets' fair value.

INVESTMENT SECURITIES
- ---------------------

        For securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

LOANS RECEIVABLE
- ----------------

        The fair values for certain mortgages (e.g., one-to-four family residential) and student loans are based on quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of all other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Loans with similar characteristics are aggregated for purposes of the calculations. The carrying amount of accrued interest approximates its fair value.

MORTGAGE LOANS HELD FOR SALE
- ----------------------------

        For homogeneous categories of loans, such as mortgage loans held for sale, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics.

DEPOSIT LIABILITIES
- -------------------

        The fair value of demand deposits and savings accounts is the amount payable on demand at the reporting date (i.e., their carrying amounts). The fair value of fixed-maturity certificates of deposit is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities.

FEDERAL HOME LOAN BANK ADVANCES
- -------------------------------

        Rates currently available to the Savings Bank for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

                       UNSL FINANCIAL CORP. AND SUBSIDIARIES

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1993, 1992 AND 1991




NOTE 8:  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
         (CONTINUED)

COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT
- ----------------------------------------------------------

        The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present credit worthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

        The following table presents estimated fair values of the Savings Bank's financial instruments. The fair values of certain of these instruments were calculated by discounting expected cash flows, which method involves significant judgments by management and uncertainties. Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain of these financial instruments and because management does not intend to sell these financial instruments, the Savings Bank does not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.


                                                             1993                              1992
                                              ---------------------------------        ----------------------------------
                                                  Carrying             Fair               Carrying             Fair
                                                   Amount             Value                Amount             Value
                                                  --------            -----               --------            -----
Financial assets:
      Cash and cash equivalents               $  22,885,183        $  22,885,183       $  49,183,764        $  49,183,764
      Investment securities                      15,889,619           16,132,600          14,616,428           14,768,700
      Interest receivable                         1,011,138            1,011,138             961,693              961,693
      Loans, net of allowance for
        loan losses                             386,505,210          391,448,000         333,803,005          337,535,000
Financial liabilities:
      Deposits                                  373,591,408          375,392,496         368,800,599          371,216,255
      Federal Home Loan Bank advances            20,000,000           20,000,000                 -0-                  -0-
Unrecognized financial instruments
      (net of contract amount):
        Commitments to extend credit                    -0-                  -0-                 -0-                  -0-
        Stand by letters of credit                      -0-                  -0-                 -0-                  -0-
        Lines of credit                                 -0-                  -0-                 -0-                  -0-


                       UNSL FINANCIAL CORP. AND SUBSIDIARIES

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1993, 1992 AND 1991


NOTE 9:  CHANGES IN ACCOUNTING PRINCIPLES

      Effective January 1, 1993, the Savings Bank adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). As a result, the Savings Bank recorded income for the accounting change of $874,000, which increased net deferred tax assets as of that date.

      SFAS 109 requires recognition of deferred tax liabilities and assets for the difference between the financial statement and tax bases of assets and liabilities. Under this new standard, a valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

      Prior to 1993, deferred taxes were determined based on the difference between taxes computed on income for financial reporting purposes and taxes shown on tax returns.

      Effective January 1, 1993, the Savings Bank adopted the provisions of Statement of Financial Accounting Standards No. 106 "Employers' Accounting for Post-Retirement Benefits Other Than Pensions." As a result, the Savings Bank recorded a charge against income for the accounting change of $250,000, which increased accrued expenses as of that date.

      SFAS 106 requires employers to use accrual accounting for post-retirement benefits other than pensions covering current and former employees and their families. The Savings Bank provides benefits to certain current and former directors for health care premiums.


NOTE 10:  INCOME TAXES

      As of December 31, 1993, retained earnings include approximately $10,600,000 for which no deferred income tax liability has been recognized. These amounts represent an allocation of income to bad debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then-current corporate income-tax rate. The unrecorded deferred income tax liability on the above amount was approximately $3,922,000 at December 31, 1993.

      The provision for income taxes consists of:

                                                                1993              1992                1991
                                                                ----              ----                ----

             Taxes currently payable                     $     2,185,575    $     2,451,000    $     1,692,000
             Deferred income taxes                               362,925             89,000             75,000
                                                          --------------     --------------     --------------

                                                         $     2,548,500    $     2,540,000    $     1,767,000
                                                          ==============     ==============     ==============

                       UNSL FINANCIAL CORP. AND SUBSIDIARIES

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1993, 1992 AND 1991



NOTE 10: INCOME TAXES (CONTINUED)

          The tax effects of temporary differences related to deferred taxes shown on the December 31, 1993, balance sheet were:


      Deferred tax assets:
         Allowance for loan and foreclosed asset losses                                $       1,482,232
         Excess mortgage servicing fees                                                           32,259
         Accrued compensated absences                                                             38,850
         Accrued post-retirement benefits                                                         92,500
                                                                                       -----------------
                                                                                               1,645,841
                                                                                       -----------------
      Deferred tax liabilities:
         Tax loss reserves in excess of base year                                             (1,015,398)
         FHLB stock dividends                                                                   (397,704)
         Acquisition costs                                                                        (4,244)
                                                                                       -----------------
                                                                                              (1,417,346)
                                                                                       -----------------
              Net deferred tax asset                                                   $         228,495
                                                                                       =================

   Reconciliations of the Corporation's provision for income taxes to the statutory corporate tax rates are as follows:

                                                                               Years Ended December 31,
                                                                         -----------------------------------
                                                                         1993           1992            1991
                                                                         ----           ----            ----

             Tax at statutory rate                                       34.0%          34.0%           34.0%
             Special bad debt deduction, net of
                nondeductible provision for losses                                       (.3)            3.8
             Nontaxable gain on sale of foreclosed assets                               (4.3)
             State financial institution tax                              2.5            3.2             3.2
             Other                                                         .1             .1              .3
                                                                         ----           ----            ----

                                                                         36.6%          32.7%           41.3%
                                                                         ====           ====            ====


          The consolidated federal income tax returns were most recently examined by the Internal Revenue Service for calendar years 1981 and 1982. All proposed examination adjustments were settled in prior years.

          State legislation provides that savings banks will be taxed based on an annual privilege tax of 7% of net income. The 1993, 1992 and 1991 tax included in the provision for income taxes amounts to $264,000, $371,000 and $212,000, respectively.

                UNSL FINANCIAL CORP. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 DECEMBER 31, 1993, 1992 AND 1991



NOTE 11:  PENSION PLAN AND POST-RETIREMENT BENEFITS

          The Corporation participates in a multi-employer defined benefit pension plan covering all employees who have met minimum service requirements. The Corporation's policy is to fund pension cost accrued. The annual contribution for 1993 and 1992 was $236,672 and $60,996, respectively. No contributions were required for the year ended
December 31, 1991.

          The Savings Bank participates in an unfunded group health insurance plan covering all employees who have met minimum service requirements. Premiums are paid by the Savings Bank during the individual's employment period. No benefits are provided to employees after retirement.

          Certain of the Savings Bank's directors are eligible to participate in the group health insurance plan. Benefits for these directors will continue to be paid by the Savings Bank after retirement if the individual was a board member prior to 1991 and if they serve as director for at least 15 years. There are eight directors potentially eligible for this coverage.

          As stated in Note 9, effective January 1, 1993, the Savings Bank implemented new accounting rules on post-retirement benefits. These benefits are now accrued over the period the director provides services to the Savings Bank. Prior to the change, costs were charged to expense as incurred.

          Post-retirement benefit expense was $13,585 for 1993, consisting entirely of interest cost. The assumed discount rate used in calculating the accumulated post-retirement benefit obligation (APBO) is 6%. The rate of increase in the per capita costs of covered health care benefits is assumed to be 1% each year for the entire post-retirement period. An increase of an additional 1% in this health care trend rate would increase the APBO by $14,900 at December 31, 1993.

          The amounts recognized in the Company's balance sheet at December 31, 1993, were as follows:

          Accumulated post-retirement benefit obligation:

                Retirees                                                                      $    63,000
                Fully eligible active plan participants                                            78,000
                Other active plan participants                                                    109,000
                                                                                              -----------

                Post-retirement liability recognized in the balance sheet                     $   250,000
                                                                                              ===========

NOTE 12:  OFF-BALANCE SHEET AND CREDIT RISK

          Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash

                 UNSL FINANCIAL CORP. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 DECEMBER 31, 1993, 1992 AND 1991


NOTE 12:  OFF-BALANCE SHEET AND CREDIT RISK (CONTINUED)

requirements. The Savings Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Savings Bank upon extension of credit, is based on management's credit evaluation of the counter party. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate.

          At December 31, 1993 and 1992, the Savings Bank had outstanding commitments to originate loans aggregating approximately $5,700,000 and $3,700,000, respectively. The commitments extend over varying periods of time with the majority being disbursed within a thirty-day period.
At December 31, 1993 and 1992, loan commitments at fixed rates of interest amounted to $1,606,000 and $363,000, respectively, with the remainder at floating market rates.

          Letters of credit are conditional commitments issued by the Savings Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

          The Savings Bank had outstanding letters of credit amounting to $77,000 and $43,000 at December 31, 1993 and 1992, respectively, with terms of one year.

          Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.
Lines of credit generally have fixed expiration dates. Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements. The Savings Bank evaluates each customer's credit worthiness on a case-by-case basis.
The amount of collateral obtained, if deemed necessary by the Savings Bank upon extension of credit, is based on management's credit evaluation of the counter party. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate. The Savings Bank uses the same credit policies in granting lines of credit as it does for on-balance sheet instruments.

          At December 31, 1993 and 1992, the Savings Bank had granted unused lines of credit to commercial borrowers aggregating approximately
$1,656,000 and $1,543,000, respectively.


NOTE 13:  STOCKHOLDERS' EQUITY

          On July 9, 1984, the Savings Bank completed the sale of 765,320 shares of common stock pursuant to a Plan of Conversion to convert the Savings Bank from a state-chartered mutual savings and loan association to a state-chartered capital stock association. In the event of a complete liquidation (and only

                 UNSL FINANCIAL CORP. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  DECEMBER 31, 1993, 1992 AND 1991


NOTE 13:  STOCKHOLDERS' EQUITY (CONTINUED)

in such event), depositors who continued to maintain their deposits since the conversion will be entitled to receive a liquidation distribution before such distribution may be made to the stockholders.

          The Corporation has authorized issuance of 1,000,000 shares of preferred stock of which none were issued or outstanding at December 31, 1993.


NOTE 14:  LITIGATION

          The Corporation or its subsidiaries is a defendant in certain lawsuits arising in the ordinary course of business. Management, after review with its legal counsel, is of the opinion that the resolution of these legal matters will not have a material adverse effect on the Corporation's financial position.


NOTE 15:  STOCK OPTION PLAN

          In connection with the conversion of the Savings Bank from mutual to stock form in July 1984, the Board of Directors adopted a stock option plan, which authorizes the granting of options to purchase common stock of the Company to certain officers, directors and employees of the Company and any subsidiary of the Company. Stock options may be either incentive stock options or nonincentive stock options. UNSL Financial Corp. assumed the stock option plan on the effective date of the reorganization.

          At the annual meeting of stockholders in June 1993, stockholders ratified a new stock option plan identified as "1992 Stock Option and Incentive Plan." This plan authorizes the granting of options to purchase common stock of the Company to the same group as the previous plan. Stock options under this plan may also be either incentive or nonincentive.

          With respect to incentive stock options, the option price must be at least equal to the fair value of the Company's common stock on the date of grant. The term of such option shall not be more than 10 years.

          With respect to nonincentive stock options, the stock option committee shall determine option price on the date of grant. The term of each option shall not be more than 10 years.

          Changes in stock options follow:
                                                                  Number of Shares         Option Price
                                                                  ----------------         ------------
          Outstanding at January 1, 1991                                  37,750          $8.00  -   $15.00
             Exercised                                                    (2,020)         10.50  -    11.50
             Forfeited                                                    (3,730)         11.50  -    15.00
                                                                    ------------         ------------------

                                    F-27

                                               UNSL FINANCIAL CORP. AND SUBSIDIARIES

                                             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                 DECEMBER 31, 1993, 1992 AND 1991


NOTE 15:  STOCK OPTION PLAN (CONTINUED)

          Outstanding at December 31, 1991                                32,000           8.00  -    13.25
             Exercised                                                   (10,800)          8.00  -    13.25
             Forfeited                                                   (10,000)              12.00
                                                                    ------------         ------------------

          Outstanding at December 31, 1992                                11,200           8.00  -    13.25
             Granted                                                     141,000          15.50  -    18.75
             Exercised                                                    (8,200)          8.00  -    13.25
                                                                    ------------         ------------------

          Outstanding at December 31, 1993                               144,000         $10.50  -   $18.75
                                                                    ============         ======      ======

NOTE 16:  FUTURE CHANGES IN ACCOUNTING PRINCIPLES

          The Financial Accounting Standards Board has issued Statement No. 114 regarding accounting by creditors for impairment of a loan. This statement requires discounting expected future cash flows to measure impairment of certain loans or, as a practical expedient, impairment measurements based on the loan's observable market price or the fair value of collateral if the loan is collateral dependent. The Savings
Bank expects to first apply this statement during the year ending
December 31, 1995. Management has not estimated the impact, if any, of adopting FASB 114 on the Savings Bank's financial statements.

          The Financial Accounting Standards Board has issued Statement No. 115 regarding investments in debt and equity securities. This statement creates three categories of securities based upon management's intent. Securities meeting the criteria for the "held to maturity" category will be reported at amortized cost. All other securities, excluding those held in trading accounts, will be reported at fair value with unrealized gains and losses credited or charged to stockholders' equity.
Unrealized gains and losses for securities held in trading accounts will continue to be reflected in income. The Savings Bank expects to first apply this statement during the year ending December 31, 1994. The adoption of this statement is not expected to have a material effect on the Savings Bank's financial statements.


NOTE 17:  ADDITIONAL CASH FLOW INFORMATION

                                                                   1993          1992            1991
                                                                   ----          ----            ----
NONCASH INVESTING AND FINANCING ACTIVITIES
- ------------------------------------------
          Property acquired in settlement of loans
             and in-substance foreclosed                         $1,146,012     $2,741,251      $5,522,853
          Loans originated in disposition of
             property acquired                                   $1,208,523     $2,869,756      $1,429,234


                                    F-28

                                               UNSL FINANCIAL CORP. AND SUBSIDIARIES

                                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                 DECEMBER 31, 1993, 1992 AND 1991


NOTE 17:  ADDITIONAL CASH FLOW INFORMATION (CONTINUED)


ADDITIONAL CASH PAYMENT INFORMATION
- -----------------------------------

          Interest paid                                         $14,119,120    $18,695,925     $26,664,939
          Income taxes paid                                      $2,350,399     $2,387,164      $1,697,240


NOTE 18:  SUMMARY OF UNAUDITED QUARTERLY OPERATING RESULTS

          Following is a summary of unaudited quarterly operating results for the years ended December 31, 1993 and 1992:

                                                                    1993
                                    -------------------------------------------------------------------
                                                             Three Months Ended
                                    -------------------------------------------------------------------
                                        March 31          June 30        September 30       December 31
                                        --------          -------        ------------       -----------

  Interest income                        $7,039,329      $6,956,322        $6,950,904        $6,887,421
  Interest expense                       $3,582,398      $3,472,545        $3,475,179        $3,540,666
  Provision for loan losses                 $30,000        $230,000           $30,000           $30,000
  Net income                             $1,423,887      $1,507,058        $1,049,827          $960,774
  Earnings per common share                    $.93            $.97              $.68              $.62

                                                                    1992
                                    -------------------------------------------------------------------
                                                             Three Months Ended
                                    -------------------------------------------------------------------
                                        March 31          June 30        September 30       December 31
                                        --------          -------        ------------       -----------

  Interest income                        $8,729,766      $8,294,325        $7,835,690        $7,471,993
  Interest expense                       $5,390,697      $4,833,058        $4,382,307        $3,911,134
  Provision for loan losses                 $45,472        $175,270           $75,000
  Net income                               $940,140      $1,064,409        $1,108,654        $2,114,765
  Earnings per common share                    $.62            $.70              $.72             $1.38


NOTE 19:  CONDENSED PARENT COMPANY STATEMENTS

          The condensed balance sheets at December 31, 1993 and 1992, and statements of income and cash flows for the years ended December 31, 1993, 1992 and 1991, for the parent company, UNSL Financial Corp., are as follows:

                 UNSL FINANCIAL CORP. AND SUBSIDIARIES

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1993, 1992 AND 1991


NOTE 19:  CONDENSED PARENT COMPANY STATEMENTS (CONTINUED)

                                                                            1993               1992
                                                                            ----               ----
BALANCE SHEETS
- --------------
  Assets
     Cash                                                               $   4,978,719     $    2,270,249
     Investment in subsidiaries                                            32,200,534         32,458,252
     Refundable income taxes                                                                       1,000
     Prepaid expenses and other assets                                         43,631             50,327
                                                                        -------------     --------------
                                                                        $  37,222,884     $   34,779,828
                                                                        =============     ==============
  Liabilities and Stockholders' Equity
     Accounts payable and accrued expenses                              $       1,227     $
     Income taxes payable                                                       8,000
     Common stock                                                           1,738,113          1,718,235
     Additional paid-in capital                                             7,017,882          6,637,002
     Retained earnings                                                     31,967,933         28,464,504
     Treasury stock                                                        (3,510,271)        (2,039,913)
                                                                        -------------     --------------

                                                                        $  37,222,884     $   34,779,828
                                                                        =============     ==============

                                                               1993           1992            1991
                                                               ----           ----            ----
STATEMENTS OF INCOME
- --------------------
  Income
     Dividends from subsidiaries                           $   5,180,000  $   1,567,000   $   2,574,000
     Interest income                                             129,888         53,093          11,591
                                                           -------------  -------------   -------------
        Total Income                                           5,309,888      1,620,093       2,585,591
                                                           -------------  -------------   -------------

  Expense
     Franchise and other taxes                                    24,000         21,000           2,500
     Amortization of organization expense                         12,960         12,960          12,960
     Interest expenses                                                                           12,483
     Other expenses                                               65,664         21,633          22,511
                                                           -------------  -------------   -------------
        Total Expense                                            102,624         55,593          50,454
                                                           -------------  -------------   -------------

  Income before income tax and equity in
     undistributed earnings of subsidiaries                    5,207,264      1,564,500       2,535,137

  Provision (credit) for income taxes                              8,000         (1,000)        (13,000)
                                                           -------------  -------------   -------------

  Income before equity in undistributed
     earnings of subsidiaries                                  5,199,264      1,565,500       2,548,137

  Equity in undistributed earnings
     of subsidiaries                                            (257,718)     3,662,468         (33,843)
                                                           -------------  -------------   -------------

  Net income                                               $   4,941,546  $   5,227,968   $   2,514,294
                                                           =============  =============   =============

                 UNSL FINANCIAL CORP. AND SUBSIDIARIES

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1993, 1992 AND 1991





NOTE 19:  CONDENSED PARENT COMPANY STATEMENTS (CONTINUED)

                                                               1993           1992            1991
                                                               ----           ----            ----
STATEMENTS OF CASH FLOWS
- ------------------------
Cash Flows From Operating Activities
  Net income                                               $   4,941,546  $   5,227,968   $   2,514,294
  Items not requiring (providing) cash:
      Amortization of organizational expenses                     12,960         12,960          12,960
      Equity in undistributed earnings of subsidiaries           257,718     (3,662,468)         33,843
  Changes in:
      Prepaid expenses and other assets                           (6,264)        (4,952)
      Income taxes payable/refundable                              9,000         12,000         (21,500)
      Accounts payable                                             1,227         (1,844)         (6,064)
                                                           -------------  -------------   -------------
             Net cash provided by
                operating activities                           5,216,187      1,583,664       2,533,533
                                                           -------------  -------------   -------------

Cash Flows From Financing Activities
  Proceeds from short-term borrowings                                                           435,000
  Repayment of short-term borrowings                                                           (935,000)
  Dividends paid                                              (1,438,117)      (990,637)       (903,627)
  Dividend reinvestment                                          313,408        216,960         193,884
  Stock options exercised                                         87,350        114,400          21,230
  Purchase of treasury stock                                  (1,470,358)      (226,413)        (31,625)
                                                           -------------  -------------   -------------
      Net cash used in financing activities                   (2,507,717)      (885,690)     (1,220,138)
                                                           -------------  -------------   -------------

Increase In Cash                                               2,708,470        697,974       1,313,395

Cash, Beginning of Year                                        2,270,249      1,572,275         258,880
                                                           -------------  -------------   -------------

Cash, End of Year                                          $   4,978,719  $   2,270,249   $   1,572,275
                                                           =============  =============   =============

ADDITIONAL CASH PAYMENT INFORMATION
- -----------------------------------
  Interest paid                                                                                 $16,250
  Income taxes paid (received)                                   $(1,000)      $(13,000)         $8,500

                 UNSL FINANCIAL CORP. AND SUBSIDIARIES

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1993, 1992 AND 1991





NOTE 20:  AGREEMENT AND PLAN OF REORGANIZATION

  On July 12, 1994, the Corporation entered into a merger agreement with Mercantile Bancorporation Inc., St. Louis, Missouri, and its wholly-owned subsidiary, Ameribanc, Inc., whereby each issued and outstanding share of the Company's common stock shall be converted into the right to receive 1.0604 shares of the common stock of Mercantile. The merger is contingent upon certain conditions and events, including among others, applicable shareholder approval, SEC and other regulatory approvals and the occurrence of certain representations and warranties.

                                                          ANNEX A
                                                          -------

=================================================================



              AGREEMENT AND PLAN OF REORGANIZATION


                             between


                 MERCANTILE BANCORPORATION INC.,

                       and AMERIBANC, INC.

                           as Buyers,


                               and


                      UNSL FINANCIAL CORP.

                            as Seller




                       ------------------



                       Dated July 12, 1994




=================================================================

              AGREEMENT AND PLAN OF REORGANIZATION
              ------------------------------------

          This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into on July 12, 1994 by and between MERCANTILE BANCORPORATION INC., a Missouri corporation ("Mercantile"), AMERIBANC, INC., a Missouri corporation ("Merger Sub" and, collectively with Mercantile, the "Buyers") and UNSL FINANCIAL CORP., a Delaware corporation ("Seller").

                      W I T N E S S E T H:
                      - - - - - - - - - -
          WHEREAS, Merger Sub is a wholly owned subsidiary of Mercantile, and each of Mercantile and Merger Sub is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "Holding Company Act"); and

          WHEREAS, Seller is a registered savings and loan holding company under the Home Owners' Loan Act, as amended (the "HOLA");
and

          WHEREAS, the respective Boards of Directors of Seller and Merger Sub and the Executive Committee of the Board of Directors of Mercantile have approved the merger (the "Merger") of Seller with and into Merger Sub pursuant to the terms and subject to the conditions of this Agreement; and

          WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

          NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                            ARTICLE I
                            ---------

                           THE MERGER

          1.01.   The Merger.  (a)  Subject to the terms and
                  ----------
conditions of this Agreement, Seller shall be merged with and into Merger Sub in accordance with The General and Business Corporation Law of Missouri (the "Missouri Act") and the Delaware General Corporation Law (the "DGCL") and the separate corporate existence of Seller shall cease. Merger Sub shall be the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Missouri.

          1.02.   Closing.  The closing (the "Closing") of the
                  -------
Merger shall take place at 10:00 a.m., local time, on the date that the Effective Time (as defined in Section 1.03) occurs, or at such other time, and at such place, as Buyers and Seller shall agree (the "Closing Date").

          1.03.   Effective Time.  The Merger shall become
                  --------------
effective on the date and at the time (the "Effective Time") on which a duly certified, executed and acknowledged copy of a certificate of merger in respect of the Merger is filed with the Secretary of State of the State of Missouri in such form as required by, and in accordance with, the relevant provisions of the Missouri Act. Unless otherwise mutually agreed in writing by Buyers and Seller, subject to the terms and conditions of this Agreement, the Effective Time shall occur on such date as Buyers shall notify Seller in writing (such notice to be at least five business days in advance of the Effective Time) but (i) not earlier than the satisfaction of all conditions set forth in Section 6.01(a) and 6.01(b) (the "Approval Date") and (ii) not later than the first business day of the first full calendar month commencing at least five business days after the Approval Date. As soon as practicable following the Effective Time, Buyers and Seller shall cause the certificate of merger to be delivered for filing and recordation with appropriate state or local officials in the State of Delaware in accordance with the DGCL.

          1.04.   Additional Actions.  If, at any time after the
                  ------------------
Effective Time, Buyers or the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Seller or Merger Sub or (b) otherwise carry out the purposes of this Agreement, Seller and Merger Sub and each of their respective officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Seller or otherwise to take any and all such action.

          1.05.   Articles of Incorporation and Bylaws.  The
                  ------------------------------------
Articles of Incorporation and Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation following the Merger until otherwise amended or repealed.

          1.06.   Boards of Directors and Officers.  At the
                  --------------------------------
Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be directors and officers, respectively, of the Surviving Corporation following the Merger and such directors and officers shall hold office in accordance with the Surviving Corporation's Bylaws and applicable law.

          1.07.   Conversion of Securities.  At the Effective Time,
                  ------------------------
by virtue of the Merger and without any action on the part of Buyers, Seller or the holder of any of the following securities:

                  (a) Each share of the common stock, $1.00 par value, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation; and

                  (b) Each share of the common stock, $1.00 par value, ("Seller Common Stock"), of Seller issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and become the right to receive 1.0604 (the "Exchange Ratio") shares of common stock, $5.00 par value with associated "Rights" under the "Rights Agreement" (as those terms are defined in Section 3.03 hereof)
(collectively, "Mercantile Common Stock"), of Mercantile with an aggregate of 1,731,110 shares of Mercantile Common Stock to be issued pursuant to the Merger; provided, however, that any shares
                               --------  -------
of Seller Common Stock held by Seller or any of its wholly owned Subsidiaries (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")), or Buyers or any of their wholly owned Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be cancelled and shall not represent capital stock of the Surviving Corporation and shall not be exchanged for shares of Mercantile Common Stock.

          1.08.   Exchange Procedures.
                  -------------------

                  (a) Prior to the Closing Date, Buyers shall appoint Society National Bank, or such other bank or trust company selected by Buyers as the exchange agent and reasonably acceptable to Seller (the "Exchange Agent") to effect the exchange of certificates formerly representing shares of Seller Common Stock (the "Certificates") for shares of Mercantile Common Stock to be issued in the Merger. At the Effective Time, Mercantile shall have granted the Exchange Agent the requisite power and authority to effect for Buyers the issuance of the number of shares of Mercantile Common Stock to be issued in the Merger.

                  (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of shares of Seller Common Stock as of the Closing Date, a notice of the consummation of the Merger and a form of letter of transmittal pursuant to which each such holder shall transmit the Certificate or Certificates or, in lieu thereof, such evidence of lost, stolen or mutilated Certificate or Certificates and such surety bond or other security as the Exchange Agent may require. Such letters of transmittal shall specify that risk of loss and title to the Certificate or Certificates shall pass only upon delivery of such Certificate or Certificates to the Exchange Agent.

                  (c)    Subject to Section 1.09, after the
Effective Time, each previous holder of a Certificate that surrenders such Certificate or, in lieu thereof, the required documentation for a lost, stolen or mutilated Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Mercantile Common Stock into which the shares of Seller Common Stock represented by the Certificate or Certificates shall have been converted pursuant to the Merger.

                  (d)    The Exchange Agent shall accept
Certificates or, in lieu thereof, the required documentation for lost, stolen or mutilated Certificate upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as the Exchange Agent may require. If the tender of a Certificate or the required documentation for a lost, stolen or mutilated Certificate is not in compliance with such reasonable terms and conditions, the Exchange Agent shall promptly return the Certificate or documentation with instructions as to how to comply with such terms and conditions.

                  (e) Each outstanding Certificate shall until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of Mercantile Common Stock into which the shares of Seller Common Stock previously represented by such Certificate shall have been converted pursuant to the Merger.

                  (f)    After the Effective Time, holders of
Certificates shall cease to have rights with respect to the shares of Seller Common Stock previously represented by such Certificates, and such holder's sole rights shall be to exchange such Certificates for the shares of Mercantile Common Stock issuable in the Merger. After the Effective Time, there shall be no further transfer on the records of Seller of Certificates, and if such Certificates are presented to Seller for transfer, they shall be cancelled against delivery of the shares of Mercantile Common Stock issuable in the Merger. Neither Buyer nor the Exchange Agent shall be obligated to deliver the shares of Mercantile Common Stock to which any former holder of Seller Common Stock is entitled as a result of the Merger until such holder surrenders the Certificates as provided herein. No dividends or distributions declared after the Effective Time (including any redemption by Mercantile of the Rights associated therewith) will be remitted to any person entitled to receive Mercantile Common Stock under this Agreement until such person surrenders the Certificate or Certificates, at which time such dividends shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Certificates surrendered for exchange by any person constituting an "affiliate" of Seller for purposes of Rule 145 of the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged for certificates representing Mercantile Common Stock until Mercantile has received a written agreement from such person as specified in Section 5.05. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of shares of Seller Common Stock represented by any Certificate for any consideration issuable or payable in the Merger paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Buyers and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those persons entitled to receive shares of Mercantile Common Stock in the Merger, specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of the shares of Seller Common Stock represented by any Certificate, Buyers and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to shares of Mercantile Common Stock held by it pursuant to this Section 1.08 from time to time hereunder.

                  (g) No transfer taxes shall be payable by any of the holders of Seller Common Stock in respect to the issuance of certificates for Mercantile Common Stock and no expenses shall be imposed on such holders in connection with the conversion at the Effective Time of shares of Seller Common Stock into shares of Mercantile Common Stock pursuant to the Merger and the delivery of such shares of Mercantile Common Stock to the former holders of Seller Common Stock, except that (i) if any certificate evidencing Mercantile Common Stock is to be issued in a name other than that in which the Certificate or Certificates surrendered shall have been registered, it shall be a condition to such issuance that the person requesting such issuance shall pay to Buyers or the Exchange Agent any transfer taxes payable by reason thereof or of any prior transfer of such surrendered Certificate or Certificates or establish to the satisfaction of Buyers or the Exchange Agent that such taxes have been paid or are not payable, and (ii) nothing herein shall relieve any of the holders of Seller Common Stock of any expenses associated with surrendering such holder's Certificate or Certificates to the Exchange Agent after the Effective Time.

          1.09.   No Fractional Shares.  Notwithstanding any other
                  --------------------
provision of this Agreement, neither certificates nor scrip for fractional shares of Mercantile Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Mercantile Common Stock shall receive in lieu thereof cash (without interest) in an
amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Mercantile Share Price on the last business day preceding the Effective Time. The "Mercantile Share Price" shall mean the closing price of one share of Mercantile Common Stock on The New York Stock Exchange -- Composite Transactions List on the Closing Date (as reported in The Wall
                                                      --------
Street Journal or in the absence thereof, by any other
- --------------
authoritative source). No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

          1.10.    Closing of Stock Transfer Books.  The stock
                   -------------------------------
transfer books of Seller shall be closed at the end of business on the Business Day immediately preceding the Closing Date. In the event of a transfer of ownership of Seller Common Stock which is not registered in the transfer records prior to the closing of such record books, the shares of Mercantile Common Stock issuable pursuant to the Merger with respect to such stock may be delivered to the transferee, if the Certificate or Certificates representing such stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and all applicable stock transfer taxes are paid.

          1.11.   Anti-Dilution Adjustments.  If, between the date
                  -------------------------
of this Agreement and the Effective Time, Mercantile shall declare a stock dividend, or make distributions upon, or subdivide, split up, reclassify or combine Mercantile Common Stock or declare a dividend or make a distribution on Mercantile Common Stock in any security convertible into Mercantile Common Stock, appropriate and proportional adjustment or adjustments will be made to the Exchange Ratio such that the adjusted Exchange Ratio shall result in the issuance of that number of shares of Mercantile Common Stock or other securities as if the declaration or payment of such dividend, distribution, subdivision, split-up, reclassification or combination of such shares of Mercantile Common Stock had a record or payment date therefor immediately after the Effective Time.

          1.12.   Reservation of Right to Revise Transaction.
                  ------------------------------------------
Buyers may at any time change the method of effecting the acquisition of Seller by Buyers (including without limitation the provisions of this Article I) if and to the extent Buyers deem such change to be desirable, including without limitation to provide for
(i) a merger of Merger Sub with and into Seller, in which Seller is the surviving corporation, or (ii) a merger of Seller directly into Mercantile, in which Mercantile is the surviving corporation, provided, however, that no such change shall (A) alter or change
- --------  -------
the amount or kind of consideration to be issued to holders of Seller Common Stock as provided for in this Agreement (the "Merger Consideration"), (B) adversely affect the tax treatment to Seller stockholders as a result of receiving the Merger Consideration or
(C) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

                           ARTICLE II
                           ----------

       REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

          As an inducement to Buyers to enter into and perform their respective obligations under this Agreement, and notwithstanding any examination, inspection, audit or any other investigation made by Buyers, Seller represents and warrants to and covenants with Buyers as follows:

          2.01.   Organization and Authority.  Seller is a
                  --------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Seller is registered as a savings and loan holding company with the Office of Thrift Supervision of the United States Department of Treasury (the "OTS") under the HOLA. True and complete copies of the Certificate of Incorporation and Bylaws of Seller and of the Articles of Incorporation and Bylaws of United Savings Bank, its wholly owned, Missouri-chartered stock savings and loan association ("United Savings"), each as in effect on the date of this Agreement, have been provided to Buyers.

          2.02.   Subsidiaries.
                  ------------

                  (a)    Schedule 2.02 sets forth, among other
                         -------------
things, a complete and correct list of all of Seller's Subsidiaries (each a "Seller Subsidiary" and collectively the "Seller Subsidiaries"), all outstanding Equity Securities (as defined in
Section 2.03) of each of which, except as set forth on Schedule
                                                       --------
2.02, are owned directly or indirectly by Seller.  Except as set
- ----
forth on Schedule 2.02, all of the outstanding shares of capital
         -------------
stock of the Seller Subsidiaries are validly issued, fully paid and nonassessable and are owned free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien") with respect thereto. Each of the Seller Subsidiaries is a corporation or association duly incorporated or organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Seller Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it so to be qualified, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business (collectively, the "Condition") of Seller and the Seller Subsidiaries, taken as a whole. Except as set forth on Schedule
   --------

2.02 and except for shares of stock of the Federal Home
- ----
Loan Bank of Des Moines (the "FHL Bank"), Seller does not own beneficially, directly or indirectly, any shares of any class of Equity Securities (as defined below) or similar interests of any corporation, bank, business trust, association or similar organization.

                  (b) United Savings is a stock savings and loan association chartered by the State of Missouri. The deposits of United Savings are insured by the Savings Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation (the "FDIC"). United Savings is a member in good standing with the FHL Bank. United Savings is a "domestic building and loan association" as defined in
Section 7701(a)(19) of the Internal Revenue Code of 1986, as amended (the "Code"). Except as set forth on Schedule 2.02,
                                              -------------
neither Seller nor any of the Seller Subsidiaries holds any interest in a partnership or joint venture of any kind.

          2.03.   Capitalization.  The authorized capital stock of
                  --------------
Seller consists of (i) 4,000,000 shares of Seller Common Stock, of which, as of June 30, 1994, 1,488,537 shares were issued and outstanding and (ii) 1,000,000 shares of preferred stock, $1.00 par value ("Seller Preferred Stock"), of which none is issued or outstanding. As of June 30, 1994, Seller had reserved 285,744 shares of Seller Common stock for issuance under Seller's stock option and incentive plans, a list of which is set forth on
Schedule 2.03 (the "Seller Stock Plans"), pursuant to which options
- -------------
("Seller Employee Stock Options") covering 144,000 shares of Seller Common Stock were outstanding as of June 30, 1994. Since June 30, 1994, no Equity Securities of Seller have been issued, other than shares of Seller Common Stock which may have been issued upon the exercise of Seller Employee Stock Options. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other Equity Securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other Equity Securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other Equity Securities. Except as set forth above, there are no other Equity Securities of Seller outstanding. All of the issued and outstanding shares of Seller Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of Seller.

          2.04.   Authorization.
                  -------------

                  (a)    Seller has the corporate power and
authority to enter into this Agreement and, subject to the approval of this Agreement by the stockholders of Seller, to carry out its obligations hereunder. The only stockholder vote required for Seller to approve this Agreement is the affirmative vote of the holders of at least a majority of the outstanding shares of Seller Common Stock entitled to vote at a meeting called for such purpose. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by the Board of Directors of Seller. Subject to the approval of Seller's stockholders and subject to the receipt of such approvals of the Regulatory
Authorities (as defined in Section 2.06) as may be required by statute or regulation, this Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

                  (b) Neither the execution nor delivery nor performance by Seller of this Agreement, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Seller or any of the Seller Subsidiaries under any of the terms, conditions or provisions of (x) its articles or certificate of incorporation or bylaws or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any of the Seller Subsidiaries is a party or by which it may be bound, or to which Seller or any of the Seller Subsidiaries or any of the properties or assets of Seller or any of the Seller Subsidiaries may be subject, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this Section 2.04 violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of the Seller Subsidiaries or any of their respective properties or assets.

                  (c) Other than in connection or in compliance with the provisions of the Missouri Act and the DGCL, the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the Holding Company Act, the Federal Deposit Insurance Act, the HOLA and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), or any required approvals of the Missouri Division of Finance (the "MDOF"), no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

          2.05.   Seller Financial Statements.  The consolidated
                  ---------------------------
balance sheets of Seller and its Subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the three-year period ended December 31, 1993, together with the notes thereto, audited by Baird Kurtz & Dobson and included in an annual report on Form 10-K as filed with the SEC, and the unaudited consolidated condensed balance sheets of Seller and the Seller Subsidiaries as of March 31, 1994, and the related unaudited consolidated condensed statements of income and cash flows for the periods ended March 31, 1994 and 1993 included in quarterly reports on Form 10-Q (each a "Seller Form 10-Q") as filed with the SEC (collectively, the "Seller Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), present fairly the consolidated financial position of Seller and of the Seller Subsidiaries at the dates and the consolidated results of operations, changes in stockholders' equity and cash flows of Seller and of the Seller Subsidiaries for the periods stated therein and are derived from the books and records of Seller and of the Seller Subsidiaries, which are complete and accurate in all material respects and have been maintained in accordance with good business practices. Neither Seller nor any of the Seller Subsidiaries has any material contingent liabilities that are not described in the Seller Financial Statements.

          2.06.   Seller Reports.  Since January 1, 1991, each of
                  --------------
Seller and the Seller Subsidiaries has filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements, (ii) the OTS, (iii) the FHL Bank and the Federal Home Loan Bank System (the "FHLBS"), (iv) the FDIC and (v) any other federal, state, municipal, local or foreign government, securities, banking, savings and loan, insurance and other governmental or regulatory authority and the agencies and staffs thereof (the entities in the foregoing clauses (i) through (v) being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority"). All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Seller Reports." As of each of their respective dates, the Seller Reports complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          2.07.   Title to and Condition of Assets.
                  --------------------------------

                  (a) Except as may be reflected in the Seller Financial Statements or as set forth on Schedule 2.07(a) and with
                                        ----------------
the exception of all "Real Property" (which is the subject of Section 2.08 hereof), Seller or the Seller Subsidiaries has, and at the Closing Date will have, good and marketable title to its properties and assets, including, without limitation, those reflected in the Seller Financial Statements, free and clear of any Lien, except for Liens for taxes, assessments or other governmental charges not yet delinquent.

                  (b) No material properties or assets that are reflected as owned by Seller or the Seller Subsidiaries in the Seller Financial Statements as of March 31, 1994 have been sold, leased, transferred, assigned or otherwise disposed of since March 31, 1994, except in the ordinary course of business or as set forth in Schedule 2.07(b) under the heading "Dispositions."
   ----------------

                  (c)    All furniture, fixtures, vehicles,
machinery and equipment and computer software owned or used by Seller or the Seller Subsidiaries, including any such items leased as a lessee, (taken as a whole as to each of the foregoing with no single item deemed to be of material importance) are fit for the purposes for which they are intended, are in good operating order and repair, free of defects and in good operating condition, subject only to normal wear and tear. The operation by Seller or the Seller Subsidiaries of such properties and assets is in compliance in all material respects with all applicable laws, ordinances and rules and regulations of any governmental authority having jurisdiction over such use.

          2.08.   Real Property.  Except as set forth in Schedule
                  -------------                          --------
2.08:
- ----
                  (a) The legal description of each parcel of real property owned by Seller or any of the Seller Subsidiaries (other than real property acquired in foreclosure or in lieu of foreclosure in the course of the collection of loans and being held by Seller or a Seller Subsidiary for disposition as required by law) is set forth in Schedule 2.08(a) under the heading "Owned Real
                     ----------------
Property" (such real property being herein referred to as the "Owned Real Property"). The legal description of each parcel of real property leased by Seller or any of the Seller Subsidiaries is also set forth in Schedule 2.08(a) under the heading "Leased Real
                  ----------------
Property" (such real property being herein referred to as the "Leased Real Property"). Collectively, the Owned Real Property and the Leased Real Property is herein referred to as the "Real Property."

                  (b)    There is no pending dispute involving
Seller or any of the Seller Subsidiaries as to the title of or the right to use any of the Real Property.

                  (c)    Neither Seller nor any of the Seller
Subsidiaries has any interest in any other real property except interests as a mortgagee, and except for any real property acquired in foreclosure or in lieu of foreclosure and being held for disposition as required by law.

                  (d) To the best knowledge of Seller, none of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line in any material respect and all such buildings, structures and improvements are located and constructed in conformity with all applicable zoning ordinances and building codes.

                  (e)    None of the buildings, structures or
improvements located on the Real Property are the subject of any official complaint or notice by any governmental authority of violation of any applicable zoning ordinance or building code and there is no zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending, or, to the best knowledge of Seller, threatened, with respect to any such building, structure or improvement. To the best knowledge of Seller, the Real Property is in generally good condition, reasonable wear and tear excepted, and has been maintained in accordance with reasonable and prudent business practices applicable to like facilities.

                  (f) Except as may be reflected in the Seller Financial Statements or with respect to such easements, Liens, defects or encumbrances as do not individually or in the aggregate materially adversely affect the use or value of the parcel of Real Property, Seller and the Seller Subsidiaries have, and at the Closing Date will have, good and marketable title to their respective Real Properties.

          2.09.   Taxes.  Seller and each Seller Subsidiary have
                  -----
timely filed or will timely (including extensions) file all material tax returns required to be filed at or prior to the Closing Date ("Seller Returns"). Each of Seller and the Seller Subsidiaries has paid, or set up adequate reserves on the Seller Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such returns and has set up adequate reserves on the most recent Seller Financial Statements for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such Seller Financial Statements. Neither Seller nor any Seller Subsidiary will have any liability material to the Condition of Seller and the Seller Subsidiaries, taken as a whole, for any such taxes in excess of the amounts so paid or reserves so established and no material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against any of Seller or any of the Seller Subsidiaries which would not be covered by existing reserves. Neither Seller nor any of the Seller Subsidiaries is delinquent in the payment of any tax, assessment or governmental charge, nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. Except as set forth in Schedule 2.09., the
                                             --------------
federal and state income tax returns of Seller and the Seller Subsidiaries have not been audited by the Internal Revenue Service (the "IRS") or appropriate state tax authorities. To the extent that such returns have been so audited, such audits have been completed and settled for all periods ended through December 31, 1981. There is no deficiency or refund litigation or matter in controversy with respect to Seller Returns. Except as set forth on
Schedule 2.09, neither Seller nor any of the Seller Subsidiaries
- -------------
has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

          2.10.   Material Adverse Change.  Since March 31, 1994,
                  -----------------------
there has been no material adverse change in the Condition of Seller and the Seller Subsidiaries, taken as a whole, except as may have resulted or may result from changes to laws and regulations, or interpretations thereof, or changes in economic conditions, including interest rates, applicable to depositary institutions generally.

          2.11.   Loans, Commitments and Contracts.
                  --------------------------------

                  (a) Schedule 2.11(a) contains a complete and
                      ----------------
accurate listing of all contracts entered into with respect to deposits of $250,000 or more, by account or other identifying number, and all loan agreements and commitments, notes, security agreements, repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements, and other documents relating to or involving extensions of credit and other commitments to extend credit by Seller or any of the Seller Subsidiaries with respect to any on entity or related group of entities in excess of $250,000, to which any of the foregoing is a party or by which it is bound, by account or other identifying number, and, where applicable, such other information as shall be necessary to identify any related group of entities.

                  (b) Except for the contracts and agreements required to be listed on Schedule 2.11(a) and except as set forth
                         ----------------
in Schedule 2.11(b) or any other Schedule to this Agreement,
   ----------------
neither Seller nor any of the Seller Subsidiaries is a party to or is bound by any:

                         (i)   agreement, contract, arrangement,
          understanding or commitment with any labor union;

                         (ii)  franchise or license agreement;

                         (iii) written employment, severance or
          termination pay, agency, consulting or similar agreement or commitment in respect of personal services;

                         (iv)  any material agreement, arrangement
          or commitment (A) not made in the ordinary course of business, or (B) pursuant to which Seller or any of the Seller Subsidiaries is or may become obligated to invest in or contribute to any Seller Subsidiary other than pursuant to Seller Employee Plans (as that term is defined in Section 2.18 hereof) and agreements relating to joint ventures or partnerships set forth in Schedule
                                                         --------
          2.02, true and complete copies of which have been
          ----
          furnished to Buyers;

                         (v)   any agreement, indenture or other
          instrument not disclosed in the Seller Financial Statements relating to the borrowing of money by Seller or any of the Seller Subsidiaries or the guarantee by Seller or any of the Seller Subsidiaries of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by Seller or any of the Seller Subsidiaries, such as deposits, Fed Funds borrowings, FHL Bank advances and repurchase agreements), other than such agreements, indentures or instruments providing for annual payments of less than $100,000:

                         (vi)  any contract containing covenants
          which limit the ability of Seller or any of the Seller Subsidiaries to compete in any line of business or with any person or which involves any restrictions on the geographical area in which, or method by which, Seller or any of the Seller Subsidiaries may carry on their respective businesses (other that as may be required by law or any applicable Regulatory Authority);

                         (vii) any other contract or agreement
          which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K as promulgated by the SEC;

                         (viii)any lease with annual rental
          payments aggregating $50,000 or more;

                         (ix)  loans or other obligation payable or
          owing to any officer, director or employee except (A) salaries, wages and directors' fees incurred and accrued in the ordinary course of business and (B) obligations due in respect of any depository accounts maintained by any of the foregoing at the Seller Subsidiaries in the ordinary course of business;

                         (x)   loans or debts payable or owing by
          any executive officer or director of Seller or any of the Seller Subsidiaries or any other person or entity deemed an "executive officer" or a "related interest" of any of the foregoing, as such terms are defined in Regulation O of the Federal Reserve Board;

                         (xi)  other agreement, contract,
          arrangement, understanding or commitment involving an obligation by Seller or any of the Seller Subsidiaries of more than $50,000 and extending beyond six months from the date hereof that cannot be cancelled without cost or penalty upon notice of 30 days or less, other than contracts entered into in respect of deposits, loan agreements, and commitments, notes, security agreements, repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by Seller or any of the Seller Subsidiaries in the ordinary course of business and not involving extensions of credit with respect to any one entity or related group of entities in excess of $250,000.

                  (c)    Seller and/or the Seller Subsidiaries
carry property, liability, products liability and other insurance coverage as set forth in Schedule 2.11(c) under the heading
                         ----------------
"Insurance."

                  (d)    True, correct and complete copies of the
agreements, contracts, leases, insurance policies and other
documents referred to in Schedules 2.11 (a), (b) and (c) shall be
                         -------------------------------
furnished or made available to Buyers.

                  (e) To the best knowledge of Seller, each of the agreements, contracts, leases, insurance policies and other documents referred to in Schedules 2.11 (a), (b) and (c) is a
                         -------------------------------
valid, binding and enforceable obligation of the parties sought to be bound thereby, except as the enforceability thereof against the parties thereto (other than Seller or any of the Seller Subsidiaries) may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

                  (f)    Schedule 2.11(f) under the heading "Loans"
                         ----------------
contains a true, correct and complete listing, as of the date of this Agreement, by account or other identifying number, of (i) all loans in excess of $100,000, of the Seller or any of the Seller Subsidiaries which have been accelerated during the past twelve months, (ii) all loan commitments or lines of credit of Seller and any of the Seller Subsidiaries in excess of $100,000 which have been terminated by Seller or any of the Seller Subsidiaries during the past twelve months by reason of default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower,
(iii) all loans, lines of credit and loan commitments in excess of $100,000 as to which Seller or any of the Seller Subsidiaries has given written notice of its intent to terminate during the past twelve months, (iv) with respect to all loans in excess of $100,000, all notification letters and other written communications from Seller or any of the Seller Subsidiaries to any of their respective borrowers, customers or other parties during the past twelve months wherein Seller or any of the Seller Subsidiaries has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults, (v) each borrower, customer, or other party which has notified Seller or any of the Seller Subsidiaries during the past twelve months of, or has asserted against Seller or any of the Seller Subsidiaries, in writing, any "lender liability" or similar claim, and, to the best knowledge of Seller, each borrower, customer or other party which has given Seller or any of the Seller Subsidiaries any oral notification of, or orally asserted against Seller or any of the Seller Subsidiaries, any such claim, and (vi) all loans in excess of $100,000 (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on non-accrual status, (C) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (D) the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or
(E) where a specific reserve allocation exists in connection therewith.

          2.12    Absence of Defaults.  Neither Seller nor any of
                  -------------------
the Seller Subsidiaries is in violation of its charter documents or bylaws or in default under any material agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except, in all cases, where such default would not have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole.

          2.13.   Litigation and Other Proceedings.  Except as set
                  --------------------------------
forth on Schedule 2.13, neither Seller nor any of the Seller
         -------------
Subsidiaries is a party to any pending or, to the best knowledge of Seller, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole, or which purports or seeks to enjoin or restrain the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, there are no actions, suits or proceedings pending or, to the best knowledge of Seller, threatened against Seller or any of the Seller Subsidiaries or any of their respective officers or directors by any stockholder of Seller or any of the Seller Subsidiaries (or any former stockholder of Seller or any of the Seller Subsidiaries) or involving claims under the Securities Act, the Exchange Act, the Community Reinvestment Act of 1977, as amended, the fair lending laws or any other applicable laws.

          2.14.   Directors' and Officers' Insurance.  Each of
                  ----------------------------------
Seller and the Seller Subsidiaries has taken or will take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Seller, except for such matters which, individually or in the aggregate, will not have and reasonably could not be expected to have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole. Set forth on Schedule
                                                         --------
2.14 is a list of all insurance policies maintained by or for the
- ----
benefit of Seller or its Subsidiaries for their directors, officers, employees or agents.

          2.15.   Compliance with Laws.
                  --------------------

                  (a) To the best knowledge of Sellers, Seller and each of the Seller Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their respective properties and assets and to carry on their respective businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current.

                  (b) (i) To the best knowledge of Sellers, each of Seller and the Seller Subsidiaries has complied with all laws, regulations and orders (including without limitation zoning ordinances, building codes, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations and including without limitation in the case of any Seller Subsidiary that is a bank or savings association, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to it and to the conduct of its business, except where such failure to comply would not have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole, and (ii) neither Seller nor any of the Seller Subsidiaries is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal, or local and whether at law or in equity, except where such default would not have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole. To the best knowledge of Seller, neither Seller nor any of the Seller Subsidiaries is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property (as defined below) of Seller (whether directly or, to the best knowledge of Seller, as a consequence of such Property being part of the investment portfolio of Seller or any of the Seller Subsidiaries) (A) that is contaminated by or contains any hazardous waste, toxic substance, or related materials, including without limitation asbestos, PCBs, pesticides, herbicides, and any other substance or waste that is hazardous to human health or the environment (collectively, a "Toxic Substance"), or (B) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof; and which, in each case, reasonably could be expected to have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole. "Property" shall include all property (real or personal, tangible or intangible) owned or controlled by Seller or any of the Seller Subsidiaries, including without limitation property under foreclosure, property held by Seller or any of the Seller Subsidiaries in its capacity as a trustee and property in which any venture capital or similar unit of Seller or any of the Seller Subsidiaries has an interest. No claim, action, suit, or proceeding is pending against Seller or any of the Seller Subsidiaries relating to Property of Seller or any of the Seller Subsidiaries before any court or other Regulatory Authority or arbitration tribunal relating to Toxic Substances, pollution, or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Seller or any of the Seller Subsidiaries with respect to the same. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of Seller or any of the Seller Subsidiaries which reasonably could be expected to have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole.

                  (c) Since December 31, 1991, neither Seller nor any of the Seller Subsidiaries has received any notification or communication which has not been resolved from any Regulatory Authority (i) asserting that any Seller or any of the Seller Subsidiaries is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory

Authority enforces, except with respect to matters which (A) are set forth on Schedule 2.15(c) or in any writing previously furnished to
         ----------------
Buyers and (B) reasonably could not be expected to have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole, (ii) threatening to revoke any license, franchise, permit or governmental authorization that is material to the Condition of Seller and the Seller Subsidiaries, taken as a whole, including without limitation such company's status as an insured depositary institution under the Federal Deposit Insurance Act, (iii) requiring or threatening to require Seller or any of the Seller Subsidiaries, or indicating that Seller or any of the Seller Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Seller or any of the Seller Subsidiaries, including without limitation any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

                  (d)    Neither Seller nor any of the Seller
Subsidiaries is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

          2.16.   Labor. No work stoppage involving Seller or any
                  -----
of the Seller Subsidiaries is pending or, to the best knowledge of Seller, threatened. Neither Seller nor any of the Seller Subsidiaries is involved in, or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which reasonably could be expected to have a material adverse affect on the Condition of Seller and the Seller Subsidiaries, taken as a whole. None of the employees of Seller or the Seller Subsidiaries are represented by any labor union or any collective bargaining organization.

          2.17.   Material Interests of Certain Persons.  Except as
                  -------------------------------------
set forth in Seller's Proxy Statement for its 1994 Annual Meeting of Stockholders, to the best knowledge of Seller, no officer or director of Seller or any Subsidiary of Seller, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of, Seller or any of the Seller Subsidiaries, which in the case of Seller is required to be disclosed by Item 404 of Regulation S-K promulgated by the SEC or in the case of any of the Seller Subsidiaries would be required to be so disclosed if Seller Subsidiary had a class of securities registered under Section 12 of the Exchange Act.

          2.18.   Allowance for Loan and Lease Losses; Non-
                  -----------------------------------------
Performing Assets.
- -----------------

                  (a)    Except as set forth in Schedule 2.18(a):
                                                ----------------
(i) all of the accounts, notes, and other receivables which are reflected in the Seller Financial Statements as of March 31, 1994 were acquired in the ordinary course of business and, to the best knowledge of Seller, are collectible in full in the ordinary course of business, except for possible loan and lease losses which are adequately provided for in the allowance for loan and lease losses in such Seller Financial Statements and (ii) the collection experience of Seller and the Seller Subsidiaries since March 31, 1994 to the date hereof has not been materially adverse to the credit and collection experience of the Seller and the Seller Subsidiaries, taken as a whole, in the three months ended March 31, 1994 and the year ended December 31, 1993.

                  (b) The allowances for loan losses contained in the Seller Financial Statements were established in accordance with the past practices and experiences of Seller and the Seller Subsidiaries, and the allowance for loan and lease losses shown on the consolidated condensed balance sheet of Seller and the Seller Subsidiaries as of March 31, 1994 contained in the most recent Seller Form 10-Q is adequate in all material respects under the requirements of GAAP to provide for possible losses on loans and leases (including without limitation accrued interest receivable) and credit commitments (including without limitation stand-by letters of credit) outstanding as of the date of such balance sheet.

                  (c)    Schedule 2.18(c) sets forth as of the date
                         ----------------
of this Agreement all assets classified as real estate acquired through foreclosure, including in-substance foreclosed real estate ("Non-Performing Assets")

                  (d)    The aggregate amount of all loans and
leases described in Section 2.11(f)(vi) (regardless of dollar amount) and all Non-Performing Assets pursuant to Section 2.18(c) do not exceed one and one-half percent (1.5%) of (i) the gross amounts of all loans and leases on the books of Seller and the Seller Subsidiaries, taken as a whole, plus (ii) the aggregate book value of all Non-Performing Assets.

          2.19.   Employee Benefit Plans.
                  ----------------------

                  (a)    Schedule 2.19(a) lists all pension,
                         ----------------
retirement, supplemental retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, medical, disability, workers' compensation, vacation, group insurance, severance and other employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, maintained by or contributed to by Seller or any of the Seller Subsidiaries in respect of any of the present or former directors, officers, or other employees of and/or consultants to Seller or any of the Seller Subsidiaries (collectively, "Seller Employee Plans"). Seller has furnished Buyers with the following documents with respect to each Seller Employee
Plan: (i) a true and complete copy of all written documents comprising such Seller Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Seller Employee Plan; (ii) the most recently filed Form 5500 or Form 5500-C (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent Internal Revenue Service determination letter, if any. Without limiting the generality of the foregoing, Seller has furnished Buyers with true and complete copies of each form of stock option grant or stock option agreement that is outstanding under any stock option plan of Seller or any of the Seller Subsidiaries.

                  (b)    To the best knowledge of Seller, all
Seller Employee Plans have been maintained and operated in all material respects in accordance with their terms and the requirements of all applicable statutes, orders, rules and final regulations, including without limitation the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code. All contributions required to be made to Seller Employee Plans have been made.

                  (c)    With respect to each of the Seller
Employee Plans which is a pension plan (as defined in Section 3(2) of ERISA) (the "Pension Plans"): (i) each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service and, to the knowledge of Seller, such determination letter may still be relied upon, and each related trust is exempt from taxation under Section 501(a) of the Code; (ii) the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual valuation date (as indicated on Schedule 2.19(a)), exceed the value of the assets of the Pension
   ----------------
Plan allocable to such vested or accrued benefits; (iii) to the best knowledge of Seller, there has been no "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could subject any Pension Plan or associated trust, or, to the best knowledge of Seller, the Seller or any of the Seller Subsidiaries, to any tax or penalty; (iv) no Pension Plan or any trust created thereunder has been terminated, nor to the best knowledge of Seller have there been any "reportable events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA since January 1, 1987; and (v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in

Section 302 of ERISA (whether or not waived).  Except as set forth in
Schedule 2.19(c), no Pension Plan is a multiemployer plan" as that
- ----------------
term is defined in Section 3(37) of ERISA.

                  (d)    Except as set forth on Schedule 2.19(d),
                                                ----------------
neither Seller nor any of the Seller Subsidiaries has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

                  (e)    Neither Seller nor any of the Seller
Subsidiaries has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections
414(b), (c), (m) or (o) of the Code.

                  (f)    Except as set forth on Schedule 2.19(f),
                                                ----------------
neither the execution nor delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will
(i) result in any payment (including without limitation severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of Seller or any of the Seller Subsidiaries from any of such entities, (ii) increase any benefit otherwise payable under any of the Seller Employee Plans or (iii) result in the acceleration of the time of payment of any such benefit. No holder of an option to acquire stock of Seller has or will have at any time through the Effective Time the right to receive any cash or other payment (other than the issuance of stock of Seller) in exchange for or with respect to all or any portion of such option. Seller shall use its best efforts to insure that no amounts paid or payable by Seller, the Seller Subsidiaries or Buyers to or with respect to any employee or former employee of Seller or any of the Seller Subsidiaries will fail to be deductible for federal income tax purposes by reason of Section 280G of the Code. No Seller Employee Stock Option has an associated "Additional Option Right" or similar "reload" feature.

          2.20.   Conduct of Seller to Date.  From and after March
                  -------------------------
31, 1994 through the date of this Agreement, except as set forth on
Schedule 2.20 or in the Seller Financial Statements: (i) Seller and
- -------------
the Seller Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practices;
(ii) neither Seller nor any of the Seller Subsidiaries has issued, sold, granted, conferred or awarded any of its Equity Securities (except shares of Seller Common Stock upon exercise of Seller Employee Stock Options), or any corporate debt securities which would be classified under GAAP as long-term debt on the balance sheets of Seller or the Seller Subsidiaries; (iii) Seller has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) Seller has not declared, set aside or paid any dividend (other than its regular quarterly dividends) or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased, or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; (v) neither Seller nor any of the Seller Subsidiaries has incurred any obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) neither Seller nor any of the Seller Subsidiaries has discharged or satisfied any Lien or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) neither Seller nor any of the Seller Subsidiaries has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, neither Seller nor any of the Seller Subsidiaries has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy,
(B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Seller Employee Plans or (D) agreed to do any of the foregoing; (ix) neither Seller nor any Seller Subsidiary has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) neither Seller nor any of the Seller Subsidiaries has cancelled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of Seller and the Seller Subsidiaries, and (xi) neither Seller nor any of the Seller Subsidiaries has entered into any material transaction, contract or commitment outside the ordinary course of its business.

          2.21.   Absence of Undisclosed Liabilities.  Except as
                  ----------------------------------
disclosed in Schedule 2.21 or in any other Schedule to this
             -------------
Agreement:

                  (a) As of the date of this Agreement, neither Seller nor any of the Seller Subsidiaries has any debts, liabilities or obligations equal to or exceeding $10,000, individually or $25,000 in the aggregate, whether accrued, absolute, contingent or otherwise and whether due or to become due, except:

                         (i)   liabilities reflected on the Seller
          Financial Statements; and

                         (ii)  debts, liabilities or obligations
          incurred since March 31, 1994 in the ordinary and usual course of their respective businesses, none of which are for breach of contract, breach of warranty, torts, infringements or lawsuits and none of which have a material adverse effect on the Condition of the Seller and the Seller Subsidiaries, taken as a whole.

                  (b)    To the best knowledge of the Seller,
neither Seller nor any of the Seller Subsidiaries was as of March 31, 1994 and since such date has become a party to, any contract or agreement which affected, affects or may reasonably be expected to affect, materially and adversely, the Condition of the Seller and the Seller Subsidiaries, taken as a whole.

          2.22.   Proxy Statement, etc.  None of the information
                  --------------------
regarding Seller or any of the Seller Subsidiaries to be supplied by Seller for inclusion or included in (i) the Registration Statement on Form S-4 to be filed with the SEC by Mercantile for the purpose of registering the shares of Mercantile Common Stock to be exchanged for shares of Seller Common Stock pursuant to the provisions of this Agreement (the "Registration Statement"), (ii) the Proxy Statement to be mailed to Seller's stockholders in connection with the meeting to be called to consider the Merger (the "Proxy Statement") or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Seller's stockholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Seller or any of the Seller Subsidiaries is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

          2.23.   Registration Obligations.  Except as set forth on
                  ------------------------
Schedule 2.23, neither Seller nor any of the Seller Subsidiaries is
- -------------
under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

          2.24.   Accounting, Tax and Regulatory Matters.  Neither
                  --------------------------------------
Seller nor any of the Seller Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying (A) for pooling-of-interests accounting treatment or (B) as a reorganization within the meaning of

Section 368 of the Code or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

          2.25.   Brokers and Finders.  Except for Stifel, Nicolaus
                  -------------------
& Company Incorporated, neither Seller nor any of the Seller Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Seller or any of the Seller Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

          2.26.   Accuracy of Information.  The statements
                  -----------------------
contained in this Agreement, the Schedules and any other written document executed and delivered by or on behalf of Seller pursuant to the terms of this Agreement are true and correct as of the date hereof or as of the date delivered in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.


                           ARTICLE III
                           -----------

       REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYERS

          As an inducement to Seller to enter into and perform its obligations under this Agreement, and notwithstanding any examination, inspection, audit or other investigation made by Seller, Buyers jointly and severally represent and warrant to and covenant with Seller as follows:

          3.01.   Organization and Authority.  Buyer and Merger Sub
                  --------------------------
are each corporations duly organized, validly existing and in good standing under the laws of the State of Missouri, are each qualified to do business and are each in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so qualified would not have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole. Each of Mercantile and Merger Sub is registered as a bank holding company with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Holding Company Act. True and complete copies of the Articles of Incorporation and Bylaws of Mercantile, each in effect on the date of this Agreement, have been provided to Seller.

          3.02.   Capitalization of Mercantile.  The authorized
                  ----------------------------
capital stock of Mercantile consists of (i) 100,000,000 shares of

Mercantile Common Stock, of which, as of June 30, 1994, 43,146,531 shares were issued and outstanding and (ii) 5,000,000 shares of preferred stock, no par value ("Mercantile Preferred Stock"), issuable in series, of which none are issued or outstanding. Mercantile has designated 1,000,000 shares of Mercantile Preferred Stock as "Series A Junior Participating Preferred Stock" and has reserved such shares under a Rights Agreement dated May 23, 1988 (the "Mercantile Rights Agreement"), between Mercantile and Mercantile Bank of St. Louis National Association, as Rights Agent. As of June 30, 1994, Mercantile had reserved (i) 4,608,735 shares of Mercantile Common Stock for issuance upon the exercise of options ("Mercantile Employee Stock Options") under the Mercantile stock option and incentive plans and (ii) 970,000 shares of Mercantile Common Stock for issuance upon the acquisition of Wedge Bank pursuant to the Agreement and Plan of Reorganization dated as of July 6, 1994 between Mercantile, Mercantile Bancorporation of Illinois Inc., Wedge Bank and The Wedge Holding Company. As of June 30, 1994, there were outstanding $10,088,000 aggregate principal amount of Convertible Subordinated Capital Notes due 1995 (the "Convertible Notes") and, as of such date, Mercantile had reserved 388,135 shares of Mercantile Common Stock for issuance upon conversion of the Convertible Notes. From June 30, 1994 through the date of this Agreement, no Equity Securities of Mercantile have been issued excluding any shares of Mercantile Common Stock which may have been issued upon exercise of Mercantile Employee Stock Options or conversion of the Convertible Notes.

                  Mercantile continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate, the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include equity securities. In addition, prior to the Effective Time, Mercantile may, depending on market conditions and other factors, otherwise determine to issue equity, equity-linked or other securities for financing purposes. Notwithstanding the foregoing, Mercantile will not take any action that would (i) prevent the transactions contemplated hereby from qualifying (A) for pooling-of-interests accounting treatment or (B) as a reorganization within the meaning of Section 368 of the Code or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement. Except as set forth above and except pursuant to the Mercantile Rights Agreement, there are no other Equity Securities of Mercantile outstanding. All of the issued and outstanding shares of Mercantile Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of Mercantile. At the Effective Time, the Mercantile Common Stock to be issued in the Merger will be duly authorized, validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive right of any stockholder of Mercantile.

          3.03.   Authorization.
                  -------------

                  (a) Mercantile and Merger Sub each have the corporate power and authority to enter into this Agreement and to carry out their respective obligations hereunder. The execution, delivery and performance of this Agreement by Mercantile and Merger Sub and the consummation by Mercantile and Merger Sub of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Mercantile and Merger Sub. Subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of Mercantile and Merger Sub enforceable against each in accordance with its terms.

                  (b)    Neither the execution, delivery and
performance by Mercantile and Merger Sub of this Agreement, nor the consummation by Mercantile and Merger Sub of the transactions contemplated hereby, nor compliance by Mercantile and Merger Sub with any of the provisions hereof, will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Mercantile or Merger Sub under any of the terms, conditions or provisions of (x) their respective Articles of Incorporation or Bylaws, or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Mercantile or Merger Sub is a party or by which they may be bound, or to which Mercantile or Merger Sub or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this
Section 3.03, to the best knowledge of Buyers, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Mercantile or Merger Sub or any of their respective properties or assets.

                  (c)    Other than in connection with or in
compliance with the provisions of the Missouri Act and the DGCL, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the Holding Company Act, the Federal Deposit Insurance Act, the HOLA and the HSR Act, or any required approvals of any other Regulatory Authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Mercantile and Merger Sub of the transactions contemplated by this Agreement.

          3.04.   Mercantile Financial Statements.  The
                  -------------------------------
supplemental consolidated and parent company only balance sheets of Mercantile and its Subsidiaries as of December 31, 1993, 1992 and 1991 and related supplemental consolidated and parent company only statements of income, changes in shareholders' equity and cash flows for each of the three years in the three-year period ended December 31, 1993, together with the notes thereto, audited by KPMG Peat Marwick and included in Mercantile's current report on Form 8-
K dated June 17, 1994 as filed with the SEC, and the unaudited consolidated balance sheets of Mercantile and its Subsidiaries as of March 31, 1994 and the related unaudited consolidated statements of income and cash flows for the periods ended March 31, 1994 and 1993 included in the quarterly report on Form 10-Q as filed with the SEC (collectively, the "Mercantile Financial Statements"), have been prepared in accordance with GAAP, present fairly the consolidated financial position of Mercantile and its Subsidiaries at the dates and the consolidated results of operations, changes in shareholders' equity and cash flows of Mercantile and its Subsidiaries for the periods stated therein and are derived from the books and records of Mercantile and its Subsidiaries, which are complete and accurate in all material respects and have been maintained in accordance with good business practices. Neither Mercantile nor any of its Subsidiaries has any material contingent liabilities that are not described in the Mercantile Financial Statements.

          3.05.   Mercantile Reports.  Since January 1, 1991, each
                  ------------------
of Mercantile and its Subsidiaries has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with any Regulatory Authority. All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Mercantile Reports." As of its respective date, each Mercantile Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3.06.   Material Adverse Change.  Since March 31, 1994,
                  -----------------------
there has been no material adverse change in the Condition of Mercantile and its Subsidiaries, taken as a whole, except as may have resulted or may result from changes to laws and regulations, or interpretations thereto, or changes in economic conditions, including interest rates, applicable to depositary institutions generally.

          3.07.   Legal Proceedings or Other Adverse Facts.  There
                  ----------------------------------------
is no legal action or other governmental proceeding or investigation pending or, to the best knowledge of Buyers, threatened against Mercantile or any of its Subsidiaries that could prevent or adversely affect in a material manner or seeks to prohibit the consummation of the transactions contemplated herein, nor is Mercantile or any of its Subsidiaries subject to any order of a court or governmental authority having any such effect. To the best knowledge of Buyers, there is no other fact that could prevent or adversely affect the consummation of the transactions contemplated herein.

          3.08.   Registration Statement, etc.  None of the
                  ---------------------------
information regarding Mercantile or any of its Subsidiaries to be supplied by Buyers for inclusion or included in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of stockholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Mercantile or Merger Sub are responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

          3.09.   Brokers and Finders.  Neither Mercantile, Merger
                  -------------------
Sub nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Mercantile or Merger Sub in connection with this Agreement or the transactions contemplated hereby.

          3.10.   Accuracy of Information.  The statements
                  -----------------------
contained in this Agreement, the Schedules and in any other written document executed and delivered by or on behalf of Buyers pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained herein or therein not misleading.


                           ARTICLE IV
                           ----------

        CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

          4.01.   Conduct of Businesses Prior to the Effective
                  --------------------------------------------
Time.  During the period from the date of this Agreement to the
- ----
Effective Time, Seller shall, and shall cause each of the Seller Subsidiaries to, conduct their respective businesses according to the ordinary and usual course consistent with past practices and shall, and shall cause each such Subsidiary to, use its best efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

          4.02.   Forbearances of Seller.  Except as set forth in
                  ----------------------
Schedule 4.02 or with the prior written consent of Buyers, during
- -------------
the period from the date of this Agreement to the Effective Time, Seller shall not and shall not permit any of the Seller
Subsidiaries to:

                  (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from any of the Seller Subsidiaries to Seller or to another of the Seller Subsidiaries), except that Seller may declare and pay regular quarterly cash dividends of not more than $0.25 per share on the Seller Common Stock, provided that Seller shall not declare or pay its regular
       --------
quarterly dividend for any quarter in which Seller stockholders will be entitled to receive a regular quarterly dividend on the shares of Mercantile Common Stock to be issued in the Merger;

                  (b)    enter into or amend any employment,
severance or similar agreement or arrangement with any director or officer or employee, or materially modify any of the Seller Employee Plans or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except normal individual increases in compensation to employees consistent with past practice, or as required by law or contract, except for such increases of which Seller notifies Buyers in writing and which Buyers do not disapprove within 10 days of the receipt of such notice;

                  (c) authorize, recommend, propose or announce an intention to authorize, so recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights;

                  (d)    propose or adopt any amendments to its
articles of incorporation, association or other charter document or bylaws;

                  (e) issue, sell, grant, confer or award any of its Equity Securities (except shares of Seller Common Stock issued upon exercise of Seller Employee Stock Options outstanding on the date of this Agreement) or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of this Agreement;

                  (f) purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise;

                  (g) (i) without first consulting with Buyers, enter into or increase any loan or credit commitment (including stand-by letters of credit) to, or invest or agree to invest in any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (collectively, "Lend to") in an amount in excess of $250,000 provided no such consultation shall be required in
            --------
respect of single-family residential loans or credits not exceeding $500,000 that are saleable in recognized secondary markets pursuant to Seller's lending policies as in effect on the date hereof; (ii) enter into, or increase in an amount in excess of $250,000, any commercial or multi-family real estate loan or credit commitment (including stand-by letters of credit) to, or invest or agree to invest in any commercial or multi-family real estate project or entity, or Lend to any person other than in accordance with lending policies as in effect on the date hereof, provided that Seller or
                                          --------
any of the Seller Subsidiaries may make any such loan in the event
(A) Seller or any Seller Subsidiary has delivered to Buyers or their designated representative a notice of its intention to make such loan and such information as Buyers or their designated representative may reasonably require in respect thereof and (B) Buyers or their designated representative shall not have reasonably objected to such loan by giving written or facsimile notice of such objection within two business days following the delivery to Buyers or their designated representative of the notice of intention and information as aforesaid; or (iii) Lend to any person or entity any of the loans or other extensions of credit to which or investments in which are on a "watch list" or similar internal report of Seller or any of the Seller Subsidiaries (except those denoted "pass" thereon), in an amount in excess of $100,000; provided, however,
                                              --------  -------
that nothing in this paragraph shall prohibit Seller or any Seller Subsidiary from honoring any contractual obligation in existence on the date of this Agreement or, with respect to loans described in clause (i) above, making such loans after consulting with Buyers;

                  (h) directly or indirectly (including through its officers, directors, employees or other representatives) initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to the disposition of any significant portion of the business or assets of Seller or any of the Seller Subsidiaries or the acquisition of Equity Securities of Seller or any of the Seller Subsidiaries or the merger of Seller or any of the Seller Subsidiaries with any person (other than Buyers) or any similar transaction (each such transaction being referred to herein as an "Acquisition Transaction"), or provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction, and Seller shall promptly notify Buyers orally of all the relevant details relating to all inquiries, indications of interest and proposals which it may receive with respect to any Acquisition Transaction;

                  (i) take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyers or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (B) prevent the transactions contemplated hereby from qualifying as a pooling-of-interests for accounting purposes or as a reorganization within the meaning of
Section 368 of the Code;

                  (j)    other than in the ordinary course of
business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

                  (k) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or take or omit to take any other act which would make any of the representations and warranties in Article II of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act; or

                  (l) enter into, increase or renew any loan or credit commitment (including standby letters of credit) to any executive officer or director of Seller or any of the Seller Subsidiaries, any Seller stockholder, or any entity controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing which is of the type or nature sought to be regulated in 12 U.S.C. 371c and 12 U.S.C. 371c-1, without first obtaining the prior written consent of Buyers, which consent shall not be unreasonably withheld. For purposes of this subsection (l), "control" shall have the meaning associated with that tern under 12 U.S.C. 371c.

          4.03.   Forbearances of Buyers.  During the period from
                  ----------------------
the date of this Agreement to the Closing Date, Buyers shall not, without the prior written consent of Seller, agree in writing or otherwise engage in any activity, enter into any transaction or take or omit to take any other action which would make any of the representations and warranties of Article III of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other action.

                            ARTICLE V
                            ---------

                      ADDITIONAL AGREEMENTS

          5.01.   Access and Information.
                  ----------------------

                  (a) Seller and the Seller Subsidiaries shall each afford to Buyers, and to Buyers' accountants, counsel and other representatives, full access during normal business hours, during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments and records and, during such period, each shall furnish promptly to Buyers (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as Buyers may reasonably request. Buyers shall, and shall cause its advisors and representatives to, (A) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to Seller or any of the Seller Subsidiaries which is not otherwise public knowledge, (B) in the event of a termination of this Agreement, return all documents (including copies thereof) obtained hereunder from Seller or any of the Seller Subsidiaries to them and
(C) use their respective best efforts to cause all of Seller's confidential information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

                   (b) Buyers shall promptly following the date of this Agreement, commence its review of Seller and the Seller Subsidiaries and their respective operations, business affairs, prospects and financial condition, including, without limitation, those matters which are the subject of the Seller's representations and warranties (the "Due Diligence Review"). Buyers shall conclude such review by not later than 25 business days after the date of this Agreement (the "Due Diligence Review Period"), but the pendency or such Due Diligence Review shall not delay Mercantile's obligation pursuant to Section 5.02 of this Agreement to file a Registration Statement with the SEC and all other necessary applications and filings with the appropriate Regulatory
Authorities. Buyers shall advise Seller of any situation, event, circumstance or other matter which first comes to the attention of Buyers during the Due Diligence Review which could potentially result in the termination of this Agreement by Buyer pursuant to
Section 7.01(d) hereof, or, if applicable, of the absence of any situation, event, circumstance or other matter, it being the intention of Buyers to provide notice to Seller as promptly as possible of any perceived impediment to the consummation of the Merger. Notwithstanding anything hereinabove contained or implied to the contrary, the Due Diligence Review shall not limit, restrict or preclude Buyers, at any time or from time to time thereafter, from conducting further such reviews or from exercising any rights available to it hereunder as a result of the existence or occurrence prior to the Due Diligence Period of any event or condition which was not detected in the Due Diligence Review by Buyers and which constitutes a breach of any representation, warranty or agreement of Seller under this Agreement.

          5.02.   Registration Statement; Regulatory Matters.
                  ------------------------------------------

                  (a) Mercantile shall prepare and, subject to the review and consent of Seller with respect to matters relating to Seller, file with the SEC as soon as is reasonably practicable the Registration Statement (or the equivalent in the form of preliminary proxy materials) with respect to the shares of Mercantile Common Stock to be issued in the Merger. Mercantile shall prepare and, subject to the review and consent of Seller with respect to matters relating to Seller, use its best efforts to file as soon as is reasonably practicable an application with the Federal Reserve Board and the OTS and shall use its best efforts to cause the Registration Statement to become effective. Mercantile shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares, and Seller and the Seller Subsidiaries shall furnish Mercantile all information concerning Seller and the Seller Subsidiaries and the stockholders thereof as Mercantile may reasonably request in connection with any such action.

                  (b) Seller and Buyers shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement (including any requisite approval of the OTS under 12 C.F.R. " 563b.3(i)) and, as and if directed by Mercantile, to consummate such other mergers, consolidations or asset transfers or other transactions by and among Mercantile's Subsidiaries and the Seller Subsidiaries concurrently with or following the Effective Time (including without limitation the conversion of United Savings to a federal savings bank or similar organization), provided that
                                                    --------
such actions do not materially impede or delay (i) the receipt of any approval referred to in Section 6.01(b) or (ii) the consummation of the transactions contemplated by this Agreement.

          5.03.   Stockholder Approval.  Seller shall call a
                  --------------------
meeting of its stockholders to be held as soon as practicable for the purpose of voting upon the Merger. In connection with such meetings, Mercantile shall prepare, subject to the review and consent of Seller, the Proxy Statement (which shall be part of the Registration Statement to be filed with the SEC by Mercantile) and mail the same to the stockholders of Seller. The Board of Directors of Seller shall submit for approval of Seller's stockholders the matters to be voted upon at such meeting. The Board of Directors of Seller hereby does and will recommend this Agreement and the transactions contemplated hereby to stockholders of Seller and will use its best efforts to obtain any vote of Seller's stockholders necessary for the approval and adoption of this Agreement.

          5.04.   Current Information.  During the period from the
                  -------------------
date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party. Each party shall promptly notify the other party of the following events immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the affected party with respect thereto: (a) an event which would cause any representation or warranty of such party or any Schedule, statement, report, notice, certificate or other writing furnished by such party to be untrue or misleading in any material respect,
(b) any material change in its business financial condition, results of operations or prospects, (c) the issuance or commencement of any governmental complaint, investigation or hearing (or any communication indicating that the same may be contemplated), or (d) the institution or threat of material litigation involving such party, and shall keep the other party fully informed of such events.

          5.05.   Agreements of Affiliates.  As soon as practicable
                  ------------------------
after the date of this Agreement, Seller shall deliver to Mercantile a letter identifying all persons whom Seller believes will be, at the time this Agreement is submitted to a vote of the stockholders of Seller, "affiliates" of Seller for purposes of Rule 145 under the Securities Act. Seller shall use its best efforts to cause each person who is so identified as an "affiliate" to deliver to Mercantile as soon as practicable thereafter, and in any event no later than the publication of notice in the Federal Register of Mercantile's application with the Federal Reserve Board referred to in Section 5.02, a written agreement in substantially the form set forth as Appendix A to this Agreement, providing that from the date
         ----------
of this Agreement each such person will agree not to sell, pledge, transfer or otherwise dispose of any shares of Seller Common Stock held by such person or any shares of Mercantile Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and until such time as financial results covering at least 30 days of combined operations of Mercantile and Seller shall have been published. Prior to the Effective Time, Seller shall amend and supplement such letter and use its best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement as set forth in this Section 5.05.

          5.06.   Expenses.  Each party hereto shall bear its own
                  --------
expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, provided, however, that
                                          --------  -------
Buyers shall pay all printing and mailing expenses and filing fees associated with the Registration Statement and the Proxy Statement.

          5.07.   Miscellaneous Agreements and Consents.  Subject
                  -------------------------------------
to the terms and conditions herein provided, each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including without limitation using its respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective subsidiaries to, use its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or, in the opinion of Buyers, desirable for the consummation of the transactions contemplated by this Agreement.

          5.08.   Employee Agreements and Benefits.
                  --------------------------------

                  (a) Following the Effective Time, Buyers shall cause the Surviving Corporation to honor in accordance with their terms all employment, severance and other compensation contracts set forth on Schedule 5.08 between Seller, any of the Seller
             -------------
Subsidiaries, and any current or former director, officer, employee or agent thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Seller Employee Plans.

                  (b) Except as provided in Section 5.09, the provisions of the Seller Stock Plans and of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Seller or any of the Seller Subsidiaries shall be deleted and terminated as of the Effective Time, and Seller shall ensure that following the Effective Time no holder of Seller Employee Stock Options or any participant in any Seller Stock Plan shall have any right thereunder to acquire any securities of Seller or any of the Seller Subsidiaries.

                  (c) Except as set forth in Section 5.08(b) hereof, the Seller Employee Plans shall not be terminated by reason of the Merger but shall continue thereafter as plans of the Surviving Corporation until such time as the employees of the Seller and the Seller Subsidiaries are integrated into Mercantile's employee benefit plans that are available to other employees of Mercantile and its Subsidiaries, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Merger. Mercantile shall take such steps as are necessary or required to integrate the employees of Seller and the Seller Subsidiaries in the Mercantile's employee benefit plans available to other employees of Mercantile and its Subsidiaries as soon as practicable after the Effective Time.

          5.09.   Employee Stock Options.  At the Effective Time,
                  ----------------------
all rights with respect to Seller Common Stock pursuant to Seller Employee Stock Options that are outstanding at the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to Mercantile Common Stock, and Mercantile shall assume all Seller Employee Stock Options in accordance with the terms of the Seller Stock Plan under which it was issued and the Seller Employee Stock Option Agreement by which it is evidenced. From and after the Effective Time, (i) each Seller Employee Stock Option assumed by Mercantile shall be exercised solely for shares of Mercantile Common Stock, (ii) the number of shares of Mercantile Common Stock subject to each Seller Employee Stock Option shall be equal to the number of shares of Seller Common Stock subject to such Seller Employee Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and (iii) the per share exercise price under each Seller Employee Stock Option shall be adjusted by dividing the per share exercise price under such Seller Employee Stock Option by the Exchange Ratio and rounding down to the nearest cent; provided,
                                                      --------
however, that the terms of each Seller Employee Stock Option shall,
- -------
in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in the Code, as to any Seller Employee Stock Option that is an "incentive stock option" as defined under the Code.

          5.10.   Press Releases.  Except as may be required by
                  --------------
law, Seller and Mercantile shall consult and agree with each other as to the form and substance of any proposed press release relating to this Agreement or any of the transactions contemplated hereby.

          5.11.   State Takeover Statutes.  Seller will take all
                  -----------------------
steps necessary to exempt the transactions contemplated by this Agreement and any agreement contemplated hereby from, and if necessary challenge the validity of, any applicable state takeover law.

          5.12.   Directors' and Officers' Indemnification.
                  ----------------------------------------
Mercantile agrees that the Merger shall not affect or diminish any of Seller's duties and obligations of indemnification existing as of the Effective Time in favor of employees, agents, directors or officers of Seller or any of the Seller Subsidiaries arising by virtue of its Certificate of Incorporation or Bylaws in the form in effect at the date of this Agreement or arising by operation of law or arising by virtue of any contract, resolution or other agreement or document existing at the date of this Agreement, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. To the extent that Seller's existing directors' and officers' liability insurance policy would provide coverage for any action or omission occurring prior to the Effective Time, Seller agrees to give proper notice to the insurance carrier and to Mercantile of a potential claim thereunder so as to preserve Seller's rights to such insurance coverage. Mercantile represents that the directors' and officers' liability insurance policy maintained by it provides for coverage of "prior acts" for directors and officers of entities acquired by Mercantile.

          5.13.   Best Efforts to Insure Pooling.  Each of Buyers
                  ------------------------------
and Seller undertakes and agrees to use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment.

                           ARTICLE VI
                           ----------

                           CONDITIONS

          6.01.   Conditions to Each Party's Obligation To Effect
                  -----------------------------------------------
the Merger.  The respective obligations of each party to effect the
- ----------
Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

                  (a)    This Agreement shall have received the
requisite approval of stockholders of Seller at the meeting of stockholders called pursuant to Section 5.03 of this Agreement.

                  (b) All requisite approvals of this Agreement and the transactions contemplated hereby shall have been received from the Federal Reserve Board, the OTS and the MDOF, including any requisite approval under 12 C.F.R. " 563b.3(i).

                  (c) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

                  (d) Neither Seller nor Buyers shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

                  (e)    Each of Buyers and Seller shall have
received from Mercantile's counsel an opinion reasonably satisfactory in form and substance to it to the effect that the Merger will constitute a reorganization within the meaning of
Section 368 of the Code and that no gain or loss will be recognized by the stockholders of Seller to the extent they receive Mercantile Common Stock solely in exchange for shares of Seller Common Stock.

                  (f)    Each of Buyers and Seller shall have
received an opinion of KPMG Peat Marwick, satisfactory in form and substance to Mercantile, that the Merger will qualify for pooling-of-interests accounting treatment, which opinion shall not have been withdrawn.

          6.02.   Conditions to Obligations of Seller To Effect the
                  -------------------------------------------------
Merger.  The obligations of Seller to effect the Merger shall be
- ------
subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

                  (a)    Representations and Warranties.  The
                         ------------------------------
representations and warranties of Buyers set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except (i) to the extent such representations and warranties are by their express provisions made as of a specified date and (ii) for the effect of transactions contemplated by this Agreement) and Seller shall have received a certificate of the Vice Chairman of Mercantile, signing solely in his capacity as an officer of Mercantile, to that effect.

                  (b)    Performance of Obligations.  Buyers shall
                         --------------------------
have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Seller shall have received a certificate of the Vice Chairman of Mercantile, signing solely in his capacity as an officer of Mercantile, to that effect.

                  (c)    Permits, Authorizations, etc.  Buyers
                         -----------------------------
shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation of the Merger.

                  (d)    No Material Adverse Change.  Since the
                         --------------------------
date of this Agreement, there shall have been no material adverse change to the Condition of Mercantile and its Subsidiaries, taken as a whole.

                  (e)    Opinion of Counsel.  Mercantile shall have
                         ------------------
delivered to Seller an opinion of Mercantile's counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Appendix B to this Agreement.
                                    ----------

          6.03.   Conditions to Obligations of Buyers To Effect the
                  -------------------------------------------------
Merger.  The obligations of Buyers to effect the Merger shall be
- ------
subject to the fulfillment or waiver at or prior to the

Effective Time of the following additional conditions:

                  (a)    Representations and Warranties.  The
                         ------------------------------
representations and warranties of Seller set forth in Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except (i) to the extent such representations and warranties are by their express provisions made as of a specific date and (ii) for the effect of transactions contemplated by this Agreement) and Buyers shall have received a certificate of the President and the Chief Financial Officer of Seller, acting in their capacities as officers of Seller, to that effect.

                  (b)    Performance of Obligations.  Seller shall
                         --------------------------
have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Buyers shall have received a certificate of the President and the Chief Financial Officer of Seller acting solely in their capacities as officers of Seller, to that effect.

                  (c)    Permits, Authorizations, etc.  Seller
                         ----------------------------
shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation of the Merger.

                  (d)    No Material Adverse Change.  Since the
                         --------------------------
date of this Agreement, there shall have been no material adverse change to the Condition of Seller and the Seller Subsidiaries, taken as a whole.

                  (e)    Opinion of Counsel.  Seller shall have
                         ------------------
delivered to Buyers an opinion of Seller's counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Appendix C to this Agreement.
                      ----------

                           ARTICLE VII
                           ------------

                TERMINATION, AMENDMENT AND WAIVER

          7.01.   Termination.  This Agreement may be terminated at
                  -----------
any time prior to the Effective Time, whether before or after approval by Seller stockholders:

                  (a)    by mutual consent by the Executive
Committee of the Board of Directors of Mercantile and by the respective Boards of Directors of Seller and Merger Sub;

                  (b) by the Executive Committee of the Board of Directors of Mercantile or the respective Boards of Directors of Seller or Merger Sub at any time after March 31, 1995 if the Merger shall not theretofore have been consummated (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

                  (c) by the Executive Committee of the Board of Directors of Mercantile or the respective Boards of Directors of Seller of Merger Sub if (i) the Federal Reserve Board, the OTS or the MDOF has denied approval of the Merger and such denial has become final and nonappealable or (ii) stockholders of Seller shall not have approved this Agreement at the meeting referred to in
Section 5.03 following a favorable recommendation of Seller's Board of Directors;

                  (d) by the Executive Committee of the Board of Directors of Mercantile or the Board of Directors of Merger Sub at any time prior to the end of the Due Diligence Period, in the event any situation, event, circumstance or other matter shall come to the attention of Mercantile or Merger Sub during the course of the Due Diligence Review conducted pursuant to Section 5.01(b) hereof which Mercantile or Merger Sub shall, in a good faith exercise of its reasonable discretion, determine to be of a type or nature which is of such a magnitude as to be materially adverse to the Condition of Seller and the Seller Subsidiaries, taken as a whole, and is not capable of being expeditiously or effectively resolved or remedied in a manner acceptable to Mercantile or Merger Sub; or

                  (e) by the Executive Committee of the Board of Directors of Mercantile or the Board of Directors of Merger Sub, on the one hand, or by the Board of Directors of Seller, on the other hand, in the event of a breach by the other party to this Agreement of any representation, warranty or agreement contained herein, which breach is of such a magnitude as to be materially adverse to the Condition of the breaching party and its subsidiaries, taken as a whole, and is not cured within 60 days after written notice thereof is given to the breaching party by the non-breaching party or is not waived by the non-breaching party during such period.

          7.02.   Effect of Termination.  In the event of
                  ---------------------
termination of this Agreement as provided in Section 7.01 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of Buyers or Seller or their respective officers or directors except as set forth in the second sentence of
Section 5.01(a) and in Sections 5.06 and 8.02, and except that no termination of this Agreement pursuant to Section 7.01(e) shall relieve the breaching party of any liability to the non-breaching party hereto arising from the intentional, deliberate and willful non-performance of any covenant contained herein, after giving notice to such breaching party and an opportunity to cure as set forth in Section 7.01(e).

          7.03.   Amendment.  This Agreement and the Schedules
                  ---------
hereto may be amended by the parties hereto, by action taken by or on behalf of the Executive Committee of the Board of Directors of Mercantile and the respective Boards of Directors of Merger Sub or Seller, at any time before or after approval of this Agreement by the stockholders of Seller; provided, however, that (a) after any
                            --------  -------
such approval by the stockholders of Seller no such modification shall (i) alter or change the amount or kind of Merger
Consideration to be received by holders of Seller Common Stock as provided in this Agreement or (ii) adversely affect the tax treatment to Seller stockholders as a result of the Merger Consideration and (b) before the submission of this Agreement for approval by the stockholders of Seller, Buyers may make such amendments as are permitted by Section 1.12 and Seller's Board of Directors shall approve those amendments specified in this clause
(b). This Agreement may not be amended except by an instrument in writing signed on behalf of each of Buyers and Seller.

          7.04.   Waiver.  Any term, condition or provision of this
                  ------
Agreement may be waived in writing at any time by the party which is, or whose stockholders are, entitled to the benefits thereof.


                          ARTICLE VIII
                          ------------

                       GENERAL PROVISIONS

          8.01.   Non-Survival of Representations, Warranties and
                  -----------------------------------------------
Agreements.  No investigation by the parties hereto made heretofore
- ----------
or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth below in this Section 8.01, all representations, warranties and agreements in this Agreement of Buyers and Seller or in any instrument delivered by Buyers or Seller pursuant to or in connection with this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms. In the event of consummation of the Merger, the agreements contained in or referred to in Sections 5.02(b), 5.07, 5.08, 5.09 and 5.12 shall survive the Effective Time. In the event of termination of this Agreement in accordance with its terms, the agreements contained in or referred to in the second sentence of
Section 5.01, Section 5.06, Section 7.02 and Section 8.02 shall survive such termination.

          8.02.  Indemnification.  Buyers and Seller (hereinafter,
                 ---------------
in such capacity being referred to as the "Indemnifying Party") agree to indemnify and hold harmless each other and their officers, directors and controlling persons (each such other party being hereinafter referred to, individually and/or collectively, as the "Indemnified Party") against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Party may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof): (a) arise out of any information furnished to the Indemnified Party by the Indemnifying Party or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Proxy Statement, or in any amendment thereof or supplement thereto, and provided for inclusion thereof by the Indemnifying Party or (b) arise out of or are based upon the omission or alleged omission by the Indemnifying Party to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

          8.03.   No Assignment; Successors and Assigns.  This
                  -------------------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any right or obligation set forth in any provision hereof may be transferred or assigned by any party hereto without the prior written consent of the other party, and any purported transfer or assignment in violation of this Section 8.03 shall be void and of no effect. There shall not be any third party beneficiaries of any provisions hereof except for Sections 1.08, 5.08, 5.09 and 8.02, which may be enforced against Buyers or Seller by the parties therein identified.

          8.04.   No Implied Waiver.  No failure or delay on the
                  -----------------
part of either party hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          8.05.   Headings.  Article, section, subsection and
                  --------
paragraph titles, captions and headings herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent or meaning of any provision hereof.

          8.06.   Entire Agreement.  This Agreement and the
                  ----------------
Exhibits, Appendices and Schedules hereto constitute the entire agreement between the parties with respect to the subject matter hereof, supersede all prior negotiations, representations, warranties, commitments, offers, letters of interest or intent, proposal letters, contracts, writings or other agreements or understandings with respect thereto. No waiver, and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by all parties thereto.

          The parties acknowledge that the Schedules referenced in
Article II are not included with this Agreement as of the date of this Agreement. Seller shall provide such Schedules to Buyers by not later than ten business days after the date of this Agreement for review and consideration. The obligations on the part of Buyers under this Agreement are expressly conditioned upon, and subject to, acceptance by Buyers not later than the end of the fifth business day after the date of the actual delivery of the Schedules to Buyers of the form and substance of the Schedules, in each case in the reasonable discretion of Buyers.

          8.07.   Counterparts.  This Agreement may be executed in
                  ------------
one or more counterparts, and any party to this Agreement may executed and deliver this Agreement by executing and delivering any of such counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          8.08.   Notices. All notices and other communications
                  -------
hereunder shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally or (ii) upon confirmation of receipt, if by facsimile transmission or (iii) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (i)     if to Buyers:

                  Mercantile Bancorporation Inc.
                  Mercantile Tower
                  P.O. Box 524
                  St. Louis, Missouri 63166-0524
                  Attention:   Ralph W. Babb, Jr.
                               Vice Chairman
                  Telecopy:  (314) 425-8108


          Copies to:

                  Jon W. Bilstrom, Esq.
                  General Counsel
                  Mercantile Bancorporation Inc.
                  Mercantile Tower
                  P.O. Box 524
                  St. Louis, Missouri 63166-0524
                  Telecopy:  (314) 425-1386

          and

                  Thompson & Mitchell
                  One Mercantile Center
                  St. Louis, Missouri  63101
                  Attention:  Robert M. LaRose, Esq.
                  Telecopy:  (314) 342-1717

          (ii)    if to Seller:

                  UNSL Financial Corp.
                  201 North Jefferson
                  Lebanon, Missouri 65536
                  Attention:  J.C. Benage
                  Chairman of the Board and President
                  Telecopy:  (417) 588-1896

          Copies to:

                  Suelthaus & Kaplan, P.C.
                  7733 Forsyth Boulevard
                  St. Louis, Missouri  63105
                  Attention:  Thomas M. Walsh, Esq.
                  Telecopy:  (314) 727-7166


          8.09.   Severability.  Any term, provision, covenant or
                  ------------
restriction contained in this Agreement held by a court or a Regulatory Authority of competent jurisdiction to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby.
Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

          8.10.   Governing Law. This Agreement shall be governed
                  -------------
by and controlled as to validity, enforcement, interpretation, effect and in all other respects by the internal laws of the State of Missouri applicable to contracts made in such state, except as otherwise specifically provided herein or as required by the DGCL.

          IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be signed and, by such signature, acknowledged by their respective officers thereunto duly authorized, and such signatures to be attested to by their respective officers thereunto duly authorized, all as of the date first

                                   "BUYERS"

                                   MERCANTILE BANCORPORATION INC.


                                   By:  /s/ Ralph W. Babb, Jr.
                                       ------------------------------
                                       Ralph W. Babb, Jr.
                                       Vice Chairman


                                   AMERIBANC, INC.



                                   By:  /s/ Ralph W. Babb, Jr.
                                       ------------------------------
                                       Ralph W. Babb, Jr.
                                       Chairman


                                   "SELLER"

                                   UNSL FINANCIAL CORP.


                                   By:  /s/ J.C. Benage
                                       ------------------------------
                                       J.C. Benage
                                       Chairman of the Board and
                                         President

                                                             ANNEX B
                                                             -------

        OPINION OF STIFEL, NICOLAUS & COMPANY, INCORPORATED REGARDING THE
                  FAIRNESS OF THE FINANCIAL TERMS OF THE MERGER

                   [STIFEL, NICOLAUS & COMPANY, INCORPORATED]

July 12, 1994

Board of Directors
UNSL Financial Corp.
201 N. Jefferson
Lebanon, Missouri 65536

Members of the Board:

We understand that UNSL Financial Corp. ("UNSL") is contemplating entering into an Agreement and Plan of Reorganization (the "Agreement") by and among Ameribanc, Inc., a wholly owned subsidiary of Mercantile Bancorporation Inc., and Mercantile Bancorporation Inc. ("MBI") to be executed not later than July 12, 1994. As is set forth in the Agreement each outstanding share of common stock of UNSL will be exchanged for 1.0604 common shares of MBI ("Merger Consideration").
In connection therewith, you have requested our opinion as to the fairness of the Merger Consideration, from a financial point of view, to the shareholders of UNSL.

Stifel, Nicolaus & Company, Incorporated is an investment banking and securities firm with membership on all principal U.S. securities exchanges. As part of our investment banking services, we are regularly engaged in the independent valuation of securities in connection with negotiated underwritings, private placements, merger and acquisition transactions and recapitalizations.

During the course of our engagement, we reviewed and analyzed material bearing upon the financial and operating condition of UNSL and MBI and material prepared in connection with the proposed transaction, including among other things, the following: the Agreement; certain publicly available information concerning UNSL and MBI, including financial statements and Consolidated Reports of Condition and Income for each of the five years ended December 31, 1993, and for the quarter ended March 31, 1994, for such institutions; the nature and terms of recent sale and merger transactions involving banks, thrifts and holding companies for such institutions that we consider relevant; historical and current market data for UNSL and MBI common stock, and financial and other information provided to us by management of UNSL and MBI. In addition, we have conducted meetings with members of the senior management of UNSL and MBI. We evaluated the pro forma ownership of MBI common stock by UNSL stockholders, relative to the pro forma contribution of UNSL's assets, liabilities, equity and earnings to the pro forma combined entity. We also took into account our experience in other transactions, as well as our knowledge of the banking and thrift industry and our general experience in securities valuations.

In rendering this opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations provided to us by UNSL and MBI. With respect to the financial forecasts of UNSL provided to us by UNSL's management, we assumed for purposes of our opinion that they were reasonably prepared on bases reflecting the best available estimates and judgments of UNSL's management at the time of preparation as to the future financial performance of UNSL and that they provided a reasonable basis upon which we could form our opinion. We also assumed that there were no material changes in UNSL's or MBI's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to us. We relied on advice of counsel to UNSL as to all legal matters with respect to UNSL, the Merger and the Merger Agreement. In addition, we did not make or obtain an independent evaluation, appraisal or physical inspection of the assets, individual properties or liabilities of UNSL or MBI, nor were we furnished with any such appraisal. Further, our opinion is based on economic, monetary, market and other conditions existing as of the date hereof. No opinion is expressed as to the prices at which UNSL Common Stock or MBI Common Stock might trade in the future.

Based on the foregoing and our experience as investment bankers, we are of the opinion that, as of the date hereof, the Merger
Consideration to be received by the stockholders of UNSL, as described in the Agreement, is fair to the stockholders of UNSL from a financial point of view.

Sincerely,

STIFEL, NICOLAUS & COMPANY, INCORPORATED

PROXY                         UNSL FINANCIAL CORP.
                               201 N. JEFFERSON
                            LEBANON, MISSOURI 65536

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ---------------, 1994

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned stockholder(s) of UNSL FINANCIAL CORP. ("UNSL"), does hereby nominate, constitute and appoint J.C. Benage and ---------------------- (or such other person as is designated by the Board of Directors of UNSL), or each of them (with full power to act alone), true and lawful attorney(s), with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote all of the shares of Common Stock, $1.00 par value, of UNSL standing in the name of the undersigned on its books on ---------------, 1994 at the Special Meeting of Stockholders to be held at the Lebanon Country Club, Highway 64, Lebanon, Missouri, on ----------, 1994, at -----------, Central Time, and at any adjournments thereof, with all the powers the undersigned would possess if personally present, as follows:

        1. To consider and vote upon the adoption and approval of the Agreement and Plan of Reorganization dated as of July 12, 1994 (the "Merger Agreement"), pursuant to which UNSL will merge with and into a wholly owned subsidiary of Mercantile
Bancorporation Inc. ("MBI") whereby, upon consummation of the merger, all shares of UNSL Common Stock will be converted into an aggregate of 1,731,142 shares of MBI Common Stock, as set forth in detail in the Merger Agreement.

        / / FOR            / / AGAINST               / / ABSTAIN

        2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.
                                                    (Continued on Reverse Side)





        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).  IF NO
DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED "FOR" THE
PROPOSAL LISTED ABOVE.

Dated:  ---------, 1994

                                -----------------------------------------------
                                             Signature of Stockholder



                                -----------------------------------------------
                                             Signature of Stockholder

                                When signing as an attorney, executor,
                                administrator, trustee or guardian, please give full title. If more than one person holds the power to vote the same shares, all must sign. All joint owners must sign.


     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
                              ENCLOSED ENVELOPE.

                                   PART II

                 INFORMATION NOT REQUIRED IN THE PROSPECTUS
                 ------------------------------------------

Item 20.  Indemnification of Officers and Directors
- ---------------------------------------------------

        Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses.
Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct or which involved an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934.

        Article 12 of the Restated Articles of Incorporation of the Registrant provides that the Registrant shall extend to its directors and executive officers the indemnification specified in subsections (1) and (2) and the additional indemnification authorized in subsection (7) and that it may extend to other officers, employees and agents such indemnification and additional indemnification.

        Pursuant to directors' and officers' liability insurance policies, with total annual limits of $30,000,000, the Registrant's directors and officers are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of the Registrant, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of the Registrant.

Item 21.  Exhibits and Financial Statement Schedules
- ----------------------------------------------------

        A.      Exhibits.  See Exhibit Index.
                ---------

        B.      Financial Statement Schedules.  Not Applicable.
                ------------------------------

Item 22.  Undertakings
- ----------------------

        (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration
Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        (4) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (Section 230.415 of this chapter), will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

        (6) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

        (7)     The undersigned Registrant hereby undertakes:

                (a) To file during any period in which offers and sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                (b) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on September 8, 1994.

                              MERCANTILE BANCORPORATION INC.


                              By/s/Thomas H. Jacobsen
                                ----------------------------------------------
                                Thomas H. Jacobsen
                                Chairman of the Board, President and
                                Chief Executive Officer

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Signature                                     Title                                  Date
           ---------                                     -----                                  ----

  /s/Thomas H. Jacobsen
- -----------------------------------             Chairman of the Board,                      September 8, 1994
Thomas H. Jacobsen                              President, Chief Executive
Principal Executive Officer                     Officer and Director


  /s/W. Randolph Adams
- -----------------------------------             Executive Vice President and                September 8, 1994
W. Randolph Adams                               Chief Financial Officer
Principal Financial Officer


  /s/Michael T. Normile
- -----------------------------------             Senior Vice President and                   September 8, 1994
Michael T. Normile                              Treasurer
Principal Accounting Officer


               *
- -----------------------------------             Director                                    September 8, 1994
Richard P. Conerly


               *
- -----------------------------------             Director                                    September 8, 1994
Harry M. Cornell, Jr.


               *
- -----------------------------------             Director                                    September 8, 1994
Earl K. Dille


               *
- -----------------------------------             Director                                    September 8, 1994
J. Cliff Eason


- -----------------------------------             Director                                    ----------------, 1994

                                    II-4

           Signature                                     Title                                  Date
           ---------                                     -----                                  ----

Bernard A. Edison

               *
- -----------------------------------             Director                                    September 8, 1994
William A. Hall


               *
- -----------------------------------             Director                                    September 8, 1994
Thomas A. Hays


               *
- -----------------------------------             Director                                    September 8, 1994
William G. Heckman


               *
- -----------------------------------             Director                                    September 8, 1994
James B. Malloy



- -----------------------------------             Director                                    September 8, 1994
Charles H. Price II


               *
- -----------------------------------             Director                                    September 8, 1994
Harvey Saligman


               *
- -----------------------------------             Director                                    September 8, 1994
Craig D. Schnuck


               *
- -----------------------------------             Director                                    September 8, 1994
Robert W. Staley


               *
- -----------------------------------             Director                                    September 8, 1994
Robert L. Stark


               *
- -----------------------------------             Director                                    September 8, 1994
Patrick T. Stokes


               *
- -----------------------------------             Director                                    September 8, 1994
Francis A. Stroble


               *
- -----------------------------------             Director                                    September 8, 1994
Joseph G. Werner


               *
- -----------------------------------             Director                                    September 8, 1994
John A. Wright


                                    II-5

                                                *By   /s/Thomas H. Jacobsen
                                                      ---------------------------------------------
                                                      Thomas H. Jacobsen, Attorney-in-fact

Thomas H. Jacobsen, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons, filed herewith as Exhibit 24.1.

                                                  EXHIBIT INDEX
Exhibit
Number                         Description                                           Page
- ------                         -----------                                           ----

 2.1 Agreement and Plan of Reorganization, dated July 12, 1994, by and among MBI, ABNK and UNSL (filed as Annex A to the Proxy Statement/
          Prospectus included in this Registration Statement and incorporated herein by reference).

 2.2 Stock Option Agreement, dated July 12, 1994, by and between MBI and UNSL.

 2.3 Form of Stockholder Agreement, dated July 12, 1994, by and between MBI and each of the directors of UNSL.

 3.1 MBI's Restated Articles of Incorporation, as amended and currently in effect (filed as Exhibit 3(i) to MBI's Quarterly
          Report on Form 10-Q for the quarter ended June 30, 1994 and incorporated herein by reference).

 3.2 MBI's By-Laws, as amended and currently in effect (filed as Exhibit 3(ii) to MBI's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993 and incorporated herein by reference).

 4.1 Form of Indenture Regarding Subordinated Securities between MBI and The First National Bank of Chicago, Trustee (filed as Exhibit
          4-1 to MBI's Report on Form 8-K dated September 24, 1992 and incorporated herein by reference).

 4.2      Rights Agreement dated as of May 23, 1988 between MBI and
          Mercantile Bank, as Rights Agent (including as exhibits thereto the form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock and the form of
          Right Certificate) (filed on May 24, 1988 as Exhibits 1 and 2 to
          MBI's Registration Statement on Form 8-A, and incorporated herein by reference).

 4.3      Form of Indenture between Ameribanc, Inc. and First Trust
          Company, Inc., Trustee (filed as Exhibit 4.4 to MBI's
          Registration No. 33-63196 and incorporated herein by reference).

 4.4      First Supplemental Indenture by and among Mercantile
          Bancorporation Inc., Mercantile Acquisition Corporation I and
          First Trust National Association (filed as Exhibit 4.5 to MBI's
          Registration No. 33-63196 and incorporated herein by reference).

 5.1 Opinion of Thompson & Mitchell as to the legality of the securities being registered.

 8.1 Opinion of Thompson & Mitchell regarding certain tax matters in the Merger.

10.1      The Mercantile Bancorporation Inc. 1994 Stock Incentive Plan
          (filed on April 28, 1994 as Appendix B to the Definitive Proxy
          Materials of Registrant and incorporated herein by reference).

                                    II-7

Exhibit
Number                         Description                                           Page
- ------                         -----------                                           ----

10.2      The Mercantile Bancorporation Inc. 1994 Executive Incentive
          Compensation plan (filed on April 28, 1994 as Appendix C to the
          Definitive Proxy Materials of Registrant and incorporated herein by reference).

10.3      The Mercantile Bancorporation Inc. 1994 Voluntary Deferred
          Compensation Plan (filed on April 28, 1994 as Appendix D to the
          Definitive Proxy Materials of Registrant and incorporated herein by reference).

10.4      The Mercantile Bancorporation Inc. 1994 Stock Incentive Plan for
          Non-Employee Directors (filed on April 28, 1994 as Appendix E to the Definitive Proxy Materials of Registrant and incorporated herein by reference).

23.1 Consent of KPMG Peat Marwick LLP with regard to use of its report on MBI's financial statements.

23.2 Consent of Baird, Kurtz & Dobson with regard to the use of its report on UNSL's financial statements.

23.3      Consent of Thompson & Mitchell (included in Exhibit 5.1).

23.4      Consent of Stifel, Nicolaus & Company, Incorporated.

24.1      Power of Attorney.

                                    II-8